EXHIBIT (c)(1)

COMPLETE APPRAISAL OF
  REAL PROPERTY

Chandler Villas
101 South Yucca Street
Chandler, Maricopa County, Arizona 85224

IN A SELF-CONTAINED
 APPRAISAL REPORT

As of 10/23/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of California, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
601 S. Figueroa Street, 47th Floor
Los Angeles, CA 90017
C&W File ID: 03-41002-9342

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of California, Inc.
601 S. Figueroa Street, 47th Floor
Los Angeles, CA 90017
213-627-4044 Tel
213-627-4044 Fax
WWW.CWVAS.COM

October 28, 2003

Mr. Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Chandler Villas
101 South Yucca Street
Chandler, Maricopa County, Arizona 85224

C&W File ID: 03-41002-9342

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of Arizona as a supervisory care facility and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties III, L.P. (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
October 28, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of a existing 164-unit assisted living facility known as Chandler Villas. The facility is licensed for 164 beds. The facility contains 119,506± square feet of gross floor area and is situated on an 8.26 acres site. The facility was 99 percent occupied at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed supervisory care facility.

The property was inspected by and the Appraisal was prepared by Sally U. Haft, MAI. This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 23, 2003 is:

SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS
$6,750,000

The above value estimate is inclusive of $200,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
October 28, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

Sally U. Haft, MAI
Director
Senior Housing/Healthcare Industry Group
Arizona Certified General Appraiser
License No. 30995
sally_haft@cushwake.com
213-955-5130 Office Direct
213-477-2046 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Chandler Villas

Location:	101 South Yucca Street
Chandler, Maricopa County, Arizona 85224

The subject site is located on the south side of Yucca Street and is bordered by Commonwealth Avenue to the north and Butler Street to the south.

Property Description:	The property consists of a 17-building, one- and two- story supervisory care facility containing 164 units on an 8.26-acre parcel of land.

Assessor’s Parcel Number:	303-23-003H

Interest Appraised:	Fee Simple Estate

Date of Value:	October 23, 2003

Date of Inspection:	October 23, 2003

Ownership:	ARV Chandler Villas, L.P.

Occupancy:	Current physical occupancy is 99 percent

Current Property Taxes

Total Assessment:	$6,157,084

2003 Property Taxes:	$706,121

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as a supervisory care living facility.

Site & Improvements

Zoning:	PAD

Land Area:	8.26 acres or 359,631± square feet

Number of Units:	164

Number of Licensed Beds:	164

Number of Stories:	One- and two

Number of Buildings:	17

Year Built:	1986

Type of Construction:	Wood Frame

Gross Building Area:	119,506 square feet

Parking:	113 spaces (0.69 per unit)

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:

Indicated Value:	$9,000,000

Sales Comparison Approach:

Indicated Value:	$6,800,000

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$774,367

Capitalization Rate:	11.50%

Indicated Value:	$6,700,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-ls	$6,750,000
Fee Simple :

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of Arizona as a supervisory care facility and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

PHOTOGRAPHS OF SUBJECT PROPERTY

Front View of Common Building

Chandler Villas

PHOTOGRAPHS OF SUBJECT PROPERTY

Activities Room

Dining Room

PHOTOGRAPHS OF SUBJECT PROPERTY

Kitchen of Typical Unit

Putting Green

PHOTOGRAPHS OF SUBJECT PROPERTY

Interior Courtyard

Yucca Street

TABLE OF CONTENTS

INTRODUCTION	1
REGIONAL ANALYSIS	2
LOCAL AREA ANALYSIS	18
SENIOR LIVING INDUSTRY OVERVIEW	20
MANAGEMENT AND OPERATIONS OVERVIEW	26
COMPETITIVE MARKET ANALYSIS	29
SITE DESCRIPTION	47
IMPROVEMENTS DESCRIPTION	49
REAL PROPERTY TAXES AND ASSESSMENTS	53
ZONING	55
HIGHEST AND BEST USE	56
VALUATION PROCESS	58
LAND VALUATION	60
COST APPROACH	66
SALES COMPARISON APPROACH	70
INCOME CAPITALIZATION APPROACH	78
RECONCILIATION AND FINAL VALUE OPINION	98
ASSUMPTIONS AND LIMITING CONDITIONS	100
CERTIFICATION OF APPRAISAL	103
ADDENDA	104

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Chandler Villas

Location:	101 South Yucca Street
Chandler, Maricopa County, Arizona 85224

The subject site is located on the south side of Yucca Street and is bordered by Commonwealth Avenue to the north and Butler Street to the south.

Property Description:	The property consists of a 17-building, one- and two-story assisted living facility containing 164 units and licensed for 164 beds situated on an 8.26-acre site.

Assessor’s Parcel Number:	303-23-003H

Property Ownership and Recent History

Current Ownership:	ARV Chandler Villas, L.P. a wholly owned subsidiary of American Retirement Villas Properties III, L.P.

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties III, L.P. is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 23, 2003. The property was inspected on October 23, 2003 by Sally U. Haft, MAI.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Maricopa County assessor as Assessor’s Parcel Number 303-23-003H. A complete legal description is located in the Addenda to this report.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

REGIONAL MAP

VALUATION SERVICES	1	ADVISORY GROUP

REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Chandler within the central portion of Maricopa County, which is in the south central portion of Arizona. The subject is located approximately twenty miles southeast of downtown Phoenix, Arizona.

Regional Economic and Demographic Analysis

Regional Area Overview

The Phoenix-Mesa Metropolitan Statistical Area (MSA), located in south central Arizona, encompasses nearly 14,600 square miles and includes Maricopa and Pinal counties. With a population of nearly 3.5 million, the market is the twelfth largest metropolitan area in the nation. The city of Phoenix, located in Maricopa County, is the largest incorporated area within the Phoenix-Mesa MSA, encompassing nearly 477 square miles and having a population of over 1.3 million.

PHOENIX-MESA METROPOLITAN STATISTICAL AREA (MSA)

Source: Cushman & Wakefield Analytics

Largely due to its central location in the rapidly growing southwestern region of the United States, Phoenix has evolved into a commercial and manufacturing center. During the past three decades, the area’s low business costs and proximity to major southern California markets such as Los Angeles and San Diego made it an appealing location for back-office operations. More recently, however, the market’s appeal has broadened, and it now ranks near the top among major markets nationally in corporate expansions and relocations.

VALUATION SERVICES	2	ADVISORY GROUP

REGIONAL ANALYSIS

Demographic Profile

Historically, Phoenix has been known as a retirement haven. Over the years, however, the area has become increasingly popular with young families and upwardly mobile professionals. The market is now much younger than one might expect, with a median age of only 33.5 years compared to the nation’s Top 100 largest metropolitan areas (Top 100) and national medians of 35.1 and 35.6 years, respectively. Although the Phoenix market lags the Top 100 in educational attainment and affluence, it tops the U.S. average. Twenty-two percent of Phoenix’s population has a Bachelor degree or better, and 15.7 percent of its households have annual incomes of greater than $100,000.

DEMOGRAPHIC CHARACTERISTICS
Phoenix-Mesa MSA vs. Top 100 Metro Areas and U.S.
2002 Estimates

		Top 100
	Phoenix-Mesa	Metro
Characteristic	MSA	Areas*	U.S.

Median Age (years)	33.5	35.1	35.6
Average Annual Household Income	$67,400	$72,700	$64,300
Median Annual Household Income	$49,800	$54,700	$47,500
Households by Annual Income Level:
<$25,000	21.8%	21.0%	25.3%
$25,000 to $49,999	28.4%	25.1%	27.3%
$50,000 to $74,999	21.6%	20.8%	20.2%
$75,000 to $99,999	12.5%	13.4%	11.8%
$100,000 plus	15.7%	19.7%	15.5%
Education Breakdown:
< High School	18.9%	21.8%	24.1%
High School Graduate	25.6%	27.8%	29.8%
College < Bachelor Degree	33.4%	26.5%	25.4%
Bachelor Degree	14.9%	15.5%	13.5%
Advanced Degree	7.1%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Population

The Phoenix-Mesa MSA, with a current population of just over 3.5 million, has been one of the fastest growing metropolitan areas in the nation over the past 30 years. During the last ten years between 1992 and 2002, the two-county area grew at an average annual rate of 3.9 percent, roughly triple the Top 100 rate of 1.3 percent. Notably, Phoenix’s annual population growth peaked in the mid 1990s at roughly four times the national growth rate. Since that time, however, its growth rate has steadily trended downward. Looking forward through 2007, although its pace is expected to slow, Phoenix’s population is projected to grow at an average

VALUATION SERVICES	3	ADVISORY GROUP

REGIONAL ANALYSIS

annual rate of 2.9 percent – again nearly three times faster than the forecasted Top 100 average.

POPULATION GROWTH BY YEAR
Phoenix MSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

Between 1992 and 2002, the larger, more-established Maricopa County, which accounts for 94 percent of the area’s population, experienced a slower pace of average annual population growth than the smaller Pinal County, at 3.8 and 4.5 percent, respectively. Going forward, this trend is expected to continue, as Maricopa County is forecast grow at 2.8 percent and Pinal County at 3.5 percent annually through 2007.

ANNUALIZED POPULATION GROWTH BY COUNTY
Phoenix-Mesa MSA
1990 – 2007

			2007	Annual Growth	Annual Growth
Population	1992	2002	Forecast	92-02	02-07

U.S.	256,943.8	288,659.5	301,310.2	1.2%	0.9%
Top 100	160,017.2	181,966.8	191,688.3	1.3%	1.0%
Phoenix-Mesa MSA	2,398.8	2,491.8	2,613.5	3.9%	2.9%
Maricopa County	2,272.6	2,359.9	2,475.2	3.8%	2.8%
Pinal County	126.2	131.9	138.3	4.5%	3.5%

Source: Economy.com, Cushman & Wakefield Analytics

Phoenix’s residential population is centered within the metro area and is concentrated within the City of Phoenix, Paradise Valley and Scottsdale in the north and within the cities of Tempe, Mesa and Chandler in the southeast. The direction of recent population growth has generally been northwest toward Peoria and southeast to Chandler.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL ANALYSIS

POPULATION PER SQUARE MILE BY ZIP CODE
Phoenix-Mesa MSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

Like its population growth, Phoenix’s household formation rate has been incredibly strong over the years and has consistently outpaced national averages. Between 1992 and 2002, household growth in the Phoenix-Mesa MSA averaged 3.7 percent annually; again nearly triple the Top 100 rate of 1.3 percent. Going forward, the metro area’s growth in the number of households is expected to easily outpace the Top 100 average. Through 2007, growth in household formations the Phoenix-Mesa MSA is forecast to average 3.1 percent annually.

VALUATION SERVICES	5	ADVISORY GROUP

REGIONAL ANALYSIS

HOUSEHOLD GROWTH BY YEAR
Phoenix MSA vs. Top 100
1990-2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

The Phoenix area lags the Top 100 averages in income and affluence, yet tops the U.S. overall. The MSA’s median household income of $49,800 is roughly 9.1 percent below the Top 100 median of $54,700, yet 4.8 percent above the U.S. median of $47,500. Between 1992 and 2002, the MSA’s median household income grew at an impressive average annual rate of 5.1 percent, far exceeding that of both the Top 100 and U.S. Looking forward through 2007, this income growth trend is expected to end, as the Phoenix area’s anticipated average annual growth in median household income of 2.6 percent is expected to fall more in line with that projected for the Top 100.

Phoenix’s more affluent areas are located predominantly within the metro area’s north and northeast regions. Households with annual incomes of $100,000 or greater are concentrated in the cities of Scottsdale and Paradise Valley and part of Chandler. Maricopa County’s median household income is 20 percent higher than that of Pinal County.

VALUATION SERVICES	6	ADVISORY GROUP

REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Phoenix-Mesa MSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

The Phoenix economy expanded rapidly over the past several decades and, in the process, became much more diverse in terms of industry sectors. In recent years, Phoenix leveraged its popularity and appeal as a location for back-office operations, gained primarily for its comparatively low business costs and proximity to major west coast markets, to become a regional hub for transportation, distribution, and manufacturing (including high-tech). Phoenix has become the financial and commercial center of the desert southwest.

Following the economic recession of the early 2000s, Phoenix’s current economy is staging a mild recovery with strength in the retail trade and population-based industries driving the local economy. Especially encouraging is a firming in Professional and Business Services payrolls, which often serves as a leading indicator of business activity. While Professional and Business Services employment dropped by 2.4 percent in 2002, it is forecast to increase by 1.7 percent during 2003 and then jump by 5.5 percent in 2004. Education and Health Services was Phoenix’s largest growth area in 2002, as it increased by 6.3 percent.

VALUATION SERVICES	7	ADVISORY GROUP

REGIONAL ANALYSIS

Personal bankruptcy filings per household have hit an all-time high in Phoenix, and home foreclosures are also rising at an alarming pace. However, bankruptcy filings will peak over the next few quarters as job growth picks up.

While Tourism suffered dramatically in 2002, it recovered nicely during the first half of 2003, and Phoenix has moved from one of the worst performing tourist destinations to one of the best. In 2002, hotel occupancy and revenue per available room in Phoenix declined by more than the national average. Coincidentally, airport passenger traffic was down over three percent through September 2002 at Sky Harbor airport. Yet, the Tourism industry has made a recovery and employment in Phoenix’s leisure and hospitality industry is expected to increase by 2.2 percent in 2003.

Although the Phoenix economy took a clear hit in the aftermath of the high-tech downturn, the impact on Phoenix of the tech contraction has been milder than in markets such as San Jose. Compared to metro areas that also focus on chip production, Phoenix’s manufacturing contraction has been longer but shallower on average. While other major tech centers saw a rapid decline in the months immediately following the manufacturing peak, Phoenix’s decline has been more gradual and drawn out. This could be ascribed to Phoenix’s smaller chip manufacturing base and the dominance of Intel in the market, which has been more reluctant to enact layoffs than others.

While Construction is slowing in many areas, it has been an area of continued growth for Phoenix. From 1992 to 2002, Phoenix’s Construction industry grew at an average annual rate of 8.5 percent. Through 2007, it is expected to increase by 3.6 percent annually. Part of the rise in construction employment is due to the commercial construction industry and robust construction spending in the healthcare industry. Phoenix area hospitals are currently undergoing nearly $1 billion worth of new construction and expansion initiatives, as local and national hospital chains come to realize the potential in Phoenix’s explosive demographic growth over the past decade. Across the metro area, various hospital groups have announced programs that will bolster construction spending for the next few years. In addition, Arizona State University has received approval for a new $80 million business school complex in Phoenix. The Salt River Indian community is also considering new office and retail developments across the river from Scottsdale, which will also benefit the metro area’s construction industry.

Over the years, Phoenix’s Gross Metro Product (GMP) growth has consistently, by a large margin, outpaced that of the Top 100’s GMP growth. Between 1992 and 2002, the metro area’s GMP averaged a staggering 7.9 percent annual growth, compared to the Top 100’s 3.8 percent rate. Phoenix’s GMP remained well above that of the Top 100 throughout the recession in the early 2000s. Through 2007, Phoenix’s GMP is forecast to grow at an average annual rate of 4.4 percent, again easily outpacing the 3.0 percent annual growth forecast for the Top 100.

VALUATION SERVICES	8	ADVISORY GROUP

REGIONAL ANALYSIS

REAL GROSS PRODUCT GROWTH BY YEAR
Phoenix MSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Phoenix’s employment base is relatively diverse, and the metro area’s employment composition is highly reflective of the Top 100. While more heavily weighted in the Construction and Professional and Business Services sectors, Phoenix is somewhat under weighted in Manufacturing and Education and Health Services sectors than the Top 100.

EMPLOYMENT BY SECTOR
Phoenix MSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

REGIONAL ANALYSIS

Notably, Final County accounts for a small fraction of the metro area’s total employment, with Maricopa County comprising nearly all (i.e., 98 percent) of the metro area’s employment. From 1992 to 2002, Final County’s average annual employment growth rate was 1.3 percent while Maricopa County’s was 4.6 percent. Through 2007, Final County’s employment growth is expected to grow to an average annual rate of 2.2 percent while Maricopa County’s is forecast to fall to 3.1 percent.

TOTAL EMPLOYMENT BY COUNTY
Phoenix MSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

Throughout recent decades, the Phoenix-Mesa MSA has consistently ranked among the nation’s top metro areas in total employment growth. Between 1992 and 2002, Phoenix experienced a phenomenal 4.5 percent annualized growth, far more than double the 1.9 percent annualized growth rate of the Top 100. In 2002, the metro area’s employment base actually declined marginally by 0.4 percent.

Given current economic conditions, Phoenix’s short-term employment outlook between 2002 and 2007 is, compared to its last ten years, relatively tempered. Total employment growth in the Phoenix MSA is forecast to slow, yet still post an annualized rate of 3.1 percent, far outpacing the 1.6 percent annual pace forecasted for the Top 100.

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REGIONAL ANALYSIS

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Phoenix MSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Due to its strong employment growth over the past ten years, Phoenix has also outperformed the Top 100 average with regards to unemployment. However, during 2001 and 2002, the metro area’s unemployment rate rose and is expected to remain on par with that of the Top 100 through 2007.

Phoenix’s strong employment growth over the years has fueled a steady influx of skilled labor, which has benefited metro area businesses and made Phoenix a top candidate for companies looking to expand or relocate. Phoenix is headquarters to three of the 2002 Fortune 500 companies: Avnet Inc, Phelps Dodge Corporation and Allied Waste Industries. Phoenix’s largest employers are a diverse group of multi-national and regional corporations spanning a multitude of industries including defense, technology, healthcare, banking, and finance.

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REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Phoenix-Mesa MSA
2002

Number of MSA
Employer	Employees

Banner Health Systems (Good Samaritan)	14,900
Honeywell Inc.	14,100
Intel Corporation	10,000
Motorola, Inc.	9.800
Arizona State University	8,900
Luke Air Force Base	8,000
Qwest Communications International, Inc.	7,200
American Express Company	7,200
Bank One Corporation	6,800
The Boeing Company	4,300
Discover Financial Services	4,100
Microage, Inc.	3,800
Mayo Clinic	3,500
Scottsdale Healthcare	3,300
AT&T Corporation	2,500
St. Joseph’s Hospital	2,200
Banknorth Group, Inc.	2,000
Chase Bankcard Services	2,000
Sheraton	1,800
Sun Healthcare Group	1,600

Source: The Arizona Republic, December 2002

Not surprisingly, like its total employment trends, Phoenix’s office-using employment growth consistently outpaced national averages over the past decade by wide margins. With the recent economic downturn, however, the Phoenix-Mesa MSA posted a decline of 0.8 percent in office-using employment for 2002. Between 2002 and 2007, Phoenix is expected to post an annualized office-using employment growth rate of 4.4 percent, more than twice the 2.1 percent annual pace forecasted for the Top 100. High concentrations of office-using employment are dispersed through the central region of the Phoenix MSA.

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REGIONAL ANALYSIS

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Phoenix MSA vs. Top 100
1990 – 2007

Source: Economy.com., Cushman & Wakefield Analytics

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Phoenix-Mesa MSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

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REGIONAL ANALYSIS

Transportation Network

Phoenix’s transportation network has certainly played a key role in the area’s growth over the past thirty years, given what otherwise could have remained an isolated location. The Phoenix area offers a strong network of passenger and air cargo service, good rail access, and an expanding highway system, which often struggles to keep pace with the metro area’s rapid growth.

Phoenix’s Sky Harbor International Airport as of 2001 was the sixth busiest airport in the U.S. and is an integral part of the area’s economy. While the long-term health and viability of Phoenix-based America West Airlines is a concern, the Phoenix market is likely to emerge relatively unscathed should the company ultimately file for bankruptcy.

The public transportation needs of Phoenix area residents are served by the City of Phoenix, the Regional Public Transportation Authority (RPTA), and Valley Metro. The area’s comprehensive public transportation network encompasses bus and shuttle service, as well as the planned Central Phoenix/East Valley Light Rail Transit Project, scheduled to open in late 2006.

Quality of Life/Amenities

Major Attractions and Amenities

The Phoenix area abounds with unique natural features and provides a plethora of recreational amenities. Within a few hours drive from the metro area is the Grand Canyon, one of the world’s truly most spectacular sites, that each year attracts millions of visitors from around the globe. Phoenix has an enviable quality of life, as its residents enjoy a high standard of living at a fraction of the cost of most other large metropolitan areas. Its desert location provides exceptional weather for year-round outdoor activities such as golf, tennis, hiking, rock climbing, and mountain biking. In addition, snow skiing options abound around Flagstaff, less than a three-hour drive from downtown Phoenix.

The Phoenix area also offers a wealth of cultural amenities such as the Arizona Theatre Company, the Phoenix Symphony, the Arizona Opera, and more than twenty museums including the Phoenix Art Museum, the Arizona Science Center, and the internationally renowned Heard Museum of Anthropology and Primitive Arts.

A full complement of major league sports franchises can be found in the Phoenix area including the Cardinals of the National Football League, the Suns of the National Basketball Association, the Diamondbacks of Major League Baseball, and the Coyotes of the National Hockey League. Phoenix’s collegiate sports offerings include the Arizona State University (ASU) Sun Devils and the Fiesta Bowl, played annually in ASU’s Sun Devil Stadium.

Known as a golfer’s paradise, the Phoenix area offers nearly 200 golf courses accommodating all skill levels.

Education

The Phoenix area’s 42 area colleges and universities educate a student population in excess of 204,000. Nationally recognized programs in business administration, international business, and engineering can be found throughout Phoenix at universities such as Arizona State University, University of Phoenix, and the American Graduate School of International Management (Thunderbird).

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REGIONAL ANALYSIS

MAJOR COLLEGES/UNIVERSITIES
Phoenix-Mesa MSA
2001

Full/Part Time
College/University	Enrollment

Arizona State University	45,700
Mesa Community College	21,100
University of Phoenix	18,000
Glendale Community College	17,900
Phoenix College	13,400
Scottsdale Community College	10,400

Source: Cushman & Wakefield Analytics

Medical Facilities

The Phoenix area has a comprehensive healthcare network, including 39 accredited hospitals, two of which are highly regarded nationally. Good Samaritan Regional Medical Center and St. Joseph’s Hospital & Medical Center both made the 14th annual report by U.S. News in 2003, which lists the best hospitals in the nation. Only 203 hospitals made the final rankings with regards to hospital care in 17 specialties. In addition, Mayo Clinic Scottsdale, a specialty outpatient clinic, is part of Mayo’s integrated, multi-campus system that includes the 178-bed Mayo Clinic Hospital located in northeast Phoenix, four primary care centers located throughout the Valley, and the Mayo Center for Women’s Health.

Regional Summary

The Phoenix region, which has experienced tremendous growth over the past twenty years in both population and employment, continues to improve its economic diversity and move beyond its reputation as simply a “back-office” market.

Given current U.S. economic conditions, Phoenix’s phenomenal economic growth of the past has slowed considerably, due in large part to dramatic declines in high-tech manufacturing. Although high-tech manufacturing companies like Motorola and Intel are seeing stabilization in revenues, particularly internationally, this has not translated into any real gains. Yet, Phoenix suffered less of a contraction than most other high-tech intensive areas, which bodes well for the future of the sector. The Construction sector, however, continues to buoy the local economy and is expected to remain an economic driver well into the future, supporting Phoenix’s strong demographic trends.

As the national economy moves through its recovery phase, most of Phoenix’s employment sectors, with the exception of Manufacturing, are expected to experience slow but steady growth through 2007. Professional and Business Services and Tourism sectors are expected to provide the greatest increase in employment over the forecast period.

Longer term, Phoenix will need to compete with more tech-heavy areas, in California and Texas in particular, to attract more of the higher-end research and development work from chip makers, which are expected to be the primary divisions that will remain in the U.S. while most production lines are moved offshore. However, Phoenix still does not have the reputation or intellectual capital base to compete with the likes of Austin or Silicon Valley.

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REGIONAL ANALYSIS

Growth in Phoenix is expected to pick up in concert with the national economy and a resurgence in demand for computer equipment. Healthy population growth and renewed defense spending will benefit the Phoenix economy in the medium term. Longer term, Phoenix will likely re-emerge as one of the top-performing metros in the nation. Its economy is well diversified with a strong base of high-tech manufacturers to support healthy income and job growth. Healthcare and other personal service providers will add to payrolls as Phoenix remains a popular retirement destination. Phoenix is expected to outperform the nation over the forecast horizon.

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LOCAL AREA MAP

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LOCAL AREA ANALYSIS

Location

The subject is located within the City of Chandler in Mariposa County, Arizona. Chandler is located approximately 20 miles southeast of downtown Phoenix, Arizona.

The Greater Phoenix area is known for its lack of an extensive freeway system. Access to and around Chandler is also hampered by its limited freeways. Chandler is accessed by Interstate 10 (Pima Freeway) which travels north/south and forms the western boundary of a portion of the city of Chandler. Arizona Highway 360, the Superstition Freeway through Temp/Mesa is located approximately two miles south of the City. Major east to west thoroughfares in and out of Chandler include Elliot, Warner, Chandler and Pecos. Major north and south thoroughfares include Cooper, McQueen, Arizona, Alma School, Dobson and Price.

Residents of Chandler must go to Phoenix for major rail and bus connections. Chandler Municipal Airport is located in southeastern Chandler, which provides only air charter freight and package delivery service. Sky Harbor International Airport is locate approximately 15 miles northwest of Chandler.

The boundaries defining the subject neighborhood is Chandler Boulevard to the north, Price Street to the west, Pescos Road to the south and Alma School Road to the east. The subject site is an irregularly shaped parcel located on the east side of Yucca Street. Yucca Street is a two-lane secondary north-south connector street that is two blocks long. Commonwealth Avenue and Butler Street represent the north and south boundaries of the site. Both of these roads are also two-lane secondary connector streets.

Secondary streets in the immediate area are neighborhood collector streets. All surface streets are in good condition and have sidewalks and attractive landscaping. There is local bus service available in the city. All of the streets are improved with sidewalks, curbs and gutters in the subject’s vicinity.

The immediate area surrounding the subject is characterized primarily by one and two story single and multi-family residential development. The subject improvements are compatible with the neighborhood. Senior housing and medical uses are secondary land uses in the vicinity. South of the subject site, is located Desert Cove Skilled Nursing Home followed by Chandler Regional Hospital. Numerous medically related buildings surround the hospital. To the north of the subject, along Commonwealth Avenue, medical office buildings are under construction. A Cigna Healthcare Clinic is located one block north of the subject on Pennington Street. Several vacant lots are located adjacent north of the subject site along Commonwealth Boulevard.

Commercial development is located along Chandler Boulevard, which is located one block north of the subject site. Chandler Boulevard is a major commercial east/west thoroughfare that travels through Chandler.

Special Hazards or Adverse Influences

There are no detrimental uses in the local area that would impact the subject’s use. The general area is located within an area inundated by 500-year flooding as identified on the FEMA maps. No unusual noise pollution was noted. No noxious odors were noted at or near the subject and none were reported.

Land Use Changes

No known land use changes were reported or observed. No demolition or closing of senior housing was known.

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LOCAL AREA ANALYSIS

Demographics

Population

The area’s demographic characteristics within the Chandler region were reviewed. Claritas, Inc. provides historical, current and forecasted population estimates for the area.

The population of the City of Chandler was 192,208 in 2002. Between 2000 and 2002, the population within Chandler increased by an annual rate of 4.33 percent. The rate of growth is projected to increase during the next five years. By the year 2007, the population of Chandler is expected to increase to 230,6936 persons, representing annual average growth of 3.72 percent between 2002 and 2007.

The 2002 population within a 5-mile radius surrounding the subject site is 255,117. Between 2000 and 2002, the population within this radius increased by an annual rate of 3.83 percent. The rate of growth is projected to increase during the next five years. By the year 2007, the population within this radius will have increased to 300,882 persons, representing annual average growth of 3.35 percent between 2002 and 2007.

Households

A household consists of all the people occupying a single housing unit. According to Claritas, Inc., the persons per household in Chandler averaged 2.82 people and averaged 2.84 people within a 5-mile radius in 2002. The areas average household size is greater than the county and state as a whole at 2.69 and 2.64 persons per household, respectively.

Income

Income levels, either on a per capita, per family or household basis, of the residents of the market area form an important component of this total analysis. According to Claritas, Inc., the average household within Chandler has an average income of $75,395 per capita and $80,802 per household within a 5-mile radius. The average household income for the county and state was $69,203 and $60,458, respectively for 2002.

Conclusions

In summary, the subject site is located in an established residential area. The trends for the local area appear stable. A moderate supply of vacant land is available for development. No known land use changes were reported or observed. No demolition or closing of senior housing facilities was identified. We anticipate the neighborhood will achieve moderate growth in property values into the foreseeable future.

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SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with

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SENIOR LIVING INDUSTRY OVERVIEW

moderate to intermediate care needs, assisted living has become a favored form of long-term care.

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging

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SENIOR LIVING INDUSTRY OVERVIEW

services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

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SENIOR LIVING INDUSTRY OVERVIEW

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents
Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

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SENIOR LIVING INDUSTRY OVERVIEW

Arizona Assisted Living Environment

Arizona, through the Department of Health Services, Home and Community Based Licensure, licenses and supervises assisted living facilities. Prior to November 1, 1998, there were six licensure categories for residential care institutions (adult care homes, adult foster care homes, supportive residential living centers, supervisory care homes, and unclassified residential care institutions).

We note that the subject recently lost its assisted living license and is now licensed as a supervisory care home.

Definition

The definition of an assisted living facility means residential care institutions, including adult foster care, that provide or contract to provide supervisory care services, personal care services, or directed care services.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the state of California:

Scope of Care

Facilities may provide personal care services, including assistance with activities of daily living that can be performed by persons without professional skills or professional training. Facilities may also provide or coordinate intermittent nursing services and the administration of medications and treatment by a licensed nurse.

Admission/Discharge Requirements

A facility must not accept or retain a resident who requires physical or chemical restraints; behavioral health residential services; services that the assisted living facility is not licensed or able to provide.

Medication Management

Medication administration is permitted by licensed nurses.

Physical Plant Requirements

•	Facilities must comply with all local building codes, ordinances, fire codes, and zoning requirements.

•	Private resident units must provide a minimum of 60 squire feet per resident.

•	A maximum of two residents is allowed per resident unit.

•	Shared bathroom for every eight residents.

Staffing Requirements

The regulations require that supervisory care services, personal care services, or directed care services consistent with the level of service for which the facility is licensed are to be provided.

Administrator Education

Managers must be at least 21 years of age and be certified as assisted living facility managers.

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SENIOR LIVING INDUSTRY OVERVIEW

Staff Education

All staff must be trained in first aid specific to adults. Caregivers must be at least 18 years of age, trained at the level of service the facility is licensed to provide, and have a minimum of three months of health-related experience. Assistant caregivers must be at least 16 years of age.

Continuing Education

All staff must complete a minimum of 12 hours of continuing education per year in areas related to: promotion of resident dignity, independence, self-determination, privacy, choice, and resident rights; fire, safety, and emergency procedures; infection control; and abuse, neglect, and exploitation prevention and reporting requirements.

Regulations and Health Matters

The subject is licensed for 264 personal care beds and is regulated by the State of Arizona Department of Public Health and Environment. A copy of the Regulations are posted in a conspicuous place in the facility and the residents will acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the Department amends these regulations, the resident and the provider must obey by the amended regulations.

The subject facility requires all potential residents to undergo a health evaluation by a physician before entrance into the facility.

At the time of admission, a needs assessment is conducted by staff to determine the level of care a resident will be assigned. This initial service plan will remain in effect for 30 days and a reassessment will be conducted to ensure that the resident has been placed in the appropriate level of care. A needs assessment will be conducted at quarterly intervals for the remainder of the resident residency.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement for the following reasons:

•	When a resident fails to pay the monthly rent 14 days prior to written notice of such absence;

•	When the owner feel that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or owner;

•	Any prolonged health-related or other absence.

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MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Chandler Villas was constructed in 1986. The facility was renovated in 2002 to reposition the facility in the marketplace. Revenues have been increasing over the last three years, while expenses have also been increasing. Revenues have increased in annualized year-to-date 2003 figures. The facility’s occupancy was in the mid-to-high 90 percent in 2000, 2001 and for year-to-date 2003. Average occupancy, however, was 89 percent during 2002. Overall, based on the historical performance of the facility, it appears that ARV is competent to manage the facility.

Operations Overview

Services

Chandler Villas was designed for assisted living and offers all the services typical of these types of facilities with the exception of personal care. The facility was originally constructed for assisted living, however, the lack of fire sprinklers in the building resulted in their license having been removed. Sprinklers were added in 2002 to the common areas, but not any of the room. As such, the facility is not able to secure an assisted living license.

This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include guest meals, beauty shop fees and additional transportation fees.

Assisted living services available under the supervisory license include:

•	Medication assistance;

•	Morning greeting and evening tuck-in service;

•	Escort to meals and activities

•	Home health services;

•	Laundry service

Under the supervisory license, any or all personal care has to be done by a licensed home health care provider.

There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

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MANAGEMENT AND OPERATIONS OVERVIEW

Regulations and Health Matters

The facility has a license for a capacity of 164 supervisory care beds and is regulated by the State of Arizona Department of Health Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of Arizona conducts annual surveys of licensed assisted living and supervisory care facilities. The most recent survey for the subject was conducted in February 2002. The survey reported that the facility met all requirements with no deficiencies. A new license, dated February 24, 2003 was issued for the facility.

Admission Policies

Chandler Villas requires all potential residents to undergo a health evaluation by a physician before entrance into the facility. As noted earlier, the subject does not have an assisted living license, hence, it cannot provide individual personal care to the residents.

The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the home health providers.

Under an assisted living license, the requirements are such that there is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent 30 days prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Chandler Villas caters to the needs of seniors requiring basic assisted living services under a supervisory care license. The facility develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

VALUATION SERVICES	27	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Marketing

Chandler Villas has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the marketing efforts are adequate. The subject’s reputation and marketing campaign are considered to be part of the reason behind the current performance at the subject facility.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in an competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	28	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 70 percent of the subject’s residents come from the primary market area. This encompasses an area of approximately seven miles. The remaining 30 percent emanate from the surrounding area. Residents relocate to Chandler to either retire or be near their adult children that work in the area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

			% of Residents
Name	PMA		from PMA

Park Regency	7.0	Miles	70%
Merrill Gardens	7.0	Miles	75%
Pines at the Park	5.0	Miles	75-80%
Renaissance	10.0	Miles	70%
SUBJECT	7.0	Miles	70%

In the case of the subject, we have determined the primary market area to encompass an area of approximately seven miles with 70 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of seven miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of seven miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

VALUATION SERVICES	29	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Supply/New Construction

Existing Facilities

The following charts detail the number of independent and assisted living units in the subject’s market area that pose direct and indirect competition to the subject. Due to the subject’s lack of an assisted living license, we have included both independent and assisted living facilities in our survey as the subject serves a senior population that essentially falls between these two distinctions. We note that the table includes facilities located in both the subject’s primary and secondary market area in Chandler.

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Park Regency	162	PMA
Merrill Gardens	88	PMA
Pines at the Park	415	SMA
Renaissance	180	PMA
SUBJECT	164

Totals	1,009

*     PMA - Primary Market Area; SMA - Secondary Market Area

Park Regency is a sister facility to the subject as it is also operated by ARV. Merrill Gardens is owned and operated by Merrill Gardens, while Pines at the Park is a Leisure Care facility. Park Regency is considered similar to the subject in terms of age, condition, appeal and amenities. Renaissance represents the lower end of the range as it is an independent living facility and does not offer in-house or supervisory assisted living care.

Proposed Units

Regarding planned or pending projects in the subject’s primary market area, discussions with local providers and planning departments indicated that there are no facilities planned at this time. However, because of the large retirement draw of the market area, it would be reasonable to assume that the primary market area could possibly see some new development through the mid-term.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 1009 units and the current available occupancy of those properties, which were not in lease-up was from 66 to 93 percent. Chandler Villas is noted as having been at 99 percent occupancy at the time of

VALUATION SERVICES	30	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

inspection. The subject appears to have an good reputation in the market and should continue based on its living options. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

DEFINED COMPETITIVE FACILITIES

		Total AL
Name		Units	Occupancy Level

Park Regency	*	162	86%
Merrill Gardens	*	88	93%
Pines at the Park		415	66%
Renaissance	*	180	86%
SUBJECT		164	99%

*     Denotes facilities located in subject’s primary market area.

Park Regency, Merrill Gardens and Renaissance are located within the subject’s PMA. Pines at the Park are located in the secondary market area.

Rental Rates

Current rental rates for assisted living units in the Chandler area begin at around $1,465 per month for a one-bedroom unit and go up to around $2,700 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities including cable TV except telephone, activities, transportation, as well as a base level of assisted living or personal care services.

Rent Increases

Most assisted living facilities in the Chandler market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Chandler market area, no specific concessions were noted. Similar to the market, Chandler Villas reported that they are not offering concessions for leasing vacant units. Concession will not likely be part of the market and used only to stimulate any unforeseen vacancies. They should, however, not be of any major significance to a property like the subject.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously

VALUATION SERVICES	31	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Chandler Villas opened in 1986. Its occupancy levels have been fairly consistent over the last few years. Occupancy was in the mid-to-high 90’s percent range in 2000, 2001 and YTD 2003 and 89 percent 2002. At the time of our inspection, the subject was 99 percent occupied.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass a radii of approximately seven miles, with the secondary market area encompassing approximately ten miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

Population Statistics

	PMA		SMA
	7 Miles		10 Miles

	Population	%	Population	%

2000
Total*	411,698		748,440
65+	31,071	7.5%	55,491	7.4%
75+	13,296	3.2%	24,424	3.3%
85+	3,050	0.7%	5,611	0.7%
2002	Estimate
Total*	441,209		797,425
65+	32,641	7.4%	58,421	7.3%
75+	14,184	3.2%	26,234	3.3%
85+	3,417	0.8%	6,307	0.8%
2007	Projection
Total*	514,510		919,611
65+	39,805	7.7%	66,255	7.2%
75+	15,718	3.1%	29,128	3.2%
85+	4,077	0.8%	7,539	0.8%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	7 Miles		10 Miles

	Total	Annual	Total	Annual

2000-2007
Total*	25.0%	3.2%	22.9%	3.0%
65+	28.1%	3.6%	19.4%	2.6%
75+	18.2%	2.4%	19.3%	2.5%
85+	33.7%	4.2%	34.4%	4.3%
2000-2002
Total*	7.2%	3.5%	6.5%	3.2%
65+	5.1%	2.5%	5.3%	2.6%
75+	6.7%	3.3%	7.4%	3.6%
85+	12.0%	5.8%	12.4%	6.0%
2002-2007
Total*	16.6%	3.1%	15.3%	2.9%
65+	21.9%	4.0%	13.4%	2.5%
75+	10.8%	2.1%	11.0%	2.1%
85+	19.3%	3.6%	19.5%	3.6%

* Total population unadjusted for age

Source: Claritas, Inc.

VALUATION SERVICES	32	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a smaller ratio of similar aged older population to the national average.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below.

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total*	411,698		748,440
45 - 54	51,869	12.6%	96,289	12.9%
55 - 59	16,543	4.0%	32,168	4.3%
60 - 64	11,723	2.8%	22,210	3.0%
2002	2002
Total*	441,209		797,425
45 - 54	57,475	13.0%	117,627	14.8%
55 - 59	19,246	4.4%	42,650	5.3%
60 - 64	13,067	3.0%	30,801	3.9%
2007	2007
Total*	514,510		919,611
45 - 54	70,542	13.7%	117,627	12.8%
55 - 59	25,613	5.0%	42,650	4.6%
60 - 64	18,202	3.5%	30,801	3.3%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000 - 2007
Total*	25.0%	3.2%	22.9%	3.0%
45 - 54	36.0%	4.5%	22.2%	2.9%
55 - 59	54.8%	6.4%	32.6%	4.1%
60 - 64	55.3%	6.5%	38.7%	4.8%
2000 - 2002
Total*	7.2%	3.5%	6.5%	3.2%
45 - 54	10.8%	5.3%	22.2%	10.5%
55 - 59	16.3%	7.9%	32.6%	15.1%
60 - 64	11.5%	5.6%	38.7%	17.8%
2002 - 2007
Total*	16.6%	3.1%	15.3%	2.9%
45 - 54	22.7%	4.2%	0.0%	0.0%
55 - 59	33.1%	5.9%	0.0%	0.0%
60 - 64	39.3%	6.9%	0.0%	0.0%

* Total population unadjusted for age

Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject, Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison

VALUATION SERVICES	33	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $23,800 would be necessary. We have utilized the average projected revenue per resident of approximately $20,220 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $20,220 by 85 percent we arrive at an average income of $23,800, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $23,800 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 70.3 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $166,559 in 2002. Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $9,994 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $166,559).

After accounting for this ($23,800 - $9,994 = $13,800), we have considered still considered an income qualifier of $15,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $15,000+ range.

VALUATION SERVICES	34	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Income Statistics
Households With Incomes Greater Than                    $15,000

	PMA		SMA
	7 Miles		10 Miles

	Total	%	Total	%

2002
*Total 65+	19,318	—	35,415	—
65+	16,287	84.3%	29,546	83.4%
75+	6,784	35.1%	12,577	35.5%
85+	1,496	7.7%	2,804	7.9%
2007
*Total 65+	21,932	—	39,802	—
65+	19,702	89.8%	33,182	83.4%
75+	8,029	36.6%	14,965	37.6%
85+	1,921	8.8%	3,617	9.1%

*Unadjusted for Income

Source: Claritas, Inc.

Income Statistics - Growth Rates
Households With Incomes Greater Than                    $15,000

	PMA		SMA
	7 Miles		10 Miles

2002-2007	Total	Annual	Total	Annual

*Total 65+	13.5%	2.6%	12.4%	2.4%
65+	21.0%	3.9%	12.3%	2.3%
75+	18.4%	3.4%	19.0%	3.5%
85+	28.4%	5.1%	29.0%	5.2%

* Unadjusted for Income

Source: Claritas, Inc.

We have found that for households over $15,000 within our primary market area in 2002 (7-mile radius), there were 16,287 for the 65+ age group, 6,784 for the 75+ age group and 1,496 for the 85+ age group. The number of households earning $15,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 3.88 percent for age 65+ households, 3.43 percent per year for age 75+ and 5.13 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Park Regency	162	100%	159
Merrill Gardens	88	93%	82
Renaissance	180	92%	166
SUBJECT	164	99%	162

Totals	594	96%	569

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 70 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis

Primary Market Area
7 Miles

	2002	2007

65+ Income Qualified Households	16,287	19,702
Average Household Size*	1.69	1.81

Available Persons	27,520	35,758
Total Supply**	594	743
Required Resident % From PMA	70%	70%

Required Residents	416	520
Available Persons	27,520	35,758
Indicated Penetration Rate***	1.51%	1.45%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.
     2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 1.51 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 1.45 percent in 2007.

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 1.51 percent for the general population, there appears to be an adequate marketplace for the subject facility.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. Exclusive of Pines at the Park, all of the facilities are noted as being located in the subject’s primary market area (PMA). Pines of the Park is located within the secondary market area (SMA).

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	1

Park Regency
2555 North Price Road
Chandler, AZ

Property Type:	IL/AL

Verification:	Marketing Director
480-345-7171
10/23/03

No. Units	Unit Types	Occupancy

162	Assisted Living Units	100%
0	Alzheimer Units/Beds	0%

162	Total Units/Beds	100%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,080	to	$2,080	346	to	378	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$1,560	to	$2,500	456	to	456	—	to	—	—	to	—
Two-Bedroom	$2,088	to	$2,700	950	to	950	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	$300	to	$900				—	to	—
Community Fee	$350	to	$350

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly	X	Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area:	No
Nursing Staff:	CAN, RN	X

Improvement Description

Year Opened	1997	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	yes

Remarks:	Park Regency is located approximate two miles west of the subject. This facility is a sister facility of the subject and offers three levels of care- independent, assisted living and skilled nursing. The assisted living facility is located in a separate building. The site is suitable for senior housing development. Visibility is and access is good.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	2

Merrill Gardens
750 South Pennington
Chandler, AZ 85224

Property Type:	IL/AL

Verification:	Sales Manager
408-814-8298
10/23/03

No. Units	Unit Types	Occupancy

88	Assisted Living Units	93%
0	Alzheimer Units/Beds	0%

88	Total Units/Beds	93%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,375	to	$1,575	318	to	318	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$1,875	to	$2,075	561	to	561	—	to	—	—	to	—
Two-Bedroom	$2,400	to	$2,475	950	to	1220	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$500	to	$500				—	to	—
Additional Personal Care	$525	to	$1,200				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Leves
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly	\	Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area:	No
Nursing Staff:	CAN, RN	X

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	Merrill Gardens is located approximately 1 miles north of the subject. The site is suitable for senior housing development. Visibility and access is good. Adjacent development is complimentary.

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	3

Pines at the Park
35 West Brown Road
Mesa, AZ 85201

Property Type:	IL/AL

Verification:	Marketing Director
480-834-0600
10/23/03

No. Units	Unit Types	Occupancy

415	Assisted Living Units	66%
0	Alzheimer Units/Beds	0%

415	Total Units/Beds	66%

Rent Schedule

	Assisted Living			Unit Size				Dementia		Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,120	to	$1,200	430	to	455	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$1,465	to	$1,630	633	to	810	—	to	—	—	to	—
Two-Bedroom	$1,730	to	$2,020	768	to	1013	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$300	to	$300				—	to	—
Additional Personal Care	N/A	to	N/A				—	to	—
Community Fee	$500	to	$500

Basic Service Care Package:			Additional Care:
Meals:	2		Care Hours Included in Base Rate:	N/A
Utilities:	Water/Sewer	X	Additional Personal Care Charges	N/A
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	No
Housekeeping:	Weekly	X	Dressing Assistance:	No
Activities:	Daily	X	Bathing Assistance:	No
Transportation:	Bus	X	Medication Assistance:	No
Security (Hrs):	24	X	Alzheimer Dementia Area:	No
Nursing Staff:	N/A	X

Improvement Description

Year Opened	1980	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Average
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Pines at the Park is located approximately 10 miles north of the subject. This facility is owned and operated by Leisure Care. This is primarilly an independent living facility, but does offer assisted living services through a home health care provider. The site is suitable for senior housing development. Visibility and access is good. Adjacent development is complimentary.

VALUATION SERVICES	41	ADVISORYGROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	4

Renaissance
9508 East Riggs Road
Sun Lakes, AZ 85248

Property Type:	IL

Verification:	Marketing Director
480-833-2000
10/23/03

No. Units	Unit Types	Occupancy

180	Assisted Living Units	92%
0	Alzheimer Units/Beds	0%

180	Total Units/Beds	92%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	—	to	—	—	to	—	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$1,675	to	$1,895	763	to	763	—	to	—	—	to	—
Two-Bedroom	$2,349	to	$2,049	1182	to	1182	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$200	to	$200				—	to	—
Additional Personal Care	N/A	to	N/A				—	to	—
Community Fee	$150	to	$150

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	N/A
Utilities:	Water/Sewer	X	Additional Personal Care Charges	N/A
	Electricity	X
	Cable TV	X
	Telephone		Incontinence Care:	No
Housekeeping:	Weekly	X	Dressing Assistance:	No
Activities:	Daily	X	Bathing Assistance:	No
Transportation:	Bus	X	Medication Assistance:	No
Security (Hrs):	24	X	Alzheimer Dementia Area:	No
Nursing Staff:	CAN, RN	X

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	Renaissance is located approximately 6 miles south of the subject. This facility is an independent living facility only. No assisted living care is offered. Meals are alacarte at a charge of $300 per month. This amount has been added to the base rents indicated above. The site is suitable for senior housing development. Visibility and access is good. Adjacent development is complimentary.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject, discussion with local market participants, and interviews with marketing directors, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1 2 3 4	Similar Similar Inferior Superior

Rental Rate Analysis

The monthly rates at Chandler Villas include three meals per day, weekly housekeeping/laundry, utilities (except for telephone), activities and scheduled transportation.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

One-Bedroom Units

The following chart indicates the asking rates for one-bedroom units at the subject, as well as the comparables:

One-Bedroom Units

Facility Name	Unit Size (SF)			Rental Range

Park Regency	456	—	456	$1,560	—	$2,500
Merrill Gardens	561	—	561	$1,875	—	$2,075
Pines at the Park	633	—	810	$1,465	—	$1,630
Renaissance	763	—	763	$1,675	—	$1,895
SUBJECT	430	—	680	$1,300	—	$2,240
Range (Excluding Subject)	456	—	810	$1,465	—	$2,500

The comparables indicate a range of asking rents from $1,465 to $2,500 per month, with the subject’s asking rent of $1,300 to $2,240 per month falling within the indicated range. The comparables are similar in that the rates shown are base rates with personal care charged additionally.

According to the rent roll, actual rents being paid for an one-bedroom apartment at the subject ranges from $1,000 to $2,150 with an average rate of $1,490 per month. The current average

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

asking rent at the subject is $1,733 per month. Based on the subject’s historical performance as well local market conditions, a monthly rent of $1,500 per month has been used in our analysis for one-bedroom apartments.

Two-Bedroom Units

The following chart indicates the asking rates for two-bedroom units at the subject, as well as the comparables:

Two-Bedroom Units

Facility Name	Unit Size (SF)			Rental Range

Park Regency	950	—	950	$2,088	—	$2,700
Merrill Gardens	950	—	1,220	$2,400	—	$2,475
Pines at the Park	768	—	1,013	$1,730	—	$2,020
Renaissance	1,182	—	1,182	$2,349	—	$2,049
SUBJECT	829	—	900	$1,980	—	$2,500
Range (Excluding Subject)	768	—	1,220	$1,730	—	$2,700

The comparables indicate a range of asking rents from $1,730 to $2,700 per month, with the subject’s asking rent of $1,980 to $2,500 per month falling within the indicated range. The comparables are similar in that the rates shown are base rates with personal care charged additionally.

According to the rent roll, actual rents being paid for a two-bedroom apartment at the subject ranges from $950 to $2,300 with an average rate of $1,894 per month. The current average asking rent at the subject is $2,263 per month. Based on the subject’s historical performance as well local market conditions, a monthly rent of $1,900 per month has been used in our analysis for two-bedroom apartments.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers lower level assisted living under a supervisory care licensing. The subject’s occupancy level over the last several years has been inconsistent. The subject rates are generally at the lower end of the range indicated by the competition along with its sister facilities although they appear to be reflective of market rates. Concessions are not prevalent in the marketplace. The subject’s current high occupancy of 99 percent reflects its ability to continue to attract, as well as retain residents and suggests that there is a good marketplace for this type of facility and which should continue into the foreseeable future.

VALUATION SERVICES	46	ADVISORY GROUP

SITE DESCRIPTION

Location:	101 South Yucca Street
Chandler, Maricopa County, Arizona 85224

The subject site is located on the south side of Yucca Street and is bordered by Commonwealth Avenue to the north and Butler Street to the south.

Shape:	Irregular

Topography:	Level

Land Area:	8.2600 gross acres (8.2600 net acres)

359,631 gross square feet (359,631 net square feet)

Frontage, Access, Visibility:	The subject site has approximately 1,955 feet of front along the east side of Yucca Street, 327 feet of frontage along Bulter Street to the south and 250 feet of frontage along Commonwealth Avenue to the north. Access is provided via curb cuts on Yucca Street. Visibility and access is considered good.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support existing and/or proposed structure(s). We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Chandler

Sewer:	City of Chandler

Electricity:	Salt River Project

Gas:	Southwest Gas Company

Telephone:	Mountain Bell Telephone

Site Improvements:	The site improvements include asphalt paved parking areas, concrete walkways, landscaping, swimming pool, spa, yard lighting, concrete block fencing and drainage.

Land Use Restrictions:	We were not given a title report to review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site’s use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Map:	National Flood Insurance Rate Map Community Map 040040 2665F, effective date July 19, 2001.

Flood Zone:	Flood Zone X500-Areas inundated by 500-year flooding

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act.

VALUATION SERVICES	47	ADVISORY GROUP

SITE DESCRIPTION

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current use.

VALUATION SERVICES	48	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1986 and contains 119,506 square feet of gross building area within 17, one- and two-story buildings. The facility contains 164 units and is licensed (supervisory care) for 164 beds. The unit mix for the development is as follows.

Chandler Villas

			Ave.
	No.	Unit	Unit	Total
Description	Units	Size	Sq. Ft.	Sq. Ft.

Assisted Living
Small One-Bedrooms	35	430	430	15,050
Large One-Bedrooms	94	640-717	680	63,920
Two-Bedrooms	35	829-900	865	30.275

Total Living Area/Ave.	164		666	109,245
Central Commons Building				7,800
Recreation Area				2,400
Pool/Restroom Building				61

Total				119,506

We note that the subject units are located in 15 one- and two-story buildings. The two-story buildings are connected by catwalks on the upper floors. Numerous stairwells and four elevators also provide access to the second floor resident units. All the units on the first floor have access to the outdoors.

The Central Commons building and Recreation building are sprinklered, however, the resident units are not sprinklered. Due to the lack of fire sprinklers in the resident units, the subject facility is licensed only for supervisory care. In order to be eligible for a personal care or assisted living license, all of the resident units would need to be sprinklered. The ownership is currently evaluating the possibility of sprinklering all buildings.

The central commons building contains the main entrance to the facility, receptionist, lobby, administrative offices, general dining room, kitchen, private dining room, beauty salon, activity room, three public restrooms, library staff lounge and card room.

The Recreation Building contains a kitchen, billiard room, storage room, activities room and public restroom.

General Description

Year Built:	1986
Number of Buildings:	17
Number of Stories:	One- and two
Gross Building Area:	119,506 square feet

VALUATION SERVICES	49	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Number of Units:	164

Number of Licensed Beds:	164

Design and Functionality:	The building is of average quality construction. The improvements have good appeal to prospective residents.

Amenities:	Dining Room, Private Dining Room, Living Room, Library, Billiard Room, Sitting Areas, Administrative Offices, Activity Rooms, Resident Laundry, Kitchen, Beauty Salon, Library.

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured concrete slab

Framing:	Wood wall construction.

Floors:	Reinforced concrete poured over gravel. The upper floor is bridged by wood stud floor beams.

Exterior Walls:	The exterior facade of the building consists of stucco.

Roof Cover:	Wood truss roofing system covered with a composition shingle cover.

Windows:	Units have thermal windows in vinyl frames. The windows are single pane with sliders.

Mechanical Detail

Heating:	The common areas of the building is heated and cooled by common gas fired HVAC systems. All of the units have HVAC units

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living type properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate.

Emergency Power:	The building’s electrical system is backed by one emergency natural gas generator serving all building safety and support systems.

Elevator Service:	The buildings contain a total of four elevators.

Fire Protection:	The common and recreation buildings are fire sprinklered. The resident units, however, are not fire sprinklered. Each apartment has electric smoke detectors in compliance with local code.

Security:	Resident call systems in all of the resident living areas and bathrooms.

VALUATION SERVICES	50	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The resident units are located in 15 separate buildings. The resident living units are one and two-bedroom which have kitchen. The kitchens contain a full size refrigerator, stove/oven, double sinks, countertops and cabinets. Some units also contain dishwashers. All units have baths with a sink, toilet and prefabricated shower stalls.

Overall, the unit sizes and layouts are typical for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	Carpet in the unit with sheet vinyl tile in the bathroom.

Walls:	Painted and textured gypsum board.

Ceilings:	Acoustical tile.

Bathrooms:	Each resident unit is equipped with a full bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen in the Central Commons Building. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	111 spaces (0.68: Unit).

Onsite Landscaping:	A variety of trees, shrubbery and grass.

Other:	Other site improvements include paved asphalt parking areas, concrete walkways, landscaping, yard lighting, swimming pool, spa, and drainage as well as fencing.

Summary

Condition:	The subject improvements are in average condition. The improvements have been well maintained and provides a good appearance relative to competing buildings within its market. We note that the improvements were renovated in 2002.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is consistent with the competition in the market area.

VALUATION SERVICES	51	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Layout & Functional Plan:	Average. The facility is considered to be moderately functional for its current use. There are limited common areas, while the units are considered to be comparable too most competing projects within the area. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 91 percent of the total area. This equates to around 8 percent of the facility being designated common area. This is very different from today’s design of around 40 percent to 60 percent common area. Also, the units are not sprinklered which prohibits the facility from offering assisted living care.

Year Built:	1986

Effective Age:	15 years

Expected Economic Life:	50 years

Remaining Economic Life:	35 years

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

VALUATION SERVICES	52	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Maricopa County. The assessors’ parcel identification number is 303-23-003H.

The 2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2003

Assessor’s Market Value:
Land	$719,262
Improvements	5,427,822
Personal Property	10,000

Assessor’s Market Value:	$6,157,084
Equalization/Assessment Ratio	100.00%

Assessed Value	$6,157,084
Tax Rate ($/$1,000 AV)	11.6162

Total Property Taxes	$71,521.82
Building Area	119,506
Property Taxes per Square Foot	$0.60
No. of Units	164
Property Taxes per Unit	$436.11

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $6,157,084 is considered low based on our market value estimates determined herein.

VALUATION SERVICES	53	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Assuming that the real estate new has a value of around $8,400,000 based on the Cost Approach (after deducting for any going concern value), the indicated base taxes for the facility would be approximately $100,000. The increased taxes of $100,000 rounded will be reflected in our proforma model in the Income Capitalization Approach. The above calculations are presented in the following table.

Tax Calculation

Total Hard Costs	$7,031,733
Plus Land	$1,400,000

Subtotal	$8,431,733
Assessment Ratio	100%
Assessed Value	$8,431,733
Tax Rate	11.6161839
Per	$1,000
R.P. Taxes	$97,945
Estimated Taxes PSF	$0.82
Taxes per Bed	$597.22

VALUATION SERVICES	54	ADVISORY GROUP

ZONING

The property is zoned PAD (Planned Area Development) by the City of Chandler. The intended use of this zoning district is to provide mixed-use land development. Development densities in the PAD district are determined using the Chandler Comprehensive Plan as a guideline. The subject is a legal conforming use.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

VALUATION SERVICES	55	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate residential and medically related uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all urban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered moderate. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies generally above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered adequate.

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other senior housing properties and state of the local senior housing market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	56	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an senior housing facility exists on the site. The design, layout, as well as average unit size of the facility is good and there is no functional obsolescence in the improvements. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represents a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and no individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. As has been noted, the lack of fire sprinklers in the resident units does not allow the facility to provide assisted living care to residents. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as a supervisory care living facility.

VALUATION SERVICES	57	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non typical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non typical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

VALUATION SERVICES	58	ADVISORY GROUP

VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

VALUATION SERVICES	59	ADVISORY GROUP

LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

VALUATION SERVICES	60	ADVISORY GROUP

LAND VALUATION

LAND SALES MAP

VALUATION SERVICES	61	ADVISORY GROUP

LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt		Zoning

No.	Location	Date	Site Acres		Utility*	Public Utilities	$/SqFt	COMMENTS

1	SWC Knox Rd & McQueen Rd.	$1,094,446	379,408	SF	PAD	Yes	$2.88	To hold for development of
	Chandler, AZ	4/03	8.7100	Ac	Good			a clusterhome community.
2	SE of Octtillo & Dobson Road	$1,040,000	147,668	SF	PAD	Yes	$7.04	Intended use to construct
	Chandler, AZ	6/03	3.3900	Ac	Good			8 single family homes.
3	SW Germann Road & Comanche	$364,800	167,445	SF	PAD	Yes	$2.18	Hold for development.
	Chandler, AZ	6/03	3.8440	Ac	Good
4	NE Germann Road & Alma School Road	$290,000	218,889	SF	AG-1	Yes	$1.32	Intended use unknown. Zoning
	Chandler, AZ	8/02	5.0250	Ac	Good			permits 1 acre minimum lot size.

	Price	Site SqFt		Zoning	Utilities	$/SqFt

	Date	Site Acres		Utility*

Survey Low	$290,000	147,668	SF	N/A	N/A	$1.32
Survey High	$1,094,446	379,408	SF	N/A	N/A	$7.04
Average	$697,312	228,353	SF	N/A	N/A	$3.36
Survey Low	8/02	3.3900	Ac	N/A	0	$0
Survey High	6/03	8.7100	Ac	N/A	0	$0
Average	3/03	5.2423	Ac	N/A	#DIV/0!	#DIV/0!
Subject Property		359,631		PAD	Yes	N/A
		8.2560		Good		N/A

*	Utility includes shape, access, frontage and visibility.

VALUATION SERVICES	62	ADVISORY GROUP

LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between August 20, 2002 and June 25, 2003. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location and visibility and it has average access. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has good access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

VALUATION SERVICES	63	ADVISORY GROUP

LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Comparable Sale No. 1

This is the April 2003 sale of a multi-family site located in Chandler, Arizona. The parcel contains 8.71 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location to the subject. The comparable is of a similar size to the subject. The comparable has inferior utility in relation to the subject. Positive adjustments for location and utility were warranted. Negative adjustments were not warranted.

Comparable Sale No. 2

This is the June 2003 sale of a residential site located in Chandler, Arizona. The parcel contains 3.39 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a inferior location to the subject. The comparable is of a similar size to the subject. The comparable has superior utility in relation to the subject. Positive adjustments for location were warranted. Negative adjustments for utility were warranted.

Comparable Sale No. 3

This is the June 2003 sale of a residential site located in Chandler, Arizona. The parcel contains 3.844 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location to the subject. The comparable is of a similar size to the subject. The comparable has inferior utility in relation to the subject. Positive adjustments for location and utility were warranted. Negative adjustments were not warranted.

Comparable Sale No. 4

This is the August 2002 sale of a residential site located in Chandler, Arizona. The parcel contains 5.025 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location to the subject. The comparable is of a similar size to the subject. The comparable has inferior utility in relation to the subject. Positive adjustments for location and utility were warranted. Negative adjustments were not warranted.

VALUATION SERVICES	64	ADVISORY GROUP

LAND VALUATION

The results of our adjustments are presented on the following table.

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)
	$/SqFt	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$2.88	Fee Simple/Mkt.	Arms-Length	None	Similar	$2.88
	4/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$7.04	Fee Simple/Mkt.	Arms-Length	None	Similar	$7.04
	6/03	0.0%	0.0%	0.0%	0.0%	0.0%
3	$2.18	Fee Simple/Mkt.	Arms-Length	None	Similar	$2.18
	6/03	0.0%	0.0%	0.0%	0.0%	0.0%
4	$1.32	Fee Simple/Mkt.	Arms-Length	None	Similar	$1.32
	8/02	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Property Characteristic Adjustments (Additive)
	$/SqFt			Public			Adj.
No.	Date	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	$2.88	Inferior	Similar	Similar	Inferior	Similar	$3.89	Inferior
	4/03	15.0%	0.0%	0.0%	20.0%	0.0%	35.0%
2	$7.04	Inferior	Similar	Similar	Inferior	Similar	$9.16	Inferior
	6/03	10.0%	0.0%	0.0%	20.0%	0.0%	30.0%
3	$2.18	Inferior	Similar	Similar	Inferior	Similar	$2.94	Inferior
	6/03	15.0%	0.0%	0.0%	20.0%	0.0%	35.0%
4	$1.32	Inferior	Similar	Similar	Inferior	Similar	$1.79	Inferior
	8/02	15.0%	0.0%	0.0%	20.0%	0.0%	35.0%

**	Utility includes shape, access, frontage and visibility.

SUMMARY	Unadjusted	Adjusted

Price Range	$/SF Land	$/SF Land

Low	$1.32	$1.79
High	$7.04	$9.16
Average	$3.36	$4.44

Net Adjustment Range (Additive Property Characteristics)

Low	30.0%
High	35.0%
Average	33.8%

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $1.79 to $6.34 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

		Sq.Ft.

Sq.Ft.:		359,631
Opinion of Value:	X	$4.00
Indicated Land Value:		$1,438,524
Rounded Land Value:		$1,400,000

VALUATION SERVICES	65	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $1,400,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were were not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for a average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $ 56.84 per square. Based on the construction quality of the subject, we have concluded to a cost of $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.03 for current conditions, .98 for location, 1.00 for story height and .94 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $574,000 for the 164 units.

VALUATION SERVICES	66	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $719,262.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10.00 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $902,000 or $5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.00 percent.

VALUATION SERVICES	67	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1986. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 15 years and the economic life to be 50 years. This results in a physical deterioration of 30.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 10 years and the economic life to be 5 years. This results in a physical deterioration of 50.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local senior housing market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 30.00 percent for the improvements and 50.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

VALUE

Cost Approach Conclusion	$9,028,440
Rounded	$9,000,000
Per Unit	$54,878

VALUATION SERVICES	68	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	119,506		$56.84	$6,792,721
Sprinklers	119,506		$2.00	239,012

Subtotal (GBA)	119,506		$58.84	$7,031,733

Subtotal of Building Costs				$7,031,733
Multipliers
Current Cost			1.030
Local Area			0.980
Perimeter (approximate; blended)			0.937
Building Height			1.000
Product of Multipliers				x 0.946

Adjusted Base Cost				$6,650,668
Furnishings, Fixtures & Equipment FF&E	$3,500		$/Unit	$574,000

Total Furnishings, Fixtures & Equipment				$574,000
Site Improvements	$2.00		$/SqFt	$719,262

Total Direct Costs				$7,943,930
Plus: Indirect Costs (% of Direct Costs)	10.0%			$794,393

Subtotal Replacement Cost New ( RCN )					$8,738,323
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$902,000

Subtotal					$9,640,323
Plus: Entrepreneurial Profit (% of RCN)	15.0%				1,446,048

Total Replacement Cost New ( RCN )					$11,086,371
Per Square Foot					$119,506.00
Per Unit					$67,600
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E
Effective Age (Years):	15 Years		5 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	30.0%	$3,127,881	50.0%	$330,050
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	30.0%	$3,127,881	50.0%	$330,050	$3,457,931

Depreciated Value of the Improvements					$7,628,440
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$1,400,000

Indicated Value					$9,028,440
Rounded to nearest $100,000					$9,000,000
Per Unit					$54,878
Per Square Foot					$75.31

Source: Marshall Valuation Service	Section: 12	Quality: Average
	Section: 16	Class: D
	Date: 8/02	Type: Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	69	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis;

•	An effective gross income multiplier (EGIM) analysis;

•	A traditional adjustment grid utilizing percentage adjustments.

VALUATION SERVICES	70	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

				No .of
		Sale	Year	Units		Size	Sale		Net
No.	Facility Name/Location	Date	Built	(SF/Unit)	Occ.	(SF)	Price	Revenues	Income

1	Carmel Village	01/03	1986	189	97%	117,666	$23,125,000	$5,450,000	$2,575,000
	17077 San Mateo Street			623				$28,836	$13,624
	Fountain Valley, CA
2	Emerald Hills	09/02	1999	89	100%	61,677	$8,800,000	$2,475,000	$985,000
	11550 Education Street			693				$27,809	$11,067
	Auburn, CA
3	Woodmark at Summit	02/02	1998	92	60%	77,445	$9,500,000	$3,300,000	$1,200,000
	5165 Summit Ridge Court			842				$35,870	$13,043
	Reno, NV
4	Mapleridge of Laguna Creek	01/02	1999	84	76%	50,476	$8,055,600	$2,550,000	$850,000
	6727 Laguna Park Drive			601				$30,357	$10,119
	Elk Grove, CA
5	Atria Redding	07/01	1997	60	95%	44,328	$5,000,000	$1,950,000	$625,000
	101 Quartz Hill Road			739				$32,500	$10,417
	Redding, CA
6	Aegis of Napa	06/01	1999	43	N/A	34,030	$7,200,000	$2,100,000	$775,000
	2100 Redwood Road			791				$48,837	$18,023
	Napa, CA
Subj.	Chandler Villas		1986	164	93%	119,506		$3,279,545	$774,367
	101 South Yucca Street			729				$21,502	$5,077
	Chandler
Data	Low		1997	43	60%	44,328	$5,000,000	$14,789	$10,417
Range	High		1999	96	100%	77,445	$9,500,000	$48,547	$20,390
	Mean		1998	82	83%	58,482	$7,838,900	$503,420	$162,278
[Additional columns below]

[Continued from above table, first column(s) repeated]

				Units of Comparison

		Expense	Price	Price			Cap
No.	Facility Name/Location	Ratio	Per Unit	Per SF	EGIM	CFM	Rate

1	Carmel Village	52.8%	$122,354	$197	4.24	8.98	11.14%
	17077 San Mateo Street
	Fountain Valley, CA
2	Emerald Hills	60.2%	$98,876	$143	3.56	8.93	11.19%
	11550 Education Street
	Auburn, CA
3	Woodmark at Summit	63.6%	$103,261	$123	2.88	7.92	12.63%
	5165 Summit Ridge Court
	Reno, NV
4	Mapleridge of Laguna Creek	66.7%	$95,900	$160	3.16	9.48	10.55%
	6727 Laguna Park Drive
	Elk Grove, CA
5	Atria Redding	67.9%	$83,333	$113	2.56	8.00	12.50%
	101 Quartz Hill Road
	Redding, CA
6	Aegis of Napa	63.1%	$167,442	$212	3.43	9.29	10.76%
	2100 Redwood Road
	Napa, CA
Subj.	Chandler Villas	76.4%
	101 South Yucca Street
	Chandler
Data	Low	63.6%	$83,333	$113	2.56	7.92	10.55%
Range	High	67.9%	$103,261	$160	3.56	9.48	12.63%
	Mean	62.8%	$95,343	$134	3.04	8.58	11.72%

VALUATION SERVICES	71	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	72	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.92x to 9.48x cash flow, with an average of 8.66x. The properties are newer facilities in good condition. The financial indicators are all based on stabilized operating levels.

The subject is an senior housing facility of average quality that is located in a good senior demographic market area in Arizona. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 76.39 percent, which falls at the upper portion of the range of the comparables. In addition, the subject’s cash flow is low relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 8.50x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.92	$774,367	$6,130,408	$37,381
High	9.48	$774,367	$7,338,816	$44,749
Median	8.93	$774,367	$6,918,206	$42,184
Average	8.66	$774,367	$6,707,328	$40,898

CONCLUSIONS

Indicated CFM		8.50
Net Operating Income	x $	774,367

Indicated Stabilized Value		$6,582,122
Rounded to nearest $100,000		$6,600,000
Per Unit		$40,244
Per Square Foot		$55.23

Therefore, the indicated value for the subject the CFM analysis is $6,600,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.28x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	73	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 2.25x for the subject, which falls at the lower portion of the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$3,279,545	$8,409,089	$51,275
High	4.24	$3,279,545	$13,915,499	$84,851
Median	3.16	$3,279,545	$10,360,274	$63,172
Average	3.28	$3,279,545	$10,757,316	$65,593

CONCLUSIONS

Indicated EGIM		2.25
Effective Gross Income	x $	3,279,545

Indicated Stabilized Value		$7,378,975
Rounded to nearest $100,000		$7,400,000
Per Unit		$45,122
Per Square Foot		$61.92

Therefore, the indicated value for the subject by the EGIM analysis is $7,400,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred.

VALUATION SERVICES	74	ADVISORY GROUP

SALES COMPARISON APPROACH

Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between January 1, 2002 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit good location and has good access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	75	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living type properties, we have compared the subject to assisted living properties from throughout the regional area. We note that although the subject is licensed only for supervisory care, the best comparisons are believed to be assisted living facilities. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have have not changed in the period since the sale. The comparable is of a similar age and condition to the subject. Revenue characteristics were superior. Negative adjustments were made to the revenue characteristics.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were made to the revenue characteristics.

Comparable Sale No.

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were made to the revenue characteristics.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were made to the revenue characteristics.

Comparable Sale No. 5

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were made to the revenue characteristics.

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were made to the revenue characteristics.

VALUATION SERVICES	76	ADVISORY GROUP

SALES COMPARISON APPROACH

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

Comp.		Sale	Year	No .of			Price/
No.	Facility/Location	Date	Built	Units	Occup.	SF/Unit	Unit	Time

1	Carmel Village	01/03	1986	189	97%	623	$122,354	1.00
	Fountain Valley, CA
2	Emerald Hills	09/02	1999	89	0.6	693	$98,876	1.00
	Auburn, CA
3	Woodmark at Summit	02/02	1998	92	0.76	842	$103,261	1.00
	Reno, NV
4	Mapleridge of Laguna Creek	01/02	1999	84	76%	601	$95,900	1.00
	Elk Grove, CA
5	Atria Redding	07/01	1997	60	95%	739	$83,333	1.00
	Redding, CA
6	Aegis of Napa	06/01	1999	43	N/A	791	$167,442	1.00
	Napa, CA
Subj.	Chandler Villas		1986	164	93%	588
	Chandler
	Averages		1996	93	81%	715	$111,861

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Building
Comp.		Time	Unit Size/	Income			Total	Adjusted
No.	Facility/Location	Adjusted	Age/Design	Character	Occ.	Location	Adjust.	Price / Unit

1	Carmel Village	$122,354	0%	-63%	0%	0%	-63%	$45,596
	Fountain Valley, CA
2	Emerald Hills	$98,876	0%	-54%	0%	0%	-54%	$45,359
	Auburn, CA
3	Woodmark at Summit	$103,261	0%	-61%	0%	0%	-61%	$40,194
	Reno, NV
4	Mapleridge of Laguna Creek	$95,900	0%	-50%	0%	0%	-50%	$48,117
	Elk Grove, CA
5	Atria Redding	$83,333	0%	-51%	0%	0%	-51%	$40,617
	Redding, CA
6	Aegis of Napa	$167,442	0%	-72%	0%	0%	-72%	$47,168
	Napa, CA
Subj.	Chandler Villas
	Chandler
	Averages							$44,509

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $40,194 to $48,117 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the lower portion of the adjusted range is warranted. From this, we have correlated to a price of $42,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

164	X	$42,000	=	$6,888,000
		Rounded To:		$6,900,000

The Sales Comparison Approach results in a range of values for the subject property of $6,600,000 to $7,400,000. This value range equates to a price per square foot of building area of $55.23 to $61.92, which is at the lower end of the range of the unadjusted comparables, yet is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 23, 2003 was:

Units	Indicated Value

164	$6,800,000

VALUATION SERVICES	77	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate method to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing supervisory care facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	78	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Chandler Villas
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$2,459,909	$15,400	$42.19	91.02%	$2,580,923	$16,444	$45.05	88.64%
Additional Personal Care	$177,552	$1,112	$3.05	6.57%	$236,367	$1,506	$4.13	8.12%
Second Occupant	$—	$—	$—	0.00%		$—	$—	0.00%
New Resident Fees	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Other Income	$65,220	$408	$1.12	2.41%	$94,339	$601	$1.65	3.24%

GROSS POTENTIAL REV.	$2,702,681	$16,920	$46.36	100.00%	$2,911,629	$18,552	$50.83	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above
TOTAL NET REVENUE	$2,702,681	$16,920	$46.36	100.00%	$2,911,629	$18,552	$50.83	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$146,136	$915	$2.51	5.41%	$289,824	$1,847	$5.06	9.95%
Payroll (Wages)	$918,082	$5,747	$15.75	33.97%	$1,092,035	$6,958	$19.06	37.51%
Payroll Taxes & Benefits	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Resident Care	$2,192	$14	$0.04	0.08%	$1,749	$11	$0.03	0.06%
Food Services	$185,144	$1,159	$3.18	6.85%	$246,308	$1,569	$4.30	8.46%
Activities	$17,197	$108	$0.29	0.64%	$15,581	$99	$0.27	0.54%
Housekeeping/Laundry	$15,700	$98	$0.27	0.58%	$17,069	$109	$0.30	0.59%
Plant Operations	$171,166	$1,072	$2.94	6.33%	$178,167	$1,135	$3.11	6.12%
Utilities	$214,790	$1,345	$3.68	7.95%	$210,210	$1,339	$3.67	7.22%
Marketing/Promotions	$30,565	$191	$0.52	1.13%	$30,354	$193	$0.53	1.04%
Non-Departmental
Real Estate Taxes	$63,402	$397	$1.09	2.35%	$67,351	$429	$1.18	2.31%
Insurance	$18,617	$117	$0.32	0.69%	$45,245	$288	$0.79	1.55%
Management Fees (5% of EGI)	$135,134	$846	$2.32	5.00%	$145,581	$928	$2.54	5.00%
Replacement Reserves ($/Unit)	$49,200	$308	$0.84	1.82%	$49,200	$313	$0.86	1.69%

TOTAL ALL EXPENSES	$1,967,325	$12,316	$33.74	72.79%	$2,388,674	$15,220	$41.70	82.04%
EXPENSE RATIO	72.8%				82.0%
NET OPERATING INCOME	$735,356	$4,604	$12.61	27.21%	$522,955	$3,332	$9.13	17.96%
OCCUPANCY	97.4%				95.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				Annualized 2003
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$2,738,357	$18,824	$51.57	93.84%	$2,979,075	$19,366	$53.06	94.89%
Additional Personal Care	$124,292	$854	$2.34	4.26%	$102,903	$669	$1.83	3.28%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Other Income	$55,476	$381	$1.04	1.90%	$57,399	$373	$1.02	1.83%

GROSS POTENTIAL REV.	$2,918,125	$20,060	$54.96	100.00%	$3,139,377	$20,408	$55.91	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above
TOTAL NET REVENUE	$2,918,125	$20,060	$54.96	100.00%	$3,139,377	$20,408	$55.91	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$129,621	$891	$2.44	4.44%	$138,494	$900	$2.47	4.41%
Payroll (Wages)	$1,041,218	$7,158	$19.61	35.68%	$1,050,291	$6,828	$18.71	33.46%
Payroll Taxes & Benefits	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Resident Care	$1,175	$8	$0.02	0.04%	$227	$1	$0.00	0.01%
Food Services	$219,184	$1,507	$4.13	7.51%	$287,192	$1,867	$5.11	9.15%
Activities	$15,447	$106	$0.29	0.53%	$14,754	$96	$0.26	0.47%
Housekeeping/Laundry	$16,133	$111	$0.30	0.55%	$18,258	$119	$0.33	0.58%
Plant Operations	$192,509	$1,323	$3.63	6.60%	$184,422	$1,199	$3.28	5.87%
Utilities	$216,731	$1,490	$4.08	7.43%	$221,082	$1,437	$3.94	7.04%
Marketing/Promotions	$36,921	$254	$0.70	1.27%	$32,765	$213	$0.58	1.04%
Non-Departmental
Real Estate Taxes	$70,112	$482	$1.32	2.40%	$82,508	$536	$1.47	2.63%
Insurance	$84,452	$581	$1.59	2.89%	$78,885	$513	$1.40	2.51%
Management Fees (5% of EGI)	$145,906	$1,003	$2.75	5.00%	$156,969	$1,020	$2.80	5.00%
Replacement Reserves ($/Unit)	$49,200	$338	$0.93	1.69%	$49,200	$320	$0.88	1.57%

TOTAL ALL EXPENSES	$2,218,609	$15,252	$41.79	76.03%	$2,315,044	$15,049	$41.23	73.74%
EXPENSE RATIO	76.0%				73.7%
NET OPERATING INCOME	$699,516	$4,809	$13.17	23.97%	$824,333	$5,359	$14.68	26.26%
OCCUPANCY	88.7%				93.8%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year
	Amount	$/Resident	PRD

REVENUES
Rental Income	$3,316,800	$20,224	$56.93
Additional Personal Care	$125,952	$768	$2.16
Second Occupant	$59,040	$360	$1.01
New Resident Fees	$24,600	$150	$0.42
Other Income	$—	$—	$—

GROSS POTENTIAL REV.	$3,526,392	$21,502	$62.80
Vacancy/Collection Loss	$(246,847)

TOTAL NET REVENUE	$3,279,545	$20,547	$56.29
OPERATING EXPENSES
Departmental
General/Administrative	$145,000	$908	$2.49
Payroll (Wages)	$1,150,000	$7,205	$19.74
Payroll Taxes & Benefits	$—	$—	$—
Resident Care	$10,000	$63	$0.17
Food Services	$280,000	$1,754	$4.81
Activities	$17,000	$107	$0.29
Housekeeping/Laundry	$20,000	$125	$0.34
Plant Operations	$200,000	$1,253	$3.43
Utilities	$230,000	$1,441	$3.95
Marketing/Promotions	$40,000	$251	$0.69
Non-Departmental
Real Estate Taxes	$100,000	$627	$1.72
Insurance	$100,000	$627	$1.72
Management Fees (5% of EGI)	$163,977	$1,027	$2.81
Replacement Reserves ($/Unit)	$49,200	$308	$0.84

TOTAL ALL EXPENSES	$2,505,177	$15,695	$43.00
EXPENSE RATIO	76.4%
NET OPERATING INCOME	$774,367	$4,852	$13.29
OCCUPANCY	93.0%

VALUATION SERVICES	79	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject contains 164 one and two-bedroom units. The facility is of average quality construction with the units located in 15 buildings. The following is a description of the types of accommodations that are available at the subject.

All of the units feature private bathrooms, kitchens and adequate closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide independent and assisted living/supervisory units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Chandler Villas

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
One-Bedrooms	129	127	$189,230	$1,490	$223,570	$1,733
Two-Bedrooms	35	35	$66,285	$1,894	$76,925	$2,263

Totals	164	162	$255,515	$1,577	$300,495	$1,832

The current in-house average rates generally falls below the asking rates at the subject. This is because the rents of the existing tenants have not increased as rapidly as the asking rates. Overall, the average actual rate is $1,577 per month, which is approximately 16 percent below the average asking rate of $1,832. In the Competitive Market Analysis section of this report, we concluded on a market rate of $1,500 per month for the one-bedroom units and $1,900 per month for the two-bedroom apartments and which equates to an average rate of $1,685 per month. Therefore, we believe that only a slight increase for the in-house rates is warranted due to the competitive market conditions.

VALUATION SERVICES	80	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Chandler Villas
Reconciled Market Rental Rates

	Resident	No.	Market
Unit Type	Type	Units	Rent

One-Bedroom	AL	129	$1,500
Two-Bedroom	AL	35	$1,900

Totals		164

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$177,552	$1,112	$3.05
2001	$236,367	$1,506	$4.13
2002	$124,292	$854	$2.34
Annualized 2003	$102,903	$669	$1.83
C&W Forecast	$125,952	$768	$2.16

According to the rent roll, additional care revenue resulted in $10,775 per month. Review of the rent roll showed that approximately 40 percent of the existing residents were receiving some type of additional personal care services. This equated to an average charge of approximately $165.00 per month. Assuming similar acuity going into the future, we have forecast that 40 percent of the resident mix will pay an average of $160 per month for personal care services. This equates to Year 1 revenue of $125,952, which is consistent with the recent pattern at the subject.

New Resident Fees

The historical revenue data for the subject did not include any line item breakdown for this category. New resident fees at the subject are $1,800 per resident, which is at the upper end of

VALUATION SERVICES	81	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

the range indicated by the comparables ($1,000 to $1,800). This amount is considered high in relationship to its market rates. The executive director indicated that a comment fee of $500 is typical.

The typical turnover in a assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 35 to 50 percent of the census turning over each year. For the subject, we are estimating that 30 percent of the residents will pay entry or new resident fees of $500. Based on the data, we have forecast Year 1 new resident fees at $24,600.

Second Person Fees

The subject charges a fee of $600 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were 7 double occupancies at the subject. We have forecast Year 1 second person occupancy of 5 percent to the residents at $600 per month. This equates to $59,040 on an annual basis.

Other Income

The historical revenue for Other Income includes Second Person Fees and New Resident Fees as well as revenue received from the subject’s barber/beauty income, cable TV revenue, meal and guest fees. No revenue has been attributed to this category as the revenue was considered in the categories above.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions other than a reduction in the new resident fee if necessary. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 99 percent occupied. This is higher than than current average occupancy levels for the market area overall. Rent comparable occupancies range from 66 to 100 percent. Historical occupancy at the subject is presented below:

VALUATION SERVICES	82	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Historical Occupancy

					Current
				Annualized	Rent Roll
Year	2000	2001	2002	2003	Annualized

Occupancy	97.4%	95.7%	88.7%	93.8%	97.0%

Historical occupancy was in the mid and high 90 percentile range in 2000, 2001 and for YTD 2003. Occupancy decreased in 2002 and was 99 percent occupied at the time of our inspection. Based on the subject’s historical occupancy pattern, yet tempered by the competitive market conditions in the area, we have forecasted a lower stabilized vacancy and collection loss of 7.0 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

Chandler Villas
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

One-Bedrooms	AL	129	129	$1,600	$2,476,800
Two-Bedrooms	AL	35	35	$2,000	$840,000

Total		164	164		$3,316,800	$20,224
Additional Personal Care			40%	$160	$125,952	$768
Second Person			5%	$600	$59,040	$360
New Resident Fees			30%	$500	$24,600	$150
Other					$—	$—

TOTAL POTENTIAL GROSS INCOME					$3,526,392	$21,502
LESS: VACANCY @			7.0%		$(246,847)

EFFECTIVE GROSS INCOME					$3,279,545	$21,502

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

VALUATION SERVICES	83	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. Furthermore, we have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	84	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

Facility		Confidential			Confidential
Reporting Period		2002			2002
Year Built		1999			2001
No. of IL Units		0			42
No. of AL Units		89			72
No. of ALZ Units		13			0

Total Units		102			114
Occupancy		83%			85%
Resident Days		30,901			35,493
	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%
Expense Ratio Before Reserves	65%			71%
Reserves	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

				ASHA		ASHA
				Lower	ASHA	Upper
Facility		Confidential		Quartile	Median	Quartile

Reporting Period		2002		2002	2002	2002
Year Built		1990		N/A	N/A	N/A
No. of IL Units		176		N/A	N/A	N/A
No. of AL Units		11		N/A	N/A	N/A
No. of ALZ Units		0		N/A	N/A	N/A

Total Units		187		N/A	N/A	N/A
Occupancy		98%		N/A	N/A	N/A
Resident Days		66,890
	Per		% of
	Resident	$/RD	EGI

TOTAL NET REVENUES	$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	67%			76%	75%	81%
Reserves	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from separately sorted data columns and may not add up under totals.

* All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	85	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities, transportation, as well as the payroll costs for the administrative staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$146,136	$915	$2.51	5.41%
2001	$289,824	$1,847	$5.06	9.95%
2002	$129,621	$891	$2.44	4.44%
Annualized 2003	$138,494	$900	$2.47	4.41%
C&W Forecast	$145,000	$908	$2.49	4.42%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses are less than that of the comparable properties. This is because the subject’s accounting format posts payroll and benefits in a separate expense category. Our projection is consistent with historical trends. We have forecast Year 1 general and administrative costs at $145,000 or $ 908 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees, as well as benefits and taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$918,082	$5,747	$15.75	33.97%
2001	$1,092,035	$6,958	$19.06	37.51%
2002	$1,041,218	$7,158	$19.61	35.68%
Annualized 2003	$1,050,291	$6,828	$18.71	33.46%
C&W Forecast	$1,150,000	$7,205	$19.74	35.07%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,289 per resident). The subject’s actual expenses are greater than that of the comparable properties. This is because the subject’s accounting format posts payroll and benefits in a separate expense category. Our projection is consistent with

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

historical trends. We have forecast Year 1 wages and salary costs at $1,150,000 or $7,205 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, as well as payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$2,192	$14	$0.04	0.08%
2001	$1,749	$11	$0.03	0.06%
2002	$1,175	$8	$0.02	0.04%
Annualized 2003	$227	$1	$0.00	0.01%
C&W Forecast	$10,000	$63	$0.17	0.30%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). Our projection is consistent with historical trends. We have forecast Year 1 resident care costs at $10,000 or $ 63 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies and all payroll costs for the food service staff. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$185,144	$1,159	$3.18	6.85%
2001	$246,308	$1,569	$4.30	8.46%
2002	$219,184	$1,507	$4.13	7.51%
Annualized 2003	$287,192	$1,867	$5.11	9.15%
C&W Forecast	$275,000	$1,723	$4.72	8.38%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). Our projection is consistent with historical trends. We have forecast Year 1 food services costs at $280,000 or $1,754 per resident.

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Activities

This category is for the activities and recreation costs, as well as transportation costs and the payroll costs for the activities staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$17,197	$108	$0.29	0.64%
2001	$15,581	$99	$0.27	0.54%
2002	$15,447	$111	$0.30	0.55%
Annualized 2003	$14,754	$96	$0.26	0.47%
C&W Forecast	$17,000	$107	$0.29	0.52%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. Our projection is consistent with historical trends. We have forecast Year 1 activities costs at $17,000 or $ 107 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services, as well as the payroll costs for the housekeeping/laundry staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$15,700	$98	$0.27	0.58%
2001	$17,069	$109	$0.30	0.59%
2002	$16,133	$111	$0.30	0.55%
Annualized 2003	$18,258	$119	$0.33	0.58%
C&W Forecast	$20,000	$125	$0.34	0.61%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from N/A to N/A per resident (median of N/A per resident). Our projection is consistent with historical trends. We have forecast Year 1 housekeeping costs at $20,000 or $ 125 per resident.

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility, as well as the payroll costs for the maintenance staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$171,166	$1,072	$2.94	6.33%
2001	$178,167	$1,135	$3.11	6.12%
2002	$192,509	$1,323	$3.63	6.60%
Annualized 2003	$184,422	$1,199	$3.28	5.87%
C&W Forecast	$200,000	$1,253	$3.43	6.10%

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $200,000 or $1,253 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$214,790	$1,345	$3.68	7.95%
2001	$210,210	$1,339	$3.67	7.22%
2002	$216,731	$1,490	$4.08	7.43%
Annualized 2003	$221,082	$1,437	$3.94	7.04%
C&W Forecast	$230,000	$1,441	$3.95	7.01%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). Our projection is consistent with historical trends. We have forecast Year 1 utility costs at $230,000 or $1,441 per resident.

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$30,565	$191	$0.52	1.13%
2001	$30,354	$193	$0.53	1.04%
2002	$36,921	$254	$0.70	1.27%
Annualized 2003	$32,765	$213	$0.58	1.04%
C&W Forecast	$40,000	$251	$0.69	1.22%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). Our projection is consistent with historical trends. We have forecast Year 1 marketing costs at $40,000 or $ 251 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$63,402	$397	$1.09	2.35%
2001	$67,351	$429	$1.18	2.31%
2002	$70,112	$482	$1.32	2.40%
Annualized 2003	$82,508	$536	$1.47	2.63%
C&W Forecast	$100,000	$627	$1.72	3.05%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $100,000 or $627 per resident.

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$18,617	$117	$0.32	0.69%
2001	$45,245	$288	$0.79	1.55%
2002	$84,452	$581	$1.59	2.89%
Annualized 2003	$78,885	$513	$1.40	2.51%
C&W Forecast	$100,000	$627	$1.72	3.05%

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Insurance costs for senior living properties have increased significantly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $100,000 or $ 627 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $300 per unit and which equates to a total cost of $49,200 or $ 308 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $2,505,177 ($15,695 per resident) and 76.39 percent of effective gross income. The expense comparables indicated expense ratios from 67.00 to 77.00 percent (average of 70.00 percent), while the industry data showed a range from EMPTY to EMPTY percent (median of EMPTY percent). Additionally, the subject has operated at expense ratios ranging from 80.6 to 113 percent.

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Although our net operating income estimate is lower than the historical amounts, our estimate equates to a net operating income per resident of $4,852 which is above the most recent operating year of $4,809 per resident. The difference, however, is directly related to our stabilized market occupancy that is lower than that recently witnessed, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Chandler Villas
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$3,279,545	$21,502	$56.29
EXPENSES
General/Administrative			$145,000	$908	$2.49	4.42%
Payroll (Wages)			$1,150,000	$7,205	$19.74	35.07%
Payroll Taxes & Benefits			$—	$—	$—	0.00%
Resident Care			$10,000	$63	$0.17	0.30%
Food Services			$280,000	$1,754	$4.81	8.54%
Activities			$17,000	$107	$0.29	0.52%
Housekeeping/Laundry			$20,000	$125	$0.34	0.61%
Plant Operations			$200,000	$1,253	$3.43	6.10%
Utilities			$230,000	$1,441	$3.95	7.01%
Marketing/Promotions			$40,000	$251	$0.69	1.22%
Real Estate Taxes			$100,000	$627	$1.72	3.05%
Insurance			$100,000	$627	$1.72	3.05%

TOTAL OPERATING EXPENSES		69.9%	$2,292,000	$14,360	$39.34	69.89%
Management Fees	5.0%		$163,977	$1,027	$2.81	5.00%
Replacement Reserves	$300		$49,200	$308	$0.84	1.50%

TOTAL EXPENSES			$2,505,177	$15,695	$43.00	76.39%
NET OPERATING INCOME			$774,367	$4,852	$13.29	23.61%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	01/03	1986	97%	11.14%
2	Emerald Hills	09/02	1999	100%	11.19%
3	Woodmark at Summit	02/02	1998	60%	12.63%
4	Mapleridge of Laguna Creek	01/02	1999	76%	10.55%
5	Atria Redding	07/01	1997	95%	12.50%
6	Aegis of Napa	06/01	1999	N/A	10.76%
Low			1986	60%	10.55%
High			1999	100%	12.63%
Median			1999	95%	11.16%
Average			1996	86%	11.46%

The overall capitalization rates of the comparable sales range from 10.55 to 12.63 percent, with an average indicated of 11.46 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 208 basis points. As such, the sales are felt to provide a good comparison of estimating a market capitalization rate.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	- 7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	- 5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	- 8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in Arizona. The market area is considered to be at an equilibrium basis at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.0 to 12.0 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

Band OF Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.63 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property based on the subject age and condition. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD
Net Operating Income	$774,367

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 11.25%	$6,883,265	$41,971
Based on Most Probable Range of 11.50%	$6,733,629	$41,059
Based on High-Range of 11.75%	$6,590,360	$40,185
Reconciled Value	$6,733,629	$41,059
Rounded to nearest $100,000	$6,700,000	$40,854

VALUATION SERVICES	97	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach:	$9,000,000
Sales Comparison Approach:	$6,800,000
Income Capitalization Approach:	$6,700,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. Nonetheless, as the subject represents older construction, the degree of depreciation was moderate, yet was considered reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches which indicates that the subject is not currently an economically feasible operation. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 23, 2003 was:

SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS

$6,750,000

VALUATION SERVICES	98	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $660,100, including a 15.00 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1986. Based on our physical inspection of the property, we are of the opinion that the property is currently in fair average good physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 5 years. This equates to a 50 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$377,200
Physical Life (Yrs)	10
Effective Age (Yrs)	5
Percent Depreciated (%)	50
Percent Value Remaining (%)	50
Depreciated Value	$188,600
Rounded	$200,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $200,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living/supervisory care facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $9,000,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $6,750,000 (which includes the $200,000 in FF&E), this indicates that there is $0 in business value.

VALUATION SERVICES	99	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	100	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	101	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of Arizona as a supervisory care facility and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	102	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The Statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present of prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Sally U. Haft, MAI made a personal inspection of the property that is the subject of this report.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for Sally U. Haft, MAI is current.

Sally U. Haft, MAI
Managing Director
Senior Housing/Healthcare Industry Group
Arizona Certified General Appraiser
License No. 30995

VALUATION SERVICES	102	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement/Legal Description
ADDENDUM B:	Demographics
ADDENDUM C:	Property Exhibits
ADDENDUM D:	Financial Data
ADDENDUM E:	Comparable Land Sale Data Sheets
ADDENDUM F:	Comparable Improved Sale Data Sheets
ADDENDUM G:	Qualifications of the Appraiser

VALUATION SERVICES	103	ADVISORY GROUP

ADDENDUM A: Letter of Engagement/Legal Description

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-853-5351 Tel
404-874-8046 Fax
Norman_LeZolta@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc., Cushman & Wakefield of California, Inc., and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc., (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you Intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and/against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any end all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for Individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us, Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Appraisal” means the appraisal report and opinion of value stated therein, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Appraisal.

“C&W” means Cushman & Wakefield inc. or its subsidiary which issued the Appraisal.

“Appraiser” or “Appraisers” means the employee(s) of C&W who prepared and signed the Appraisal.

General Assumptions

This appraisal is made subject to the following assumptions and limiting conditions:

1.	No opinion is Intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Appraisal or upon which the Appraisal is based has bean gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of opinions, dimensions, sketches, exhibits and factual matters.

3.	The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4.	The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W’s prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited, except as it relates to the collaboration between C&W and the Appraisal Institute relative to the Real Estate Outlook publication.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Appraisal assumes (a) responsible ownership and competent management of the Property: (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and analyzed in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value opinion contained in the Appraisal is based.

7.	The physical condition of the improvements analyzed within the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal, C&W assumes no

VALUATION SERVICES

ASSUMPTIONS AND LIMITING CONDITIONS

responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The projected potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others, C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The projections of income and expenses are not predictions of the future, Rather, they are the Appraiser’s opinion of current market thinking on future Income and expenses. The Appraiser and C&W make no warranty or representation that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10.	Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not analyzed in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been analyzed in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

12.	Additional work requested by the client beyond the scope of this assignment will be billed at our prevailing hourly rate. Preparation for court testimony, update valuations, additional research, depositions, travel or other proceedings will be billed at our prevailing hourly rate, plus reimbursement of expenses.

13.	The reader acknowledges that Cushman & Wakefield of California, Inc. has been retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment shall be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

14.	This study has not been prepared for use in connection with litigation and this document is not suitable for use in a litigation action. Accordingly, no rights to expert testimony, pretrial or other conferences, deposition, or related services are Included with this appraisal. If, as a result of this undertaking, C&W or any of its principals, its appraisers or consultants are requested or required to provide any litigation services, such shall be subject to the provisions of the C&W engagement letter or, if not specified therein, subject to the reasonable availability of C&W and/or said principals or appraisers at the time and shall further be subject to the party or parties requesting or requiring such services paying the then-applicable professional fees and expenses of C&W either in accordance with the provisions of the engagement letter or arrangements at the time, as the case may be.

VALUATION SERVICES

EXHIBIT “A”

That part of the West half of the Northwest quarter of Section 32, Township 1 South, Range 5 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Southeast corner of the West half of the said Northwest quarter, said point bears North 89 degrees 48 minutes 23 seconds East, 1320.58 feet from the Southwest corner of the Northwest quarter of said Section 32; THENCE North 0 degrees 09 minutes 00 seconds West along the East line of said West half, 531.48 feet to the point of beginning;

THENCE continuing North 0 degrees 09 minutes 00 seconds West, 1399.96 feet to a point 60.0 feet South of the North line of the South half of the Northwest quarter of the Northwest quarter of said Section 32;

THENCE South 89 degrees 54 minutes 41 seconds West, parallel with the said North line, 176.90 feet to a point on the arc of a circle, the center of which bears South 0 degrees 05 minutes 19 seconds East, 30.0 feet;

THENCE Southwesterly along the arc of said circle, 47.15 feet to the point of tangency;

THENCE South 0 degrees 08 minutes 10 seconds East, 528.95 feet to a point on the arc of a circle, the center of which bears South 89 degrees 51 minutes 50 seconds West, 630.00 feet ;

THENCE Southwesterly along the arc of said circle, 159.43 feet to a point of tangency;

THENCE South 14 degrees 21 minutes 50 seconds West, 372.34 feet to a point on the arc of a circle, the center of which bears South 75 degrees 38 minutes 10 seconds East, 1170.0 feet;

THENCE Southwesterly along the arc of said circle, 296.09 feet to a point on the arc of a second circle, the center of which bears North 89 degrees 51 minutes 50 seconds East, 30.0 feet;

THENCE Southeasterly along the arc of said second circle, 47.12 feet;

THENCE North 89 degrees 51 minutes 50 seconds East, 327.82 feet to the point of beginning;

EXCEPT all oil, minerals and gas in said Southwest quarter * as reserved unto KAREN ANDERSEN by Deed recorded March 24, 1952 in Docket 896, page 54.

* of the Northwest quarter,

ADDENDUM B: Demographics

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	3,991		6,003		7,421
Income less than $15,000	802	20.11%	647	10.78%	586	7.90%
Income $15,000 - $24,999	835	20.92%	648	10.79%	600	8.08%
Income $25,000 - $34,999	770	19.31%	807	13.44%	792	10.67%
Income $35,000 - $49,999	716	17.94%	1,240	20.66%	1,222	16.46%
Income $50,000 - $74,999	429	10.74%	1,313	21.87%	1,771	23.86%
Income $75,000 - $99,999	139	3.48%	701	11.68%	1,111	14.98%
Income $100,000 - $149,999	54	1.34%	462	7.70%	863	11.63%
Income $150,000 - $249,999	18	0.45%	146	2.43%	349	4.71%
Income $250,000 - $499,999	7	0.17%	25	0.42%	103	1.38%
Income $500,000 and more	0	0.00%	14	0.23%	24	0.32%
Median Household Income	28,197		45,872		57,206
Householder Age 70 - 74	2,888		4,905		5,208
Income less than $15,000	638	22.10%	488	9.95%	371	7.12%
Income $15,000 - $24,999	683	23.64%	521	10.63%	423	8.13%
Income $25,000 - $34,999	622	21.55%	631	12.87%	552	10.60%
Income $35,000 - $49,999	542	18.75%	1,020	20.80%	869	16.69%
Income $50,000 - $74,999	313	10.83%	1,183	24.13%	1,288	24.73%
Income $75,000 - $99,999	105	3.62%	552	11.24%	813	15.60%
Income $100,000 - $149,999	57	1.97%	364	7.42%	583	11.19%
Income $150,000 - $249,999	17	0.58%	127	2.59%	234	4.50%
Income $250,000 - $499,999	4	0.14%	15	0.30%	68	1.30%
Income $500,000 and more	0	0.00%	4	0.08%	8	0.16%
Median Household Income	27,697		46,922		57,554
Householder Age 75 -79	1,820		3,922		4,136
Income lass than $15,000	773	42.49%	725	18.47%	530	12.81%
Income $15,000 - $24,999	393	21.58%	688	17.54%	565	13.66%
Income $25,000 - $34,999	298	16.39%	566	14.44%	561	13.55%
Income $35,000 - $49,999	188	10.32%	763	19.46%	776	18.76%
Income $50,000 - $74,999	106	5.81%	605	15.42%	788	19.05%
Income $75,000 - $99,999	26	1.43%	317	8.09%	427	10.33%
Income $100,000 - $149,999	18	1.01%	180	4.60%	321	7.76%
Income $150,000 - $249,999	7	0.37%	64	1.62%	118	2.85%
Income $250,000 - $499,999	3	0.19%	11	0.28%	45	1.09%

Prepared on: October 15, 2003 01:23 PM	Page 17 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

Income $500,000 and more	0	0.00%	3	0.07%	6	0.14%
Median Household Income	18,346		34,656		42,964

Prepared on: October 15, 2003 01:23 PM	Page 18 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80-84	996		2,587		2,894
Income less than $15,000	450	45.14%	497	19.19%	393	13.59%
Income $15,000 - $24,999	194	19.48%	479	18.51%	431	14.90%
Income $25,000 - $34,999	170	17.03%	364	14.06%	406	14.03%
Income $35,000 - $49,999	107	10.76%	487	18.81%	526	18.18%
Income $50,000 - $74,999	71	7.10%	390	15.07%	519	17.93%
Income $75,000 - $99,999	14	1.41%	194	7.50%	290	10.03%
Income $100,000 - $149,999	14	1.39%	110	4.26%	203	7.01%
Income $150,000 - $249,999	3	0.29%	50	1.95%	83	2.87%
Income $250,000 - $499,999	1	0.10%	10	0.38%	30	1.02%
Income $500,000 and more	1	0.10%	7	0.27%	13	0.43%
Median Household Income	18,154		33,723		41,148
Householder Age 85 and over	723		1,901		2,273
Income less than $15,000	325	44.91%	405	21.32%	352	15.49%
Income $15,000 - $24,999	147	20.26%	394	20.71%	367	16.14%
Income $25,000 - $34,999	97	13.37%	282	14.85%	357	15.71%
Income $35,000 - $49,999	59	8.11%	308	16.21%	392	17.26%
Income $50,000 - $74,999	43	6.01%	247	12.97%	339	14.89%
Income $75,000 - $99,999	11	1.58%	139	7.32%	215	9.45%
Income $100,000 - $149,999	10	1.36%	70	3.68%	149	6.55%
Income $150,000 - $249,999	3	0.41%	27	1.42%	51	2.25%
Income $250,000 - $499,999	2	0.28%	27	1.41%	28	1.23%
Income $500,000 and more	0	0.00%	2	0.11%	23	1.02%
Median Household Income	16,531		30,336		37,290

Prepared on: October 15, 2003 01:23 PM	Page 19 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	93,234		163,146		189,971
Income less than $15,000	12,235	13.12%	9,892	6.06%	8,073	4.25%
Income $15,000 - $24,999	13,962	14.98%	11,935	7.32%	9,854	5.19%
Income $25,000 - $34,999	15,669	16.81%	15,189	9.31%	15,119	7.96%
Income $35,000 - $49,999	21,091	22.62%	25,061	15.36%	22,889	12.05%
Income $50,000 - $74,999	19,539	20.96%	41,110	25.20%	40,349	21.24%
Income $75,000 - $99,999	6,733	7.22%	26,827	16.44%	34,718	18.28%
Income $100,000 - $149,999	2,971	3.19%	21,469	13.16%	33,952	17.87%
Income $150,000 - $249,999	806	0.86%	9,975	6.11%	17,511	9.22%
Income $250,000 - $499,999	268	0.29%	1,330	0.82%	6,550	3.45%
Income $500,000 and more	64	0.07%	357	0.22%	956	0.50%
Average Household Income	$43,814		$74,813		$92,146
Median Household Income	$38,416		$61,856		$74,195
Per Capita Income	$16,053		$27,953		$34,382

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	52,482		95,235		111,112
Value less than $25,000	303	0.58%	410	0.43%	421	0.38%
Value $25,000 - $49.999	1,466	2.79%	514	0.54%	423	0.38%
Value $50,000 - $74,999	8,919	16.99%	1,994	2.09%	1,280	l.15%
Value $75,000 - $99,999	19,488	37.13%	6,535	6.86%	4,304	3.87%
Value $100,000 - $149,999	15,859	30.22%	32,391	34.01%	21,250	19.12%
Value $150,000 - $199,999	4,274	8.14%	26,692	28.03%	32,467	29.22%
Value $200,000 - $299,999	1,635	3.12%	19,432	20.40%	33,715	30.34%
Value $300,000 - $399,999	330	0.63%	4,323	4.54%	10,034	9.03%
Value $400,000 - $499,999	98	0.19%	1,426	1.50%	3,818	3.44%
Value $500,000 Or More	110	0.21%	1,517	1.59%	3,400	3.06%
Median Specified Owner-Occupied Housing Unit Value	94,950		160,815		192,934

Prepared on: October 15, 2003 01:23 PM	Page 20 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,045		1,045		1,051
Correctional Institutions	0	0.00%	1	0.10%	4	0.38%
Nursing Homes	911	87.17%	908	86.89%	908	86.39%
Other institutions	134	12.83%	136	13.02%	139	13.23%
Noninstitutionalized	624		627		633

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	106,335	114,634	134,794
Renter Occupied	45,771	48,512	55,177

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	17,365
In Family Households	12,704	73.16%
Householder	6,502	37.45%
Spouse	4,730	27.24%
Other relative	1,410	8.12%
Non-Relative	62	0.36%
In Group Quarters	731	4.21%
Institutionalized	731	4.21%
Other	0	0.00%
In Non-Family Households	3,930	22.63%
Male Householder	733	4.22%
Living Alone	713	4.11%
Not Living Alone	20	0.12%
Female Householder	3,025	17.42%
Living Alone	2,922	16.82%
Not Living Alone	104	0.60%
Non-Relative	171	0.98%

Prepared on: October 15, 2003 01:23 PM	Page 21 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	53,371		6,474
Less than 20%	22,113	41.43%	3,870	59.78%
20 to 24%	10,424	19.53%	711	10.98%
25 to 29%	7,951	14.90%	476	7.35%
30 to 34%	4,303	8.06%	364	5.63%
35% or more	8,341	15.63%	1,018	15.72%
Not Computed	238	0.45%	35	0.54%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	33,876		2,569
Less than 20%	10,071	29.73%	388	15.11%
20 to 24%	5,898	17.41%	212	8.24%
25 to 29%	4,204	12.41%	262	10.19%
30 to 34%	3,122	9.22%	176	6.84%
35% or more	9,407	27.77%	1,377	53.58%
Not Computed	1,174	3.47%	155	6.03%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	59,264	63.56%	7,999	75.59%
Renter Occupied Units	33,979	36.44%	2,583	24.41%
Complete Plumbing Facilities	92,977	99.71%	10,560	99.79%
Lacking Plumbing facilities	266	0.29%	30	0.28%
With Telephone	90,369	96.92%	10,447	98.72%
No Telephone	2,875	3.08%	145	1.37%
One or more Vehicles	89,646	96.14%	9,177	86.73%
No Vehicles Available	3,596	3.86%	1,417	13.39%

Prepared on: October 15, 2003 01:23 PM	Page 22 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 -74	Pct.	and Over	Pct.

Total Households	93,338		6,744		3,525
Married Couple Family	55,593	59.56%	4,503	66.78%	1,438	40.79%
Other Family	11,522	12.34%	416	6.17%	158	4.49%
Male Householder	2,947	3.16%	87	1.29%	77	2.18%
Female Householder	8,576	9.19%	329	4.88%	81	2.31%
Non-Family	26,222	28.09%	1,824	27.05%	1,929	54.72%
Householder Living Alone	18,980	20.34%	1,746	25.88%	1,883	53.43%
Householder not Living Alone	7,242	7.76%	79	1.16%	46	1.30%
Above Poverty	86,619	92.80%	6,275	93.05%	3,067	87.00%
Married Couple Family	53,802	57.64%	4,401	65.26%	1,368	38.80%
Other Family	9,449	10.12%	368	5.46%	137	3.89%
Male Householder	2,6l9	2.81%	70	1.04%	66	1.87%
Female Householder	6,830	7.32%	298	4.41%	71	2.01%
Non-Family	23,368	25.04%	1,506	22.33%	1,562	44.32%
Householder Living Alone	17,046	18.26%	1,429	21.20%	1,530	43.40%
Householder not Living Alone	6,321	6.77%	77	1.14%	32	0.92%
Below Poverty	6,719	7.20%	469	6.95%	458	13.00%
Married Couple Family	1,791	1.92%	103	1.52%	70	1.99%
Other Family	2,074	2.22%	48	0.72%	21	0.60%
Male Householder	328	0.35%	17	0.25%	11	0.31%
Female Householder	1,746	1.87%	31	0.46%	10	2.80%
Non-Family	2,855	3.06%	318	4.71%	367	10.40%
Householder Living Alone	1,934	2.07%	316	4.69%	354	10.03%
Householder not Living Alone	921	0.99%	2	0.03%	13	0.37%

Prepared on: October 15, 2003 01:23 PM	Page 23 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	187,581		16,639		5,424
With Mblty or Care Limits	6,622	3.53%	2,511	15.09%	1,550	28.58%
Mobility Limits Only	2,425	1.29%	1,283	7.71%	847	15.62%
Self Care Limits Only	2,466	1.31%	341	2.05%	173	3.19%
Both Limits	1,730	0.92%	887	5.33%	530	9.76%
No Mblty or Care Limits	180,959	96.47%	14,128	84.91%	3,874	71.42%
With Work Disability	13,627	7.26%	4,873	29.29%
In Labor Force	4,775	2.55%	249	1.49%
Employed	4,384	2.34%	228	1.37%
Unemployed	392	0.21%	21	0.13%
Not in Labor Force	8,851	4.72%	4,624	27.79%
Prevented from Working	7,311	3.90%	3,923	23.58%
Not Prevented from Wrk	1,541	0.82%	701	4.22%
No Work Disability	173,954	92.74%	11,774	70.76%
In Labor Force	137,241	73.16%	1,543	9.28%
Employed	131,291	69.99%	1,497	9.00%
Unemployed	5,950	3.17%	46	0.28%
Not in Labor Force	36,713	19.57%	10,231	61.49%

*Census 2000 SF3 (long form) data is not yet available. Data Items [ILLEGIBLE] 1990 Census figures converted to Census 2000 geographics.

Prepared on: October 15, 2003 01:23 PM	Page 24 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	411,698		441,209		514,510
Age 45 -54	51,869	12.60%	57,475	13.03%	70,542	13.71%
Age 55-59	16,543	4.02%	19,246	4.36%	25,613	4.98%
Age 60 -64	11,723	2.85%	13,067	2.96%	18,202	3.54%
Age 65-69	9,660	2.35%	10,142	2.30%	12,527	2.43%
Age 70 -74	8,115	1.97%	8,315	1.88%	8,830	1.72%
Age 75 -79	6,257	1.52%	6,452	1.46%	6,827	1.33%
Age 80 -84	3,898	0.95%	4,315	0.98%	4,814	0.94%
Age 85 and over	3,050	0.74%	3,417	0.77%	4,077	0.79%
Age 55 and over	59,246	14.39%	64,955	14.72%	80,891	15.72%
Age 65 and over	30,980	7.53%	32,642	7.40%	37,076	7.21%
Total Population, Male	205,140		219,716		256,022
Age 45-54	25,024	12.20%	27,725	12.62%	34,088	13.31%
Age 55 -59	7,949	3.87%	9,262	4.22%	12,330	4.82%
Age 60 -64	5,665	2.76%	6,304	2.87%	8,806	3.44%
Age 65 -69	4,638	2.26%	4,867	2.22%	6,056	2.37%
Age 70 -74	3,643	1.78%	3,751	1.71%	3,985	1.56%
Age 75- 79	2,658	1.30%	2,749	1.25%	2,905	1.13%
Age 80 -84	1,586	0.77%	1,732	0.79%	1,946	0.76%
Age 85 and over	932	0.45%	1,045	0.48%	1,244	0.49%
Age 55 and over	27,072	13.20%	29,711	13.52%	37,271	14.56%
Age 65 and over	13,457	6.56%	14,145	6.44%	16,135	6.30%
Total Population, Female	206,558		221,493		258,488
Age 45 -54	26,844	13.00%	29,750	13.43%	36,454	14.10%
Age 55 -59	8,594	4.16%	9,984	4.51%	13,282	5.14%
Age 60 -64	6,057	2.93%	6,763	3.05%	9,396	3.63%
Age 65 -69	5,023	2.43%	5,275	2.38%	6,471	2.50%
Age 70 -74	4,472	2.17%	4,564	2.06%	4,846	1.87%
Age 75 -79	3,598	1.74%	3,702	1.67%	3,923	1.52%
Age 80 -84	2,312	1.12%	2,584	1.17%	2,868	1.11%
Age 85 and over	2,118	1.03%	2,372	1.07%	2,833	1.10%

Prepared on: October 15, 2003 01:23 PM	Page 13 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	32,174	15.58%	35,244	15.91%	43,619	16.87%
Age 65 and over	17,523	8.48%	18,497	8.35%	8.35	8.10%

Prepared on: October 15, 2003 01:23 PM	Page 14 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	326,662		347,158		397,466
Age 65 and over	28,537	8.74%	30,027	8.65%	33,699	8.48%
Black or African American Alone	14,030		15,549		19,236
Age 65 and over	558	3.97%	600	3.86%	748	3.89%
American Indian and Alaska Native Alone	7,181		7,927		9,735
Age 65 and over	157	2.18%	162	2.05%	208	2.13%
Aslan Alone	16,287		18,156		22,715
Age 65 and over	735	4.51%	786	4.33%	1,018	4.48%
Native [ILLEGIBLE] and Other Pacific Islander Alone	618		670		835
Age 65 and over	16	2.54%	16	2.34%	22	2.62%
Some Other Race Alone	34,470		38,183		47,269
Age 65 and over	705	2.05%	761	1.99%	997	2.11%
Two or More Races	12,450		13,567		17,255
Age 65 and ever	273	2.19%	290	2.14%	383	2.22%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or latino	72,773		80,163		98,762
Age 65 and over	2,057	2.83%	2,134	2.66%	2,792	2.83%
Not Hispanic or Latino	338,925		361,046		415,748
Age 65 and over	28,923	8.53%	30,508	8.45%	34,284	8.25%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55-64	8,681		18,840		25,462
Income less than $15,000	1,161	13.38%	1,185	6.29%	1,090	4.28%
Income $15,000 - $24,999	1,294	14.91%	1,322	7.02%	1,248	4.90%
Income $25,000 - $34,999	1,346	15.50%	1,655	8.78%	1,966	7.72%
income $35,000 - $49,999	1,570	18.08%	2,909	15.44%	2,934	11.52%
Income $50,000 - $74,999	2,057	23.69%	4,331	22.99%	5,236	20.56%
Income $75,000 - $99,999	638	7.35%	3,042	16.14%	4,546	17.86%
Income $100,000 - $149,999	379	4.37%	2,909	15.44%	4,800	18.85%
Income $150,000 - $249,999	104	1.20%	1,245	6.61%	2,598	10.20%
Income $250,000 - $499,999	38	0.44%	203	1.08%	906	3.56%
Income $500,000 and more	6	0.07%	41	0.22%	138	0.54%
Median Household Income	39,725		63,562		76,419

Prepared on: October 15, 2003 01:23 PM	Page 15 of 36

Senior Life Report
Area(s): Radius 7.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

Prepared on: October 15, 2003 01:23 PM	Page 16 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	748,440		797,425		919,611
Age 45 - 54	87,107	11.64%	96,289	12.08%	117,627	12.79%
Age 55 - 59	27,676	3.70%	32,168	4.03%	42,650	4.64%
Age 60 - 64	19,977	2.67%	22,210	2.79%	30,801	3.35%
Age 65 - 69	16,662	2.23%	17,456	2.19%	21,515	2.34%
Age 70 - 74	14,405	1.92%	14,731	1.85%	15,612	1.70%
Age 75 - 79	11,503	1.54%	11,844	1.49%	12,552	1.36%
Age 80 - 84	7,310	0.98%	8,083	1.01%	9,037	0.98%
Age 85 and over	5,611	0.75%	6,307	0.79%	7,539	0.82%
Age 55 and over	103,144	13.78%	112,799	14.15%	139,706	15.19%
Age 65 and over	55,490	7.41%	58,421	7.33%	66,256	7.20%
Total Population, Male	377,169		401,469		462,430
Age 45 - 54	42,750	11.33%	47,271	11.77%	57,781	12.50%
Age 55 - 59	13,336	3.54%	15,501	3.86%	20,598	4.45%
Age 60 - 64	9,578	2.54%	10,643	2.65%	14,767	3.20%
Age 65 - 69	7,821	2.07%	8,181	2.04%	10,134	2.19%
Age 70 - 74	6,399	1.70%	6,579	1.64%	6,954	1.50%
Age 75 - 79	4,810	1.28%	4,955	1.23%	5,247	1.13%
Age 80 - 84	2,919	0.77%	3,180	0.79%	3,562	0.77%
Age 85 and over	1,750	0.46%	1,962	0.49%	2,358	0.51%
Age 55 and over	46,612	12.36%	51,001	12.70%	63,641	13.76%
Age 65 and over	23,698	6.28%	24,856	6.19%	28,256	6.11%
Total Population, Female	371,270		395,956		457,181
Age 45 - 54	44,356	11.95%	49,018	12.38%	59,846	13.09%
Age 55 - 59	14,341	3.86%	16,666	4.21%	22,051	4.82%
Age 60 - 64	10,399	2.80%	11,567	2.92%	16,014	3.50%
Age 65 - 69	8,841	2.38%	9,275	2.34%	11,381	2.49%
Age 70 - 74	8,006	2.16%	8,153	2.06%	8,658	1.89%
Age 75 - 79	6,693	1.80%	6,889	1.74%	7,305	1.60%
Age 80 - 84	4,392	1.18%	4,903	1.24%	5,475	1.20%
Age 85 and over	3,860	1.04%	4,345	1.10%	5,181	1.13%

Prepared on: October 15, 2003 01:23 PM	Page 25 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	56,532	15.23%	61,799	15.61%	76,066	16.64%
Age 65 and over	31,792	8.56%	33,565	8.48%	8.48	8.31%

Prepared on: October 15, 2003 01:23 PM	Page 26 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	579,442		610,775		688,120
Age 65 and over	51,097	8.82%	53,736	8.80%	60,187	8.75%
Black or African American Alone	27,066		29,672		35,967
Age 65 and over	1,005	3.71%	1,071	3.61%	1,317	3.66%
American Indian and Alaska Native Alone	14,915		16,391		20,004
Age 65 and over	351	2.35%	363	2.22%	464	2.32%
Asian Alone	25,511		28,205		34,764
Age 65 and over	1,054	4.13%	1,127	4.00%	1,452	4.18%
Native Hawaiian and Other Pacific Islander Alone	1,651		1,778		2,168
Age 65 and over	36	2.20%	35	1.99%	54	2.47%
Some Other Race Alone	76,456		85,208		106,524
Age 65 and over	1,428	l.87%	1,541	1.81%	2,045	1.92%
Two or More Races	23,400		25,396		32,064
Age 65 and over	519	2.22%	546	2.15%	737	2.30%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	155,299		172,187		214,213
Age 65 and over	4,138	2.66%	4,230	2.46%	5,601	2.61%
Not Hispanic or Latino	593,140		625,238		705,398
Age 65 and over	51,352	8.66%	54,191	8.67%	60,654	8.60%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 -64	16,883		31,887		42,663
Income less than $15,000	2,649	15.69%	2,321	7.28%	2,158	5.06%
Income $15,000 - $24,999	2,733	16.19%	2,538	7.96%	2,529	5.93%
Income $25,000 - $34,999	2,523	14.95%	3,108	9.75%	3,592	8.42%
Income $35,000 - $49,999	3,129	18.53%	5,099	15.99%	5,344	12.53%
Income 150,000 - $74,999	3,470	20.56%	7,099	22.26%	8,804	20.64%
Income $75,000 - $99,999	1,199	7.10%	4,907	15.39%	7,134	16.72%
Income $100,000 - $149,999	636	3.77%	4,378	13.73%	7,447	17.46%
Income $150,000 - $249,999	161	0.95%	2,055	6.45%	3,960	9.28%
Income $250,000 - $499,999	56	0.33%	311	0.97%	1,476	3.46%
Income $500,000 and more	12	0.07%	71	0.22%	220	0.52%
Median Household Income	36,814		60,132		71,890

Prepared on: October 15, 2003 01:23 PM	Page 27 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

Prepared on: October 15, 2003 01:23 PM	Page 28 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 -69	7,925		10,482		12,832
Income less than $15,000	2,019	25.47%	1,271	12.12%	1,105	8.61%
Income $15,000 - $24,999	1,730	21.82%	1,396	13.32%	1,330	10.37%
Income $25,000 - $34,999	1,417	17.88%	1,453	13.86%	1,497	11.67%
Income $35,000 - $49,999	1,264	15.95%	2,240	21.37%	2,189	17.06%
Income $50,000 - $74,999	756	9.54%	2,047	19.53%	3,017	23.51%
Income $75,000 - $99,999	204	2.57%	1,053	10.05%	1,615	12.59%
Income $100,000 - $149,999	107	1.35%	688	6.57%	1,311	10.22%
Income $150,000 - $249,999	22	0.27%	267	2.54%	545	4.25%
Income $250,000 - $499,999	9	0.12%	50	0.48%	180	1.41%
Income $500,000 and more	0	0.00%	17	0.16%	42	0.33%
Median Household Income	25,106		42,507		52,448
Householder Age 70 -74	6,129		8,814		9,277
Income less than $15,000	1,827	29.82%	1,056	11.98%	784	8.45%
Income $15,000 - $24,999	1,537	25.08%	1,168	13.25%	979	10.56%
Income $25,000 - $34,999	1,179	19.24%	1,200	13.62%	1,100	11.86%
Income $35,000 - $49,999	1,022	16.67%	1,909	21.66%	1,613	17.39%
Income $50,000 - $74,999	569	9.29%	1,853	21.02%	2,229	24.03%
Income $75,000 - $99,999	158	2.57%	851	9.65%	1,201	12.95%
Income $100,000 - $ 149,999	94	1.53%	525	5.96%	886	9.55%
Income $150,000 - $249,999	22	0.35%	216	2.45%	354	3.82%
Income $250,000 - $499,999	7	0.11%	28	0.32%	110	1.19%
Income $500,000 and more	0	0.00%	8	0.09%	19	0.20%
Median Housahold Income	23,963		42,716		51,800
Householder Age 75 - 79	4,305		7,433		7,791
Income less than $15,000	1,976	45.90%	1,575	21.19%	1,155	14.82%
Income $15,000 - $24,999	942	21.87%	1,471	19.79%	1,287	16.52%
Income $25,000 - $34,999	629	14.61%	1,059	14.25%	1,159	14.87%
Income $35,000 - $49,999	374	8.68%	1,298	17.46%	1,337	17.16%
Income $50,000 - $74,999	226	5.25%	1,059	14.24%	1,292	16.58%
Income $75,000 - $99,999	58	1.34%	534	7.19%	708	9.09%
Income $100,000 - $149,999	36	0.84%	302	4.06%	548	7.03%
Income $150,000 - $249,999	13	0.30%	107	1.44%	218	2.80%
Income $250,000 - $499,999	5	0.12%	18	0.24%	72	0.92%

Prepared on: October 15, 2003 01:23 PM	Page 29 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500.000 and more	0	0.00%	9	0.12%	15	0.19%
Median Household Income	16,614		31,321		38,307

Prepared on: October 15, 2003 01:23 PM	Page 30 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 -84	2,530		5,036		5,574
Income less than $15,000	1,273	50.19%	1,119	22.22%	861	15.44%
Income $15,000 - $24,999	558	22.00%	1,034	20.53%	974	17.48%
Income $25,000 - $34,999	373	14.69%	731	14.52%	866	15.53%
Income $35,000 - $49,999	218	8.59%	869	17.27%	967	17.36%
Income $50,000 - $74,999	136	5.35%	697	13.84%	904	16.22%
income $75,000 - $99,999	35	1.37%	304	6.03%	474	8.50%
Income $100,000 - $149,999	21	0.83%	173	3.44%	323	5.80%
Income $150,000 - $249,999	7	0.28%	75	1.49%	131	2.35%
Income $250,000 - $499,999	2	0.08%	19	0.38%	49	0.88%
Income $500,000 and more	2	0.08%	14	0.28%	24	0.43%
Median Household Income	15,68l		29,993		36,340
Householder Age 85 and over	1,800		3,650		4,328
Income less than $15,000	882	49.02%	846	23.17%	709	16.39%
Income $15,000 - $24,999	383	21.29%	801	21.94%	798	18.44%
Income $25,000 - $34,999	225	12.52%	550	15.08%	706	16.31%
Income $35,000 - $49,999	134	7.43%	589	16.12%	744	17.20%
Income $50,000 - $74,999	83	4.61%	465	12.74%	624	14.43%
Income $75,000 - $99,999	24	1.32%	204	5.59%	361	8.34%
Income $100,000 - $149,999	15	0.84%	114	3.13%	225	5.21%
Income $150,000 - $249,999	8	0.44%	46	1.26%	92	2.13%
Income $250,000 - $499,999	2	0.11%	33	0.90%	41	0.96%
Income $500,000 and more	0	0.00%	2	0.05%	26	0.60%
Median Household Income	14,898		28,240		34,292

Prepared on: October 15, 2003 01:23 PM	Page 31 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	186,363		290,958		333,534
Income less than $15,000	34,013	18.25%	24,032	8.26%	19,474	5.84%
Income $15,000 - $24,999	32,500	17.44%	26,424	9.08%	23,349	7.00%
Income $25,000 - $34,999	31,553	16.93%	30,436	10.46%	30,089	9.02%
Income $35,000 - $49,999	39,036	20.95%	46,924	16.13%	44,888	13.46%
Income $50,000 - $74,999	32,595	17.49%	68,365	23.50%	68,921	20.66%
Income $75,000 - $99,999	10,701	5.74%	42,324	14.55%	54,716	16.40%
Income $100,000 - $149,999	4,660	2.50%	33,835	11.63%	52,969	15.88%
Income $150,000 - $249,999	1,221	0.66%	15,868	5.45%	27,268	8.18%
Income $250,000 - $499,999	412	0.22%	2,154	0.74%	10,285	3.08%
Income $500,000 and more	112	0.06%	595	0.20%	1,575	0.47%
Average Household Income	$39,333		$69,811		$86,078
Median Household Income	$33,521		$56,459		$67,762
Per Capita Income	$14,615		$25,640		$31,367

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	92,759		155,743		180,240
Value less then $25,000	595	0.64%	625	0.40%	621	0.34%
Value $25,000 - $49,999	3,757	4.05%	906	0.58%	692	0.38%
Value $50,000 - $74,999	22,595	24.36%	4,284	2.75%	2,550	1.41%
Value $75,000 - $99,999	32,184	34.70%	15,583	10.01%	9,901	5.49%
Value $100,000 - $149,999	23,200	25.01%	54,380	34.92%	41,167	22.84%
Value $150,000 - $199,999	6,611	7.13%	37,561	24.12%	47,566	26.39%
Value $200,000 - $299,999	2,786	3.00%	29,910	19.21%	49,575	27.50%
Value $300,000 - $399,999	643	0.69%	7,200	4.62%	15,906	8.83%
Value $400,000 - $499,999	189	0.20%	2,726	1.75%	6,356	3.53%
Value $500,000 Or More	199	0.21%	2,568	1.65%	5,906	3.28%
Median Specified Owner-Occupied Housing Unit Value	90,094		152,788		186,989

Prepared on: October 15, 2003 01:23 PM	Page 32 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,611		1,613		1,618
Correctional Institution	0	0.00%	1	0.08%	4	0.28%
Nursing Homes	1,333	82.73%	1,331	82.54%	1,330	82.20%
Other Institutions	278	17.27%	280	17.39%	284	17.52%
Noninstitutionalized	6,501		6,514		6,552

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	174,188	186,617	216,877
Renter Occupied	99,329	104,340	116,657

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	36,306
In Family Households	25,471	70.16%
Householder	13,239	36.46%
Spouse	9,370	25.81%
Other relative	2,652	7.30%
Non-Relative	210	0.53%
In Group Quarters	1,214	3.34%
Institutionalized	1,177	3.24%
Other	37	0.10%
In Non-Family Households	9,622	26.50%
Male Householder	1,927	5.31%
Living Alone	1,839	5.06%
Not Living Alone	89	0.24%
Female Householder	7,392	20.36%
Living Alone	7,207	19.85%
Not Living Alone	185	0.51%
Non-Relative	302	0.83%

Prepared on: October 15, 2003 01:23 PM	Page 33 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	94,139		12,777
Less than 20%	39,718	42.19%	7,799	61.04%
20 to 24%	17,728	18.83%	1,331	10.42%
25 to 29%	13,605	14.45%	884	6.92%
30 to 34%	7,698	8.18%	683	5.35%
35% or more	14,889	15.82%	1,966	15.39%
Not Computed	501	0.53%	114	0.89%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner - Occupied Housing Units	78,173		5,251
Less than 20%	21,390	27.36%	733	13.95%
10 to 24%	12,238	15.65%	406	7.73%
25 to 29%	9,551	12.22%	601	11.44%
30 to 34%	6,876	8.80%	459	8.74%
35% or more	25,288	32.35%	2,655	50.57%
Not Computed	2,831	3.62%	398	7.57%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	108,176	57.98%	17,356	76.63%
Renter Occupied Units	78,384	42.02%	5,292	23.37%
Complete Plumbing Facilities	186,047	99.73%	22,588	99.74%
Lacking Plumbing Facilities	512	0.27%	70	0.31%
With Telephone	178,214	95.53%	22,263	98.30%
No Telephone	8,348	4.47%	402	1.78%
One or more Vehicles	176,206	94.45%	19,341	85.40%
No Vehicles Available	10,353	5.55%	3,321	14.66%

Prepared on: October 15, 2003 01:23 PM	Page 34 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 -74	Pct.	and Over	Pct.

Total Households	186,802		13,933		8,624
Married Couple Family	101,308	54.23%	8,410	60.36%	3,196	37.05%
Other Family	24,104	12.90%	1,086	7.80%	560	6.50%
Male Householder	6,495	3.48%	191	1.37%	200	2.32%
Female Householder	17,608	9.43%	895	6.42%	360	4.17%
Non-Family	61,390	32.86%	4,436	31.84%	4,868	56.45%
Householder Living Alone	42,690	22.85%	4,285	30.75%	4,746	55.04%
Householder not Living Alone	18,699	10.01%	151	1.09%	122	1.41%
Above Poverty	167,696	89.77%	12,788	91.78%	7,449	86.38%
Married Couple Family	96,998	51.93%	8,218	58.99%	3,059	35.47%
Other Family	19,335	10.35%	938	6.73%	497	5.76%
Male Householder	5,677	3.04%	153	1.10%	184	2.13%
Female Householder	13,658	7.31%	785	5.63%	313	3.63%
Non-Family	51,363	27.50%	3,631	26.06%	3,893	45.14%
Householder Living Alone	36,998	19.81%	3,500	25.12%	3,785	43.89%
Householder not Living Alone	14,364	7.69%	131	0.94%	108	1.25%
Below Poverty	19,105	10.23%	1,145	8.22%	1,175	13.62%
Married Couple Family	4,310	2.31%	192	1.38%	136	1.58%
Other Family	4,769	2.55%	148	1.06%	63	0.73%
Male Householder	818	0.44%	38	0.27%	17	0.19%
Female Householder	3,950	2.11%	110	0.79%	46	4.76%
Non-Family	10,027	5.37%	805	5.78%	975	11.31%
Householder Living Alone	5,692	3.05%	785	5.63%	961	11.15%
Householder not Living Alone	4,335	2.32%	20	0.14%	14	0.16%

Prepared on: October 15, 2003 01:23 PM	Page 35 of 36

Senior Life Report
Area(s): Radius 10.0

101 S YUCCA ST	Latitude:	33.301918
CHANDLER, AZ 85224-8149	Longitude:	-111.872490

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	374,599		35,163		12,759
With Mblty or Care Lmts	14,803	3.95%	5,798	16.49%	3,588	28.12%
Mobility Limits Only	5,323	1.42%	2,671	7.60%	1,773	13.90%
Self Care Limits Only	5,509	1.47%	984	2.80%	435	3.41%
Both Limits	3,970	1.06%	2,143	6.10%	1,380	10.82%
No Mblty or Care Limits	359,796	96.05%	29,365	83.51%	9,171	71.88%
With a Work Disability	30,802	8.22%	11,132	31.66%
In Labor Force	10,236	2.73%	488	1.39%
Employed	9,129	2.44%	420	1.19%
Unemployed	1,107	0.30%	68	0.19%
Not in Labor Force	20,565	5.49%	10,644	30.27%
Prevented from Working	17,059	4.55%	9,148	26.02%
Not Prevented from Wrk	3,506	0.94%	1,497	4.26%
No Work Disability	343,797	91.78%	24,046	68.38%
In Labor Force	267,593	71.43%	3,470	9.87%
Employed	254,504	67.94%	3,296	9.37%
Unemployed	13,090	3.49%	174	0.49%
Not in Labor force	76,204	20.34%	20,576	58.52%

*     Census 2000 SF3 (long form) data is not yet available. Data Items [ILLEGIBLE] 1990 Census figures converted to Census 2000 geographics.

Prepared on: October 15, 2003 01:23 PM	Page 36 of 36

DEMOGRAPHIC PROFILE
101 SOUTH YUCCA STREET
CHANDLER, ARIZONA

	1.0 MILE	3.0 MILES	5.0 MILES	CHANDLER	MARICOPA, COUNTY, AZ	ARIZONA

Population
2000 Population	13389	106944	236627	176581	3072149	5130632
2002 Population	14901	115584	255117	192208	3258313	5413118
2007 Population	18596	136941	300882	230693	3724531	6121814
% Change 2000 to 2002	0.0549	0.0396	0.0383	0.0433	0.0299	0.0272
% Change 2002 to 2007	0.0453	0.0345	0.0335	0,0372	0.0271	0.0249
Per Capita Personal Income
1990 Per Capita Personal Income	13260	14043	16417	14606	14942	13439
2002 Per Capita Personal Income	21817	24786	28772	26970	25483	22667
2007 Per Capita Personal Income	26316	30686	35434	33512	30895	27351
% Change 1990 to 2002	0.0424	0.0485	0.0479	0.0524	0.0455	0.0445
% Change 2002 to 2007	0.0382	0.0436	0.0425	0.0444	0.0393	0.0383
Households
2000 No. Households	4092	36507	82760	62377	1132886	1901,327
2002 No. Households	5200	39366	89430	67963	1196768	2005250
2007 No. Household	6453	46324	105617	81471	1354126	2264618
% Chang 2000 to 2002	0.0528	0.0384	0.0395	0.0438	0.0278	0.027
% Change 2002 to 2007	0.0441	0.0331	0.0338	0.0369	0.025	0.0246
Persons Per Household
2000 Persons Per Household	2.76	2.91	2.85	2.82	2,67	2.64
2002 Persons Per Household	2.78	2.92	2.84	2.82	2,69	2.64
2007 Persons Per Household	2.81	2.94	2.84	2.82	2.72	2.65
% Change 2000 to 2002	0.0038	0.0014	-0.001	-0.0003	0.0024	0.0007
% Change 2002 to 2007	0.0024	0.0015	-0.0002	0.0004	0.0024	0.0007
Average Household Income
1990 Avg Household Income	36170	40969	48037	42154	39016	35497
2002 Avg Household Income	70319	72113	80802	75395	69203	60458
2007 Avg Household Income	86256	89807	99420	93827	85014	73240
% Change 1990 to 2002	0.057	0.0482	0.0443	0.0496	0.0489	0.0454
% Change 2002 to 2007	0.0417	0.0449	0.0423	0.0447	0.042	0.0391
Income Ranges
Median Income	60723	59456	66747	63243	51769	44424
$150,000 or more	0.0821	0.0725	0.0865	0.0708	0,0672	0.051
$100,000 to $149,000	0.0967	0.1091	0.1448	0.1227	0.0974	0.0768
$75,000 to $99,999	0.1457	0.1567	0.1844	0.1828	0.1297	0.1083
$50,000 to $74,999	0.3071	0.2602	0.2553	0,2632	0.2214	0.2022
$35,000 to $49,999	0.1382	0.1505	0.1356	0.1514	0.1639	0.1662
$25,000 to $34,999	0.0892	0.1021	0.0807	0.0845	0.1165	0.1306
$15,000 to $24,999	0.0837	0.0827	0.0641	0.0737	0.106	0.1312
Under $15,000	0.0573	0.0663	0.0485	0.0509	0.0979	0.1337
1990 Median Income	31719	36191	42348	38199	31068	27945
2007 Median Income	74044	72812	81242	76868	62240	51440
Occupancy
2000 Occupied Housing Units	4992	38621	86912	66592	1250231	2189189
Owner Occupied	0.5465	0.6515	0.7327	0.6894	0.6115	0.5909
Renter Occupied	0.3934	0.2937	0.2195	0.2473	0.2946	0.2776
2000 Population 25+ by Education Level	3640	35288	80234	53564	1339324	2291429
Bachelors Degree Only	0.1385	0.1729	0.2168	0.1887	0.1504	0.1338
Graduate Degree	0.0642	0,0729	0.095	0.0724	0.0718	0.0699
Retail Trade Potential 2002
Total Retail Sales	175816205	1327097265	3038580430	2300513536	39458320384	6.4073E+10
Apparel Accessory	6165484	46722290	107655416	81160104	1374064768	2260118784
Automotive Dealers	47056389	355023028	8l9226910	617927744	10556694528	1.516E+10
Automotive & Home Supply Stores	2852527	21605064	48859844	37256004	651692288	1137373696
Drug & Proprietary Stores	7598208	57528528	132058896	99945688	1756177920	2744957696
Eating & Drinking Places	18193158	137603732	315056383	238551840	4033278208	6463648256
Food Stores	27502009	207987912	475940433	360354080	6284740096	1.0638E+10
Furniture Home Furnishing Stores	4358247	32934524	76105603	57366564	975727296	1472459776
Home Appliance, Radio, & T.V Stores	4572176	34615575	80155259	60208836	997271296	1460188416
Gasoline Service Stations	10285679	77888876	175719653	134042336	2358562816	4607394816
General Merchandise	22556894	170813234	391667329	295918272	5021002240	8378152448
Department Store	17983641	136305321	311612773	236000304	4048151296	6604729344
Hardware, Lumber & Garden Stores	8265281	62374940	141282325	107652592	1879580160	3313700864

                       Source: Claritas Inc.

ADDENDUM C: Property Exhibits

MARICOPA COUNTY
OFFICIAL PARCEL MAP
STATE OF ARIZONA
PT. SECTION 32 T01S R05E
MAP ID = 858 - 32 - 32 - 03
LOCATOR GRID
SECTION
1/4 SECTION
1/4 1/4 SECTION
ASSESSOR BOOKS & MAPS WITHIN THIS AREA
BOOK 303 MAP 23
SUBDIVISIONS
SCALE:
Maricopa County Assessor G.I.S.
MARICOPA COUNTY ASSESSOR'S OFFICE
301 W. JEFFERSON ST.
PHOENIX, AZ 85003
www.maricopa.gov/assessor
303-23-001B
12.458AC.
303-23-003H
8.256AC
303-23-001G
8.898AC.
303-23-001D
4.145AC.
DOBSON ROAD
FRYE ROAD
858320202
858320201
858310101
858310401
858320302
858320204
858320301
TRACT
326.12'
23.12'
537.22'
356.60'
507.36'
1399.96'
370.34'
311.27'
296.09'
327.82'
64.90'
282.86'
217.49'
237.70'
431.51'
447.10'
375'
462'
200'
195'
15'x15'
38'
408.46'
410.52'
55'
50'
40'

County Parcels

Dobson Rd
Chandler Blvd
Chandler Blvd
Chandler Blvd
Apartment
Dobson Rd
Unknown
Commonwealth Ave
Unknown
Pennington St
Venus Wy
Unknown
Boston St
Boston St
Boston St
Unknown
Unknown
Unknown
Jupiter Wy
Butler Dr
Unknown
Unknown
Unknown
Unknown
Yucca St
Unknown
Chicago St
Butler Dr

http://www.maricopa.gov/assessor/gis/maps/assessor.mwf

Thursday, October 02, 2003 3:46 PM

A.L.T.A./A.C.S.M. LAND TITLE SURVEY
FOR
ARV ASSISTED LIVING
245 FISCHER AVENUE D-1
COSTA MESA, CALIFORNIA 92626-4639

MATCH LINE SHEET 3
BOSTON
ARV ASSISTED LIVING

TRACT A
TRACT B
JUPITER WAY
PENNINGTON DRIVE
PENNINGTON ST.
ROAD
DOBSON ROAD
BOSTON STREET
MATCH LINE SHEET 2
PUBLIC STREET
STREET
CENTRAL BUILDING
SHEET 2 OF 8
ASSISTED LIVING

Assessor Residential Parcel Information	Page 1 of 1

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Property Information			View GIS Maps
Parcel#:	303-23-003-H
Property	101 S YUCCA ST	Subdivision Name:
Address	CHANDLER, AZ 85224	Lot#:	MCR#:

Property Description:	PT W2 NW4 DAF COM AT SE COR WZ NW4 N 531.481 FTO TPOB CONT N 1399.96F TO A PT 60F S OF N LN S2 NW4
Section Township Range:	32 1S 5E	Associated Parcel:

Owner Information			View Tax Statement
Owner:	ARV CHANDLER VILLAS L P
Mailing	245 FISCHER AVE STE D..	Deed#: 010061846	Sales Price:	$0
Address	COSTA MESA, CA 92626	Deed Date: 1/29/2001	Sales Date:	n/a*

Valuation Information

Tax Year:	2004	2003	2002

Full Cash Value:	$6,157,084	$6,157,084	$5,830,797
Limited Property Value:	$6,157,084	$6,135,868	$5,578,062
Legal Class:	4	4	4
Assessment Ratio:	10%	10%	10%
Assessed FCV	$615,708	$615,708	$583,080
Assessed LPV	$615,708	$613,587	$557,806
Property Use Code:	1940	1940
Tax Area Code:	800308	800308	800306

Additional Component Information ( for this parcel )

Valuation      Characteristics

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Helpful Information:

recorder    glossary     forms
Disclaimer

The data contained in this database is deemed reliable but not guaranteed. This Information should be used for informational use only and ‘does not constitute a legal document for the description of these properties. Every effort has been made to insure the accuracy of this data; however, this material may be slightly dated which would have an impact on its accuracy. The Maricopa County Assessor’s Office disclaims any responsibility or liability for any direct or indirect damages resulting from the use of this data.

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Maricopa County Tax Statements	Page 1 of 3

2003 Property Tax Statement

Maricopa County Treasurer	Doug Todd, Treasurer
301 W. Jefferson St.- RM 100	Phone:(602)506-8511
Phoenix, AZ 85003-2199	http://treasurer.maricopa.gov

Tax Bill	Tax Summary	Pay Online!	Valuations	Home
Tax Stub	Address	Activities	Tax Receipt	New Parcel

Tax Bill Summary

Parcel Number	303-23-003H 7

2003 Assessed Value	Totals	2003 Tax Amount
$613,587	Primary (limited)	$47,211.84
$615,708	Secondary (full cash)	$23,709.04
	Special Districts	$600.94
No delinquent prior year taxes	Full Year Amount*	$71,521.82
$35,760.91	<1st Due each half 2nd>	$35,760.91
Area Code: 800308	Total Payments Made	$0.00

*The Full Year Amount is for the current tax year only. It does NOT include late payment interest charges or delinquent prior year taxes, The statement is for 2003 only. To view the Total Amount Due including interest and penalties Click Here. The first half payment is due 1 Oct 2003, and the second half is due 1 Mar 2004. Please call (602) 506-8511 for any questions concerning the Statement or Amount Due. Include a Tax Stub with your check.

Tax History	New Parcel	Treasurer’s Home Page	Current Assessed Value	Parcel Map

Property Information

Legal Description

Section/Lot	Township/Block	Range/Tract
32	1S	5E

PT W2 NW4 DAF COM AT SE COR W2 NW4 N 531.48F TO
TPOB CONT N 1399.96F TO A PT 60F S OF N LN S2
NW4 NW4 TH W 176.90F TH SWLY 47.15F S 528.95F TH
SWLY 159.43F TH S 14D W 372.34F TH SWLY ALG ARC
296.09F TH SELY ALG ARC 47.12F TH E 327.82F TO
TPOB
*A complete legal description is available from the Maricopa County Assessor at (602)506-3406.

Current Mailing Name & Address
ARV CHANDLER VILLAS LP

Maricopa County Tax Statements	Page 2 of 3

245 FISCHER AVE STE Dl
COSTA MESA CA 926264539

Request Name/Mailing Address Changes
or call the Treasurer at (602)506-8511.
Top

Parcel 303-23-003H 2003 Primary (Limited) Assessed Values

Assessment Type	Limited Value	Assessment Ratio	Assessed Value
Land/Bldg/Improvements	$6,135,868	10%	$613,587
Primary Total	$6,135,868		$613,587

2003 Primary (limited) Tax Amounts

Tax District	Phone	Rate/100	2003 Tax	2002 Tax
County	602-506-8511	1.2108	$7,429.31	$6,753.92
Educ. Equal	602-506-8511	0.4717	$2,894.29	$2,727.11
CITY OF CHANDLER	480-782-2220	0.3800	$2,331.63	$2,119.66
CHANDLER UNIFIED	480-812-7000	4.6909	$28.782.76	$28,325.95
COMMUNITY COLLEGE DIST.	480-731-8621	0.9410	$5,773.815	$5,373.90
State Aid Credit			$0.00	$0.00
Primary Totals		7.6944	$47,211.84	$45,300.54

Top

Parcel 303-23-003H 2003 Secondary (Full Cash) Assessed Values

Assessment Type	Full Cash Value	Assessment Ratio	Assessed Value
Land/Bldg/Improvements	$6,157,084	10%	$615,708
Secondary Total	$6,157,084		$615,708

2003 Secondary (Full Cash) Tax Amounts

Tax District	Phone	Rate/100	2003 Tax	2002 Tax
Flood	602-506-1501	0.2119	$1,304.68	$1,235.54
CAWCD	623-869-2333	0.1200	$738.84	$758.00
Overrides		0.7511	$4,624.58	$4,804.58
Fire	602-506-8511	0.0070	$43.10	$44.32
Library	602-506-85ll	0.0521	$320.78	$245.48
BONDS
County Bond		0.0700	$431.01	$466.45

Maricopa County Tax Statements	Page 3 of 3

City Bond	0.9000	$5,541.37	$5,247.72
School Bond	1.6011	$9,858.09	$10,986.99
Comm Col Bond	0.1375	$846.59	$870.54
Secondary Totals	3.8507	$23,709.04	$24,659.62

Top

Parcel 303-23-003H 2003 Special District Detail

Assessed Value	Dist#	Tax District	Phone	Rate	2003 Tax	2002 Tax
615708	10546	HOSPITAL DISTRICT NO 1	602-506-8511	.0000	$0.00	$0.00
615708	30001	EAST VALLEY INSTITUTE TECH	480-461-4173	.0976	$600.94	$651.30
Special Districts Total					$600.94	$651.30

Top    New Parcel    Home

Flood Insights test results for :

101 S YUCCA ST, CHANDLER,AZ 85224
Geocoding Accuracy: S5 - Exact Point Match

Flood Zone Determinations What’s This? SFHA (Flood Zone) Within 250 feet of multiple flood zones ? Out No

Community	Community Name	Zone	Panel	Panel Date
040040	CHANDLER, CITY OF	X500	2665F	July 19, 2001

FIPS Code	Census Tract
04013	5231.03

           Copyright 2000,Transamerica Flood Hazard Certification, Inc... All rights reserved.

http://www.floodinsights.com/XsiteScripts/hsrun.hse/Floodinsights/FloodLookups/StateId/...   11/6/2003

55047 039

PROPERTY OF THE

ARIZONA DEPARTMENT OF HEALTH SERVICES

ARV Assisted Living, Inc., dba
Chandler Villas
101 South Yucca Street
Chandler, AZ 85224

This facility is licensed to operate as a(n) **ASSISTED LIVING CENTER**

Services: SUPERVISORY CARE

Total Capacity: 164 (Units Available)

This license has been issued under the authority of Title 36, Chapter 4, Arizona Revised statutes and pursuant to Department of Health Services' Rules, is not transferable and is valid only for the location identified above.

License Effective:

From: March 1, 2003 To: February 29, 2004

Issued: September 29, 2003

Number: ALC-4403

Recommended By:

Issued By: Assistant Director

PURSUANT TO A.R.S. §41-1092.11 (A), UPON SUBMITTAL OF A TIMELY AND SUFFICIENT APPLICATION THIS LICENSE WILL REMAIN IN EFFECT UNTIL REISSUED OR REVOKED
TO BE FRAMED AND DISPLAYED IN A CONSPICUOUS PLACE

ADDENDUM D: Financial Data

PIII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	Chandler Villas
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	236,112	223,635	221,276	215,175	225,378	226,048	231,002
40010 Revenue-Rent Refunds/Proration	(1,900)	(880)	(2,488)	—	—	—	(507)

Total Rental Revenue	234,212	222,755	218,788	215,175	225,378	226,048	230,496

40110 Revenue-AL Level 1	5,363	4,483	3,950	4,750	3,600	3,200	4,550
40115 Revenue-AL Level 2	5,140	3,600	3,575	3,600	5,500	4,700	4,750
40120 Revenue-AL Level 3	3,800	4,000	3,000	1,808	—	800	—
40125 Revenue-AL Level 4	2,000	2,000	1,000	400	—	—	—
40130 Revenue-AL Level 5	1,200	1,200	1,200	1,200	—	—	—
40135 Revenue-AL Level 6	—	—	—	—	—	—	—
40140 Revenue-AL Level 7	—	—	—	—	—	—	—

Total AL Services Revenue	17,503	15,283	12,725	11,758	9,100	8,700	9,300

40515 Revenue-Other	534	366	530	1,106	939	1,095	1,505
40525 Revenue-Processing/App Fees	1,333	150	150	150	3,150	3,150	4,150

Total Other Revenue	1,867	516	680	1,256	4,089	4,245	5,655

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(100)	—	—	—	(1,200)	—

Total Concessions	—	(100)	—	—	—	(1,200)	—

Total Revenue	253,582	238,455	232,193	228,190	238,568	237,794	245,451

50005 Payroll Expense-Regular	70,595	63,705	71,554	66,375	59,837	61,657	62,103
50405 Payroll Expense-Overtime	1,397	1,456	763	448	1,751	1,236	1,781
50705 Payroll Expense-Doubletime	—	—	—	—	—	—	—
51005 Bonuses	4,803	3,253	3,003	3,153	3,903	3,253	2,553
51505 Vacation, Sick, Holiday	5,572	5,545	5,937	5,309	4,995	4,685	4,675
51805 Employee Recognition	—	—	—	25	20	150	—
52005 Payroll Taxes	7,110	6,389	6,442	6,341	5,474	5,740	5,490
52505 401K/401A	241	527	221	230	495	262	263
52805 Group Insurance	3,690	4,629	4,597	3,920	3,891	3,842	3,019
53005 Worker’s Comp Insurance	1,240	1,173	1,809	1,512	1,368	1,463	1,394

Total Payroll Expenses	94,648	86,677	94,325	87,312	81,735	82,287	81,276

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	708	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	282	241	577	314	256	161	329
55005 Outside Service Other	—	36	—	—	—	—	22

Total Purchase Services	282	985	577	314	258	161	351

Total Payroll Related	94,930	87,663	94,902	87,626	81,992	82,449	81,627

Total Payroll Related % Total Revenue	37%	37%	41%	38%	34%	35%	33%
56505 Food	19,809	16,292	16,710	16,333	21,007	12,501	18,466
57005 Housekeeping	897	182	377	941	753	1,549	306
57505 Kitchen Supplies	1,459	1,014	1,675	866	1,169	879	1,489
58005 Assisted Living Supplies	573	37	113	—	—	150	85
59005 Laundry & Linen/Uniforms	309	113	422	77	—	—	—
59010 Laun/Lin/Unif Kitchen	164	89	325	192	343	117	439
59015 Laund/Lin/Unif Housekeeping	—	—	317	360	232	350	258
59505 Activities-Asst Lving	2,509	1,936	1,303	1,003	756	1,505	1,147
59510 Banquet Expense	500	500	500	500	500	500	500

Total Variable Expense	26,220	20,162	21,743	20,272	24,760	17,551	22,691

60005 Office Supplies	769	838	674	2,073	548	880	1,028

61015 Repairs - Electrical	479	270	654	190	—	372	—
61020 Repairs - Plumbing	302	792	—	70	523	—	70
61025 Repairs - Fire Systems	—	—	—	—	—	—	—
61030 Repairs - HVAC	388	270	562	1,042	306	384	2,133
61035 Repairs - Gen. Supplies	2,482	1,070	1,531	1,232	1,823	1,322	1,583
61040 Repairs - Equipment	—	96	545	81	1,926	—	—
61045 Repairs - Other Interior	—	2,706	347	277	54	8,334	—
61055 Repairs - Other Exterior	85	—	—	—	—	—	728
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	3,737	5,204	3,639	2,892	4,631	10,412	4,514

61505 Contracts - Elevator	537	537	537	537	537	537	537
61510 Contracts - Floor Maint	687	173	365	404	135	520	322
61515 Contracts - Alarm/Fire	—	—	—	—	—	—	—
61520 Contracts - HVAC	—	—	—	—	—	—	—
61525 Contracts - Pest Control	280	285	320	200	240	240	185
61535 Contracts - Other	—	—	—	44	219	44	44

Total Service Contracts	1,504	995	1,222	1,184	1,130	1,340	1,087

62005 Land Maintenance	4,451	2,814	2,868	3,611	1,301	4,800	3,780

Total Land Maintenance	4,451	2,814	2,868	3,611	1,301	4,800	3,780

62505 Rental/Lease - Cable	3,721	3,721	3,721	3,721	3,721	3,721	3,721
62510 Rental/Lease - Security	92	46	46	46	—	207	109
62535 Rental/Lease - Equipment	928	400	310	(626)	536	133	133
62540 Rental/Lease - Auto	1,969	2,003	2,003	2,003	2,004	2,003	2,003
62555 Rental/Lease - Other	45	—	—	—	308	693	305

Total Rental and Leases	6,755	6,170	6,080	5,144	6,569	6,756	6,271

63010 Utilities - Electricity	9,556	7,511	6,921	8,819	8,124	13,572	16,216
63015 Utilities - Water	3,826	3,181	2,810	3,568	4,333	4,622	4,986
63020 Utilities - Gas	2,282	191	59	465	526	391	445
63025 Utilities - Telephone	2,589	1,638	1,891	2,380	2,416	2,652	2,307
63030 Utilities - Trash	533	533	533	613	1,023	1,023	1,023

Total Utilities	18,785	13,054	12,214	13,844	16,422	22,260	24,976

63505 Marketing and Advertising	502	925	844	233	241	336	219
63510 Printed Materials	2,298	58	1,664	277	2,765	449	—
63515 Special Events	700	254	—	1,311	423	351	139
63520 Yellow Pages	703	779	—	—	—	—	—
63525 Newspaper and Magazine	2,115	1,895	—	1,295	—	1,295	—
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	500	2,000	300	40	500	500	500

Total Marketing and Advertising	6,817	5,912	2,808	3,156	3,930	2,931	858

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	145	243	183	199	216	299	333
65010 Auto Service And Repair	164	14	—	43	—	2,726	—
65015 Other Automobile	305	302	—	511	70	12	16
65505 Travel & Lodging	57	334	889	54	212	16	7
66005 Mileage	71	—	—	—	—	—	—
66505 Meals & Entertainment	213	81	—	200	40	30	53
67005 License and Fingerprints	605	222	472	453	1,111	764	1,153
68005 Dues and Subscriptions	40	—	43	173	43	208	188
68505 Seminars and Training	158	229	233	114	242	134	119
69005 Employee Recruiting	1,377	247	374	504	1,210	1,237	1,677
69505 Other	149	9	—	582	34	—	—
69805 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	3,139	3,514	3,090	3,033	3,182	3,137	3,127

Total Misc. Expenses	6,421	5,194	5,283	5,867	6,359	8,563	6,673

Total Operating Expense	170,389	148,005	151,433	145,669	147,642	157,941	153,503

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	227,783	227,245	238,656	244,039	246,588	2,762,937
40010 Revenue-Rent Refunds/Proration	(1,000)	(1,446)	—	1,300	(910)	(7,830)

Total Rental Revenue	226,783	225,799	238,656	245,339	245,678	2,755,107

40110 Revenue-AL Level 1	3,200	3,443	2,845	4,004	4,375	47,764
40115 Revenue-AL Level 2	4,750	4,680	4,200	4,200	4,225	52,920
40120 Revenue-AL Level 3	—	—	—	—	—	13,408
40125 Revenue-AL Level 4	—	—	—	—	—	5,400
40130 Revenue-AL Level 5	—	—	—	—	—	4,800
40135 Revenue-AL Level 6	—	—	—	—	—	—
40140 Revenue-AL Level 7	—	—	—	—	—	—

Total AL Services Revenue	7,950	8,123	7,045	8,204	8,600	124,292

40515 Revenue-Other	1,444	1,917	2,352	1,605	2,099	15,492
40525 Revenue-Processing/App Fees	6,150	3,150	3,650	7,150	7,650	39,983

Total Other Revenue	7,594	5,067	6,002	8,755	9,749	55,476

40575 Rev-Process Fee Concessions	—	—	(500)	—	—	(500)
40015 Rev-Rent Concessions	—	(1,700)	(4,800)	(7,300)	(1,150)	(16,250)

Total Concessions	—	(1,700)	(5,300)	(7,300)	(1,150)	(16,750)

Total Revenue	242,327	237,289	246,403	254,998	262,876	2,918,124

50005 Payroll Expense-Regular	63,946	60,883	66,036	63,000	64,286	773,978
50405 Payroll Expense-Overtime	740	1,381	891	1,634	1,011	14,488
50705 Payroll Expense-Doubletime	—	—	—	—	—	—
51005 Bonuses	(3,049)	(2,049)	(1,199)	(2,114)	21,636	37,145
51505 Vacation, Sick, Holiday	2,180	4,450	5,095	5,268	4,991	58,702
51805 Employee Recognition	20	—	—	200	55	470
52005 Payroll Taxes	5,601	5,399	5,611	5,360	5,730	70,687
52505 401K/401A	260	270	256	275	234	3,534
52805 Group Insurance	4,007	3,952	2,057	3,609	3,615	44,829
53005 Worker’s Comp Insurance	1,470	12,123	3,114	3,127	3,113	32,907

Total Payroll Expenses	75,176	86,409	81,863	80,359	104,671	1,036,740

53305 Outside Service - Medical	190	165	—	—	—	355
53505 Temporary Services	—	—	—	—	—	708
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	286	186	325	317	32	3,308
55005 Outside Service Other	—	—	49	—	—	107

Total Purchase Services	476	351	374	317	32	4,478

Total Payroll Related	75,652	86,761	82,237	80,677	104,704	1,041,218

Total Payroll Related % Total Revenue	31%	37%	33%	32%	40%	36%
56505 Food	15,232	15,394	15,894	19,918	13,469	201,025
57005 Housekeeping	866	653	780	874	854	9,032
57505 Kitchen Supplies	889	2,754	920	1,149	1,900	16,164
58005 Assisted Living Supplies	38	66	—	—	114	1,175
59005 Laundry & Linen/Uniforms	123	604	—	—	—	1,648
59010 Laun/Lin/Unif Kitchen	120	—	304	460	297	2,849
59015 Laund/Lin/Unif Housekeeping	372	—	155	407	151	2,604
59505 Activities-Asst Lving	834	987	2,064	884	519	15,447
59510 Banquet Expense	500	500	500	500	(3,505)	1,995

Total Variable Expense	18,973	20,958	20,618	24,192	13,801	251,939

60005 Office Supplies	561	1,061	1,027	1,042	774	11,275

61015 Repairs - Electrical	—	—	126	619	1,295	4,006
61020 Repairs - Plumbing	388	527	849	1,190	54	4,765
61025 Repairs - Fire Systems	—	285	685	593	—	1,563
61030 Repairs - HVAC	2,678	—	1,780	480	199	10,221
61035 Repairs - Gen. Supplies	492	1,635	1,149	1,018	402	15,740
61040 Repairs - Equipment	2,152	289	578	251	—	5,918
61045 Repairs - Other Interior	1,386	—	3,004	2,095	(19)	18,184
61055 Repairs - Other Exterior	332	—	354	266	—	1,765
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	7,428	2,736	8,525	6,513	1,932	62,161

61505 Contracts - Elevator	557	557	557	557	557	6,543
61510 Contracts - Floor Maint	511	218	291	129	(120)	3,635
61515 Contracts - Alarm/Fire	—	—	—	—	—	—
61520 Contracts - HVAC	—	240	240	(480)	—	—
61525 Contracts - Pest Control	240	440	240	280	360	3,310
61535 Contracts - Other	107	44	44	660	570	1,773

Total Service Contracts	1,414	1,499	1,372	1,145	1,367	15,261

62005 Land Maintenance	3,250	3,209	3,191	3,984	4,071	41,330

Total Land Maintenance	3,250	3,209	3,191	3,984	4,071	41,330

62505 Rental/Lease - Cable	3,721	3,721	3,721	3,721	3,669	44,601
62510 Rental/Lease - Security	54	54	57	57	57	826
62535 Rental/Lease - Equipment	133	239	239	344	322	3,089
62540 Rental/Lease - Auto	2,003	2,003	2,004	4,541	(2,021)	22,517
62555 Rental/Lease - Other	305	307	307	307	147	2,725

Total Rental and Leases	6,216	6,324	6,328	8,970	2,175	73,757

63010 Utilities - Electricity	18,767	9,746	13,266	9,080	4,269	123,847
63015 Utilities - Water	4,432	3,979	4,631	2,532	3,612	46,511
63020 Utilities - Gas	421	412	1,217	1,017	1,771	9,197
63025 Utilities - Telephone	2,417	2,107	1,376	1,839	2,020	25,632
63030 Utilities - Trash	410	773	2,143	1,636	1,301	11,543

Total Utilities	26,447	17,017	22,633	16,104	12,973	216,731

63505 Marketing and Advertising	214	685	318	407	212	5,134
63510 Printed Materials	275	72	52	114	86	8,111
63515 Special Events	12	—	17	427	200	3,834
63520 Yellow Pages	—	134	134	134	134	2,017
63525 Newspaper and Magazine	3,190	695	—	—	—	10,485
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	1,500	—	1,500	7,340

Total Marketing and Advertising	3,691	1,586	2,021	1,081	2,132	36,921

64505 Computers/Peripherals/Software	—	—	—	72	—	72
65005 Gas	304	281	31	348	10	2,592
65010 Auto Service And Repair	—	1,520	274	440	160	5,341
65015 Other Automobile	637	—	233	—	441	2,526
65505 Travel & Lodging	—	—	—	—	137	1,705
66005 Mileage	44	—	—	—	—	115
66505 Meals & Entertainment	136	(41)	118	84	33	947
67005 License and Fingerprints	403	628	203	203	568	6,785
68005 Dues and Subscriptions	43	93	93	93	93	1,111
68505 Seminars and Training	114	114	114	114	114	1,797
69005 Employee Recruiting	—	893	—	—	—	7,520
69505 Other	117	—	174	199	717	1,981
69805 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—
69525 Sales & Use Tax Due	3,222	3,163	3,126	3,279	4,421	39,431

Total Misc. Expenses	5,019	6,651	4,366	4,833	6,695	71,923

Total Operating Expense	148,651	147,801	152,319	148,541	150,622	1,822,517

PIII — ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Year Version Community Department Month GLAccount	2002 AA Chandler Villas Total Department Along Columns Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

Gross Margin	83,193	90,450	80,760	82,520	90,925	79,852	91,948	93,675	89,488	94,084	106,457	112,254	1,095,607

Gross Margin Percent	33%	38%	35%	36%	38%	34%	37%	39%	38%	38%	42%	43%	38%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(1,406)	—	(800)	—	—	—	—	—	—	—	—	946	(1,260)
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	5,593	5,593	5,593	5,593	5,593	5,593	5,817	5,817	6,230	6,230	6,230	6,230	70,112
72405 Insurance-Liability & Hazard	4,342	4,342	4,342	7,247	7,247	7,247	7,247	11,776	6,833	8,848	8,929	6,053	84,452

Total Other Fees	8,529	9,935	9,135	12,839	12,839	12,839	13,063	17,593	13,064	15,079	15,160	13,229	153,303

72505 Accounting	4,600	917	2,758	2,758	4,358	3,678	3,001	2,758	4,358	3,818	4,661	808	38,475
73005 Legal	743	358	361	673	400	1,286	863	350	412	1,092	429	392	7,381
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—	—	250	—	—	250
74015 Professional Fees - Other	—	—	—	37	120	—	—	—	550	(510)	—	120	317
75005 Property Management Fees	12,737	11,858	11,617	11,409	11,928	11,890	12,273	12,116	11,915	11,872	13,148	13,144	145,906
75105 Partnership Admin Fees	298	140	(438)	—	—	—	—	—	—	—	—	636	636
75510 Other Penalties/Fin. Fee	—	—	—	20	—	—	—	—	16	9	—	—	45
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—	—	—	—	480	—	480
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—	—	—	—	—	800

Total Professional Fees	18,377	13,273	14,319	15,699	16,807	16,854	16,137	15,225	17,251	16,531	18,717	15,101	194,291

EBITDAR	56,287	67,242	57,306	53,982	61,279	50,159	62,747	60,858	59,173	62,475	72,580	83,925	748,013

EBITDAR Percent	22%	28%	25%	24%	26%	21%	26%	25%	25%	25%	28%	32%	26%
80005 Interest Income	4,469	(7,012)	(1,221)	(723)	(713)	(237)	(578)	(156)	(489)	(286)	1,617	(103)	(5,432)
80505 Other Non-Operating Income	—	—	—	(52,000)	—	52,000	—	—	—	—	(214)	—	214
87010 Extraordinary Items — Net Tax	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	4,469	(7,012)	(1,221)	(52,723)	(713)	51,763	(578)	(156)	(489)	(286)	1,402	(103)	(5,646)

83005 Interest Expense	38,670	38,670	38,652	38,634	38,544	38,579	38,561	38,542	38,524	38,505	38,542	39,488	463,911
83025 Int Exp MIP	2,410	395	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	30,322

Total Interest Expense	41,079	39,065	41,404	41,386	41,296	41,331	41,313	41,294	41,275	41,257	41,294	42,240	494,233

EBTDA	10,739	35,189	17,124	65,319	20,696	(42,935)	22,012	19,720	18,386	21,504	29,884	41,789	259,426

EBTDA Percent	4%	15%	7%	29%	9%	-18%	9%	8%	8%	9%	12%	16%	9%
77505 Depreciation	16,110	16,569	16,623	16,683	16,987	17,133	17,091	17,242	17,196	17,338	18,260	21,582	208,812
78005 Amortization	685	677	677	677	677	677	677	677	677	677	677	677	8,135
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	16,795	17,246	17,300	17,360	17,664	17,810	17,768	17,919	17,873	18,015	18,937	22,259	216,947

Net Income (Loss)	(6,056)	17,942	(176)	47,959	3,032	(60,744)	4,244	1,801	513	3,489	10,946	19,529	42,479

PIII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2001
	Version	AA
	Community	Chandler Villas
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL

4005 Revenue - Rental	213,100	209,426	204,884	217,504	216,299	218,321	211,247
40010 Revenue - Rent Refunds/ Proration	—	(2,463)	—	—	(686)	(500)	—

Total Rental Revenue	213,100	206,963	204,884	217,504	215,613	217,821	211,247

40110 Revenue - AL Level 1	5,692	7,012	8,311	6,574	8,059	8,375	7,185
40115 Revenue - AL Level 2	4,315	2,150	5,450	5,722	3,650	3,000	5,180
40120 Revenue - AL Level 3	5,842	7,165	5,850	2,775	5,612	5,400	7,838
40125 Revenue - AL Level 4	2,132	2,925	2,200	2,000	2,000	4,000	4,150
40130 Revenue - AL Level 5	—	525	1,200	1,200	1,200	1,200	1,200
40135 Revenue - AL Level 6	—	—	—	—	—	—	—
40140 Revenue - AL Level 7	—	—	—	—	—	—	—

Total AL Services Revenue	17,981	19,777	23,011	18,271	20,521	21,975	25,553

40515 Revenue - Other	1,217	1,035	1,154	1,153	975	972	1,325
40525 Revenue - Processing/ App Fees	2,661	2,075	11,526	6,000	3,318	8,808	11,237

Total Other Revenue	3,878	3,110	12,679	7,153	4,293	9,780	12,562

40575 Rev - Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev - Rent Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	—

Total Revenue	234,959	229,850	240,574	242,927	240,427	249,576	249,362

50005 Payroll Expense - Regular	58,528	61,385	65,948	58,933	64,497	61,112	63,690
50405 Payroll Expense - Overtime	2,094	1,741	1,559	1,868	1,490	2,618	3,559
50705 Payroll Expense - Doubletime	—	—	—	—	—	—	—
51005 Bonuses	2,931	3,581	6,919	3,161	165	3,031	11,963
51505 Vacation, Sick, Holiday	5,336	6,351	3,632	4,565	3,613	6,016	2,994
51805 Employee Recognition	—	134	293	—	—	100	—
52005 Payroll Taxes	6,414	5,665	5,988	5,939	5,643	5,679	6,011
52505 401K/ 401A	286	242	217	270	225	240	222
52805 Group Insurance	2,434	3,364	3,458	3,239	3,765	476	3,124
53005 Worker’s Comp Insurance	1,016	1,081	975	4,505	4,517	5,361	5,239

Total Payroll Expenses	79,039	83,544	88,989	82,480	83,914	84,633	96,803

53305 Outside Service - Medical	1,275	741	370	95	95	95	(95)
53505 Temporary Services	5,519	639	2,078	431	—	780	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	143	145	147	176	147	149	149
55005 Outside Service Other	264	—	—	—	—	—	(22)

Total Purchase Services	7,202	1,525	2,594	701	242	1,024	33

Total Payroll Related	86,241	85,069	91,583	83,181	84,156	85,657	96,835

Total Payroll Related % Total Revenue	37%	37%	38%	34%	35%	34%	39%
56505 Food	15,037	16,476	17,472	21,690	18,840	14,986	20,953
57005 Housekeeping	335	74	750	1,047	562	810	634
57505 Kitchen Supplies	1,625	4,238	2,194	1,529	767	1,988	1,211
58005 Assisted Living Supplies	142	107	1,417	103	158	876	(682)
59005 Laundry & Linen/ Uniforms	747	369	861	1,353	517	511	485
59010 Laun/ Lin/ Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/ Lin/ Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities - Asst Living	1,917	1,488	1,120	388	395	634	946
59510 Banquet Expense	500	500	500	500	500	500	500

Total Variable Expense	20,305	23,253	24,314	26,610	21,739	20,306	24,047

60005 Office Supplies	1,017	1,256	1,594	635	659	1,086	990

61015 Repairs - Electrical	—	257	657	210	—	212	1,177
61020 Repairs - Plumbing	376	66	544	577	388	622	9
61025 Repairs - Fire Systems	111	—	—	—	—	—	96
61030 Repairs - HVAC	175	5	170	190	458	177	173
61035 Repairs - Gen. Supplies	1,244	1,238	1,520	1,397	350	1,835	987
61040 Repairs - Equipment	476	70	1,102	975	118	261	77
61045 Repairs - Other Interior	1,944	551	86	2,193	501	1,897	(932)
61055 Repairs - Other Exterior	—	345	970	1,664	643	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	4,326	2,533	5,049	7,206	2,457	5,005	1,587

61505 Contracts - Elevator	515	515	515	515	515	517	515
61510 Contracts - Floor Maint	598	413	149	561	475	318	192
61515 Contracts - Alarm/Fire	—	—	—	—	—	—	—
61520 Contracts - HVAC	—	—	—	—	—	—	—
61525 Contracts - Pest Control	120	160	120	160	200	160	580
61535 Contracts - Other	189	50	—	—	216	—	—

Total Service Contracts	1,422	1,138	784	1,236	1,406	995	1,287

62005 Land Maintenance	3,960	4,012	4,324	2,812	4,716	3,745	4,329

Total Land Maintenance	3,960	4,012	4,324	2,812	4,716	3,745	4,329

62505 Rental/Lease - Cable	3,509	3,508	3,506	3,506	3,508	3,506	3,506
62510 Rental/Lease - Security	44	44	87	44	44	44	44
62535 Rental/Lease - Equipment	344	226	285	285	649	465	466
62540 Rental/Lease - Auto	632	632	1,997	632	632	1,997	3,331
62555 Rental/Lease - Other	—	—	—	—	—	—	—

Total Rental and Leases	4,528	4,409	5,874	4,466	4,832	6,011	7,346

63010 Utilities - Electricity	9,715	7,940	9,496	8,744	5,131	18,455	17,408
63015 Utilities - Water	1,830	4,014	4,553	963	2,653	4,579	4,195
63020 Utilities - Gas	571	575	119	934	781	380	311
63025 Utilities - Telephone	1,059	1,109	1,202	1,079	1,022	2,154	1,530
63030 Utilities - Trash	955	955	955	955	520	520	533

Total Utilities	14,132	14,594	16,426	12,675	10,107	26,087	23,977

63505 Marketing and Advertising	291	598	1,132	353	368	304	318
63510 Printed Materials	154	—	1,824	—	18	70	1
83515 Special Events	786	200	(4)	699	—	2,212	23
63520 Yellow Pages	1,240	1,240	1,240	(2,315)	703	703	1,007
63525 Newspaper and Magazine	—	31	550	9	1,483	999	10
63530 Advertising	—	100	—	180	—	—	31
64005 Referral Fees - Residents	—	—	400	200	—	—	—

Total Marketing and Advertising	2,471	2,170	5,142	(874)	2,571	4,288	1,390

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	258	122	233	75	137	317	886
65010 Auto Service And Repair	38	—	—	141	47	54	70
65015 Other Automobile	29	—	77	(115)	—	533	—
65505 Travel & Lodging	374	254	86	12	300	263	172
66005 Mileage	—	—	42	—	—	—	—
66505 Meals & Entertainment	154	40	134	202	100	66	—
67005 License and Fingerprints	49	142	566	658	317	1,133	426
68005 Dues and Subscriptions	—	—	525	—	—	140	(92)
68505 Seminars and Training	—	421	433	1,025	154	75	607
69005 Employee Recruiting	1,178	1,168	240	2,388	526	286	—
69505 Other	312	200	57	50	—	413	302
69605 Discounts Lost	41	—	31	27	17	51	39
69610 Discounts Taken	(79)	(71)	(171)	(145)	(39)	(51)	(39)
69525 Sales & Use Tax Due	3,063	3,210	3,112	3,139	3,268	3,236	3,272

Total Misc. Expenses	5,416	5,485	5,365	7,458	4,827	6,515	5,644

Total Operating Expense	143,818	143,918	160,455	145,404	137,471	159,695	167,431

	AUG	SEP	OCT	NOV	DEC	DEC YTD

4005 Revenue - Rental	217,428	222,017	220,939	224,413	209,186	2,584,764
40010 Revenue - Rent Refunds/ Proration	(192)	500	—	(500)	—	(3,840)

Total Rental Revenue	217,237	222,517	220,939	223,913	209,186	2,580,923

40110 Revenue - AL Level 1	6,990	4,995	5,675	4,117	3,975	76,958
40115 Revenue - AL Level 2	2,800	4,400	4,750	6,370	4,507	52,294
40120 Revenue - AL Level 3	5,900	4,000	5,600	3,200	1,200	60,382
40125 Revenue - AL Level 4	3,600	1,000	1,000	1,000	1,000	27,007
40130 Revenue - AL Level 5	—	3,600	3,600	3,600	2,400	19,725
40135 Revenue - AL Level 6	—	—	—	—	—	—
40140 Revenue - AL Level 7	—	—	—	—	—	—

Total AL Services Revenue	19,290	17,995	20,625	18,287	13,082	236,367

40515 Revenue - Other	443	932	792	432	2,899	13,328
40525 Revenue - Processing/ App Fees	8,198	3,000	7,970	5,450	10,767	81,010

Total Other Revenue	8,641	3,932	8,864	5,780	13,666	94,339

40575 Rev - Process Fee Concessions	—	—	—	—	—	—
40015 Rev - Rent Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—

Total Revenue	245,168	244,444	250,428	247,980	235,934	2,911,629

50005 Payroll Expense - Regular	66,146	65,389	69,954	68,766	68,842	773,190
50405 Payroll Expense - Overtime	2,019	2,976	1,669	1,686	2,731	26,010
50705 Payroll Expense - Doubletime	—	—	—	—	—	—
51005 Bonuses	16,330	16,595	14,505	(16,862)	(8,958)	53,360
51505 Vacation, Sick, Holiday	7,181	5,072	4,962	(4,906)	(5,890)	60,518
51805 Employee Recognition	50	—	25	—	—	601
52005 Payroll Taxes	6,042	5,549	5,771	5,922	6,048	70,671
52505 401K/ 401A	256	247	196	336	222	2,960
52805 Group Insurance	5,589	7,486	5,246	3,949	3,768	45,899
53005 Worker’s Comp Insurance	5,386	4,036	4,064	4,064	4,223	44,467

Total Payroll Expenses	108,999	107,349	106,392	72,767	82,767	1,077,676

53305 Outside Service - Medical	—	—	—	—	—	2,575
53505 Temporary Services	—	—	—	—	2	9,450
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	149	149	235	217	258	2,064
55005 Outside Service Other	—	—	27	—	—	270

Total Purchase Services	149	149	262	217	260	14,359

Total Payroll Related	109,148	107,499	106,655	72,985	83,027	1,092,035

Total Payroll Related % Total Revenue	45%	44%	43%	29%	35%	38%
56505 Food	17,740	17,679	18,667	21,606	17,521	218,667
57005 Housekeeping	967	805	533	753	1,437	8,708
57505 Kitchen Supplies	1,024	1,116	1,723	2,270	2,517	22,204
58005 Assisted Living Supplies	36	280	15	(27)	(677)	1,749
59005 Laundry & Linen/ Uniforms	802	641	753	346	976	8,363
59010 Laun/ Lin/ Unif Kitchen	—	—	—	—	—	—
59015 Laund/ Lin/ Unif Housekeeping	—	—	—	—	—	—
59505 Activities - Asst Living	1,375	1,013	1,531	943	3,829	15,581
59510 Banquet Expense	500	500	500	536	(99)	5,437

Total Variable Expense	22,444	22,035	23,721	26,427	25,505	280,706

60005 Office Supplies	877	887	1,848	791	717	12,358

61015 Repairs - Electrical	440	—	—	723	240	3,916
61020 Repairs - Plumbing	369	1,091	1,255	90	494	5,880
61025 Repairs - Fire Systems	—	—	155	—	898	1,261
61030 Repairs - HVAC	60	928	(355)	453	—	2,433
61035 Repairs - Gen. Supplies	650	1,578	595	255	2,506	14,156
61040 Repairs - Equipment	—	434	270	816	(149)	4,450
61045 Repairs - Other Interior	379	(173)	86	88	1,430	8,048
61055 Repairs - Other Exterior	—	—	—	—	80	3,702
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,899	3,857	2,006	2,423	5,497	43,844

61505 Contracts - Elevator	537	537	537	537	537	6,292
61510 Contracts - Floor Maint	475	457	256	350	516	4,760
61515 Contracts - Alarm/Fire	—	—	525	—	—	525
61520 Contracts - HVAC	—	—	—	—	—	—
61525 Contracts - Pest Control	170	200	360	200	360	2,790
61535 Contracts - Other	—	—	422	174	—	1,502

Total Service Contracts	1,182	1,194	2,100	1,261	1,413	15,419

62005 Land Maintenance	3,575	4,256	3,575	5,674	5,221	50,198

Total Land Maintenance	3,575	4,256	3,575	5,674	5,221	50,198

62505 Rental/Lease - Cable	3,508	3,508	3,506	3,936	3,721	42,725
62510 Rental/Lease - Security	44	44	46	46	—	528
62535 Rental/Lease - Equipment	586	564	452	627	290	5,237
62540 Rental/Lease - Auto	2,004	2,004	2,004	2,004	2,034	19,901
62555 Rental/Lease - Other	—	—	247	22	45	314

Total Rental and Leases	6,142	6,118	6,255	6,636	6,090	68,706

63010 Utilities - Electricity	15,484	11,986	11,955	11,878	3,154	131,346
63015 Utilities - Water	4,957	3,508	4,498	4,308	3,064	43,223
63020 Utilities - Gas	356	453	691	1,104	1,592	7,867
63025 Utilities - Telephone	2,011	1,379	2,135	2,563	2,311	19,555
63030 Utilities - Trash	533	1,300	(99)	533	558	8,220

Total Utilities	23,341	18,627	19,179	20,387	10,679	210,210

63505 Marketing and Advertising	233	275	1,405	314	208	5,798
63510 Printed Materials	993	189	760	204	456	4,670
83515 Special Events	238	110	867	—	56	5,188
63520 Yellow Pages	703	703	703	708	703	7,336
63525 Newspaper and Magazine	359	(5)	—	—	1,295	4,731
63530 Advertising	600	—	63	31	27	1,032
64005 Referral Fees - Residents	200	—	(200)	—	1,000	1,600

Total Marketing and Advertising	3,326	1,271	3,597	1,257	3,745	30,354

64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	298	—	—	193	275	2,794
65010 Auto Service And Repair	4,524	1,021	89	—	576	6,559
65015 Other Automobile	933	1,276	345	296	319	3,693
65505 Travel & Lodging	147	198	293	113	167	2,379
66005 Mileage	—	—	—	84	(42)	84
66505 Meals & Entertainment	186	24	74	161	139	1,280
67005 License and Fingerprints	744	1,195	1,054	228	647	7,158
68005 Dues and Subscriptions	—	—	12	(12)	—	573
68505 Seminars and Training	(24)	417	387	—	—	3,495
69005 Employee Recruiting	708	590	55	18	946	8,104
69505 Other	58	20	88	—	25	1,526
69605 Discounts Lost	—	—	—	—	—	205
69610 Discounts Taken	—	—	—	—	—	(596)
69525 Sales & Use Tax Due	3,171	3,261	3,339	3,316	3,360	38,745

Total Misc. Expenses	10,744	8,002	5,737	4,396	6,412	76,000

Total Operating Expense	182,678	173,745	174,673	142,236	148,305	1,879,830

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2001 AA Chandler Villas Total Department Along Columns Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

Gross Margin	91,141	85,932	80,119	97,523	102,955	89,881	81,831	62,490	70,699	75,755	105,744	87,629	1,031,799

Gross Margin Percent	39%	37%	33%	40%	43%	36%	33%	25%	29%	30%	43%	37%	35%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	19,501	(21,268)	1,105	25	(25)	1,105	15	(1,862)	11	110	(1,202)	3,609	1,124
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	5,613	5,613	5,613	5,613	5,613	5,613	5,613	5,613	5,613	5,613	5,613	5,613	67,351
72405 Insurance-Liability & Hazard	2,011	2,011	2,010	4,342	4,342	4,342	4,105	4,579	4,342	4,477	4,342	4,342	45,245

Total Other Fees	27,125	(13,644)	8,727	9,980	9,930	11,060	9,732	8,330	9,966	10,200	8,753	13,563	113,720

72505 Accounting	1,151	4,201	1,023	1,750	2,309	2,310	2,585	2,668	2,626	3,126	4,926	6,526	35,200
73005 Legal	5,728	4,892	1,535	426	559	355	451	548	4,789	723	155,378	341	165,941
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—	—	—	—	—	140	—	297
74015 Professional Fees – Other	—	—	—	—	—	—	28	—	—	—	—	—	28
75005 Property Management Fees	11,748	11,493	12,029	12,146	12,071	12,429	13,665	11,062	12,172	12,571	12,404	11,789	145,579
75105 Partnership Admin Fees	654	6,041	6,211	5,838	7,518	(15,547)	584	(1,012)	(628)	(164)	(9,494)	—	(0)
75510 Other Penalties Fin. Fee	—	—	—	—	—	—	—	—	—	68	34	12	114
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—	20	3	8	—	—	31
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	19,281	16,842	20,954	20,160	22,457	(454)	17,313	13,285	18,962	16,332	163,388	18,668	347,189

EBITDAR	44,736	82,734	50,437	67,383	70,569	79,275	54,886	40,875	41,771	49,223	(66,397)	55,398	570,890

EBITDAR Percent	19%	36%	21%	28%	29%	32%	22%	17%	17%	20%	-27%	23%	20%
80005 Interest Income	—	(837)	(392)	(2,509)	(1,263)	1,297	(1,237)	(1,218)	(1,346)	(1,145)	(1,376)	(1,329)	(11,355)
80505 Other Non-Operating, Income	—	—	—	—	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	66,421	—	—	—	—	—	—	—	—	—	66,421

Total Non-Operating Income/Expense	—	(837)	66,030	(2,509)	(1,263)	1,297	(1,237)	(1,218)	(1,346)	(1,145)	(1,376)	(1,329)	55,067

83005 Interest Expense	38,857	37,100	38,842	38,825	38,808	38,791	38,774	38,757	38,740	38,723	38,705	38,688	463,611
83025 Int Exp MIP	—	2,410	2,410	2,410	2,410	2,410	2,410	2,410	2,410	2,410	2,410	2,410	26,505

Total Interest Expense	38,857	39,510	41,251	41,235	41,218	41,201	41,184	41,167	41,150	41,132	41,115	41,097	490,116

EBTDA	5,879	44,061	(56,844)	28,658	30,614	36,777	14,939	926	1,967	9,236	(106,136)	15,630	25,707

EBTDA Percent	3%	19%	-24%	12%	13%	15%	6%	0%	1%	4%	-43%	7%	1%
77505 Depreciation	13,302	13,324	13,710	13,713	13,650	15,616	15,610	15,835	15,852	15,856	15,865	15,793	178,126
78005 Amortization	325	639	709	688	688	688	688	550	673	670	670	670	7,658
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	13,628	13,963	14,419	14,400	14,337	16,304	16,298	16,385	16,525	16,526	16,536	16,464	185,784

Net Income (Loss)	(7,749)	30,098	(71,263)	14,257	16,276	20,473	(1,358)	(15,459)	(14,557)	(7,290)	(122,671)	(834)	(160,077)

PIII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	CHANDLER VILLAS
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT

40005 Revenue-Rental	216,660	201,009	204,752	199,644	197,727	191,199	208,532	206,817	206,737	198,948
40010 Revenue-Rent Refunds/Proration	(2,110)	(683)	—	(835)	2,110	(1,000)	(500)	—	1,000	(135)

Total Rental Revenue	214,550	200,326	204,752	198,809	199,837	190,199	208,032	206,817	207,737	198,813

40110 Revenue-AL Level 1	5,325	5,100	6,501	5,805	6,095	6,453	3,950	5,102	7,720	6,500
40115 Revenue-AL Level 2	4,025	4,504	1,821	3,450	2,875	1,790	3,423	2,070	2,300	2,300
40120 Revenue-AL Level 3	5,129	3,371	1,550	1,725	2,325	3,875	4,649	3,475	3,500	4,075
40125 Revenue-AL Level 4	1,950	3,335	3,700	3,250	2,150	975	975	1,375	1,950	1,950
40130 Revenue-AL Level 5	1,175	—	2,350	1,175	1,175	(1,175)	(400)	—	—	—
40135 Revenue-AL Level 6	—	—	—	—	—	—	—	—	—	—
40140 Revenue-AL Level 7	—	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	17,604	16,310	15,922	15,405	14,620	11,918	12,597	12,022	15,470	14,825

40515 Revenue-Other	1,638	1,732	1,139	853	1,388	2,254	383	1,215	4,702	—
40525 Revenue- Processing/App Fees	20,500	3,000	7,000	5,000	2,500	—	—	2,400	500	—

Total Other Revenue	22,138	4,732	8,139	5,853	3,888	2,254	383	3,615	5,202	—

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(100)	(100)	—	—	—	—	(368)	—	—	—

Total Concessions	(100)	(100)	—	—	—	—	(368)	—	—	—

Total Revenue	254,192	221,268	228,812	220,067	218,345	204,370	220,643	222,454	228,409	213,638

50005 Payroll Expense- Regular	54,637	52,087	59,926	52,353	50,596	49,899	53,318	59,359	53,951	58,259
50405 Payroll Expense- Overtime	2,763	1,956	1,791	2,171	727	1,878	2,749	2,573	3,771	2,972
50705 Payroll Expense- Doubletime	—	—	—	—	—	—	—	—	—	—
51005 Bonuses	1,400	500	1,700	1,400	3,000	1,200	1,550	1,550	1,750	500
51505 Vacation, Sick, Holiday	5,023	5,151	1,978	3,841	1,465	3,904	1,383	5,296	4,272	4,802
51805 Employee Recognition	—	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	5,757	5,149	5,612	4,958	4,531	3,421	4,678	5,360	4,823	5,047
52505 401K/401A	290	253	237	252	299	280	275	326	300	267
52805 Group Insurance	1,227	2,017	3,554	2,357	3,102	2,576	3,313	759	3,801	2,205
53005 Worker’s Comp Insurance	625	625	948	911	812	877	859	998	967	917

Total Payroll Expenses	71,724	67,739	75,745	68,244	64,532	64,036	68,125	76,220	73,635	74,968

53305 Outside Service- Medical	190	—	400	—	—	70	285	215	80	355
53505 Temporary Services	1,596	4,195	4,238	949	5,115	6,195	5,347	958	150	—
53510 Temporary Services - AL	210	—	3,322	1,842	8,097	729	4,968	3,109	3,684	1,777
54005 Payroll Service	—	366	187	136	133	147	143	151	154	150
55005 Outside Service Other	—	14	3	—	—	—	—	122	—	—

Total Purchase Services	1,996	4,575	8,149	2,927	13,345	7,140	10,743	4,555	4,068	2,282

Total Payroll Related	73,720	72,314	83,894	71,171	77,877	71,176	78,868	80,775	77,702	77,250

Total Payroll Related % Total Revenue	29%	33%	37%	32%	36%	35%	36%	36%	34%	36%
56505 Food	20,080	9,084	16,726	17,166	10,473	13,349	11,139	13,637	12,623	11,806
57005 Housekeeping	183	417	532	529	396	571	466	328	638	473
57505 Kitchen Supplies	993	589	1,226	1,035	1,157	1,908	1,977	1,705	1,416	708
58005 Assisted Living Supplies	(51)	538	159	242	81	343	(119)	581	155	34
59005 Laundry & Linen/Uniforms	145	1,526	1,431	319	1,054	466	1,124	623	571	1,339
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,373	1,112	1,629	1,308	1,828	983	1,178	1,056	1,466	1,362
59510 Banquet Expense	221	500	500	500	500	500	500	500	911	1,014

Total Variable Expense	22,943	13,766	22,203	21,099	15,488	18,121	16,266	18,430	17,780	16,735

60005 Office Supplies	450	1,107	720	1,475	1,639	241	2,509	(297)	663	1,588

61015 Repairs - Electrical	1,374	—	844	(1,320)	150	—	210	547	—	274
61020 Repairs - Plumbing	—	1,103	305	202	849	796	155	—	—	500
61025 Repairs - Fire Systems	—	—	—	—	—	—	—	—	—	664
61030 Repairs - HVAC	76	—	469	(15)	466	821	1,340	311	45	327
61035 Repairs - Gen. Supplies	271	696	910	649	1,150	760	734	616	733	1,073
61040 Repairs - Equipment	—	230	—	1,509	189	892	316	—	—	221
61045 Repairs - Other Interior	(851)	311	2,294	434	1,374	4,239	1,749	77	395	1,894
61055 Repairs - Other Exterior	—	—	—	343	—	—	—	—	—	76
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	870	2,340	4,822	1,801	4,179	7,508	4,504	1,551	1,173	5,029

61505 Contracts - Elevator	454	454	986	474	496	474	496	515	515	515
61510 Contracts - Floor Maint	135	804	170	565	244	338	569	86	505	252
[Additional columns below]

[Continued from above table, first column(s) repeated]

	NOV	DEC	DEC YTD

40005 Revenue-Rental	226,661	204,446	2,463,130
40010 Revenue-Rent Refunds/Proration	—	(500)	(2,653)

Total Rental Revenue	226,661	203,946	2,460,477

40110 Revenue-AL Level 1	5,462	5,825	69,837
40115 Revenue-AL Level 2	1,975	2,875	33,407
40120 Revenue-AL Level 3	6,142	3,975	43,791
40125 Revenue-AL Level 4	1,882	2,725	26,217
40130 Revenue-AL Level 5	—	—	4,300
40135 Revenue-AL Level 6	—	—	—
40140 Revenue-AL Level 7	—	—	—

Total AL Services Revenue	15,461	15,400	177,552

40515 Revenue-Other	2,215	802	18,320
40525 Revenue- Processing/App Fees	6,000	—	46,900

Total Other Revenue	8,215	802	65,220

40575 Rev-Process Fee Concessions	—	—	—
40015 Rev-Rent Concessions	—	—	(568)

Total Concessions	—	—	(568)

Total Revenue	250,336	220,148	2,702,681

50005 Payroll Expense- Regular	58,551	57,176	660,112
50405 Payroll Expense- Overtime	1,941	2,154	27,446
50705 Payroll Expense- Doubletime	—	—	—
51005 Bonuses	3,050	2,000	19,600
51505 Vacation, Sick, Holiday	4,033	3,712	44,859
51805 Employee Recognition	—	—	—
52005 Payroll Taxes	5,026	5,052	59,414
52505 401K/401A	314	506	3,600
52805 Group Insurance	2,656	2,606	30,174
53005 Worker’s Comp Insurance	992	933	10,465

Total Payroll Expenses	76,563	74,139	855,670

53305 Outside Service - Medical	—	—	1,595
53505 Temporary Services	—	1,360	30,102
53510 Temporary Services - AL	468	—	28,204
54005 Payroll Service	154	149	1,871
55005 Outside Service Other	—	501	640

Total Purchase Services	622	2,010	62,412

Total Payroll Related	77,185	76,149	918,082

Total Payroll Related % Total Revenue	31%	35%	34%
56505 Food	16,363	12,407	164,852
57005 Housekeeping	594	741	5,869
57505 Kitchen Supplies	1,827	1,133	15,673
58005 Assisted Living Supplies	143	87	2,192
59005 Laundry & Linen/Uniforms	847	385	9,831
59010 Laun/Lin/Unif Kitchen	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—
59505 Activities-Asst Lving	2,480	1,422	17,197
59510 Banquet Expense	500	(1,528)	4,619

Total Variable Expense	22,755	14,646	220,232

60005 Office Supplies	2,075	1,041	13,211

61015 Repairs - Electrical	325	276	2,679
61020 Repairs - Plumbing	321	—	4,231
61025 Repairs - Fire Systems	—	—	664
61030 Repairs - HVAC	817	(160)	4,497
61035 Repairs - Gen. Supplies	798	906	9,298
61040 Repairs - Equipment	246	205	3,808
61045 Repairs - Other Interior	—	1,256	13,172
61055 Repairs - Other Exterior	—	—	419
61100 Loss on Early Retirement Asset	—	—	—

Total Repair & Maintenance	2,508	2,483	38,767

61505 Contracts - Elevator	515	515	6,410
61510 Contracts - Floor Maint	526	434	4,627

[Table continues on next page]

[Table continues from previous page]

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT

61515 Contracts - Alarm/Fire	—	—	—	—	—	—	—	—	—	—
61520 Contracts - HVAC	—	—	—	—	—	45	—	—	(45)	—
61525 Contracts - Pest Control	285	120	420	90	120	125	1,600	361	(156)	160
61535 Contracts - Other	804	(651)	49	118	(140)	—	(337)	25	—	356

Total Service Contracts	1,678	728	1,625	1,247	720	982	2,328	987	819	1,284

62005 Land Maintenance	2,700	4,580	3,025	4,325	2,709	3,470	3,146	6,131	5,028	4,099

Total Land Maintenance	2,700	4,580	3,025	4,325	2,709	3,470	3,146	6,131	5,028	4,099

62505 Rental/Lease - Cable	3,547	3,547	3,547	3,553	3,547	3,549	3,547	3,549	3,547	3,511
62510 Rental/Lease - Security	515	41	41	41	41	83	41	41	41	44
62535 Rental/Lease - Equipment	325	474	385	333	313	717	353	76	298	367
62540 Rental/Lease - Auto	1,363	1,365	1,365	1,362	1,365	1,365	1,365	1,365	2,644	1,997
62555 Rental/Lease - Other	22	44	22	22	20	22	65	—	—	—

Total Rental and Leases	5,772	5,471	5,360	5,311	5,286	5,735	5,371	5,031	6,530	5,919

63010 Utilities - Electricity	12,388	7,338	7,831	10,535	6,823	10,563	17,024	15,003	16,018	12,518
63015 Utilities - Water	3,257	3,815	3,895	2,251	3,147	6,691	4,751	5,618	4,964	3,720
63020 Utilities - Gas	543	601	228	818	739	352	524	269	147	769
63025 Utilities - Telephone	1,300	1,478	1,680	1,058	1,138	1,149	2,119	1,150	941	1,407
63030 Utilities - Trash	804	1,608	—	873	873	873	873	873	873	873

Total Utilities	18,293	14,841	13,635	15,535	12,720	19,627	25,290	22,913	22,942	19,286

63505 Marketing and Advertising	206	826	8,675	344	279	893	438	337	236	492
63510 Printed Materials	83	62	—	163	123	—	—	—	—	—
63515 Special Events	528	738	158	193	334	2,471	225	2,766	25	59
63520 Yellow Pages	—	—	—	—	—	—	—	—	4,521	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—	31	181	31
63530 Advertising	—	—	—	—	—	—	—	—	—	—
64005 Referral Fees - Residents	200	—	—	400	—	—	200	600	500	—

Total Marketing and Advertising	1,016	1,626	8,833	1,101	736	3,364	863	3,734	5,464	582

64505 Computers/Peripherals/ Software	—	—	—	—	—	—	—	—	—	—
65005 Gas	70	68	134	186	276	285	128	352	216	234
65010 Auto Service And Repair	474	—	28	138	—	29	—	1,455	—	69
65015 Other Automobile	49	10	—	—	—	159	—	—	282	447
65505 Travel & Lodging	252	643	956	(56)	621	1,570	606	336	374	294
66005 Mileage	—	—	—	—	—	—	—	—	—	—
66505 Meals & Entertainment	23	14	118	197	62	196	24	113	97	80
67005 License and Fingerprints	656	163	221	798	1,239	368	173	168	178	332
68005 Dues and Subscriptions	415	240	403	—	—	476	70	—	—	—
68505 Seminars and Training	35	126	73	—	456	49	1,225	106	137	163
69005 Employee Recruiting	—	4,809	3,001	2,650	4,590	1,673	1,799	3,304	4,210	1,695
69505 Other	—	102	261	59	123	21	10	44	155	183
69605 Discounts Lost	—	—	—	—	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	2,928	3,070	3,007	3,484	3,452	3,005	2,859	3,122	3,228	3,126

Total Misc. Expenses	4,901	9,246	8,202	7,456	10,819	7,831	6,896	9,000	8,876	6,623

Total Operating Expense	132,344	126,019	152,319	130,519	132,172	138,055	146,040	148,255	146,976	138,394

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NOV	DEC	DEC YTD

61515 Contracts - Alarm/Fire	—	—	—
61520 Contracts - HVAC	—	—	—
61525 Contracts - Pest Control	810	160	4,095
61535 Contracts - Other	0	(0)	225

Total Service Contracts	1,851	1,109	15,357

62005 Land Maintenance	3,960	5,568	48,740

Total Land Maintenance	3,960	5,568	48,740

62505 Rental/Lease - Cable	3,509	3,509	42,459
62510 Rental/Lease - Security	—	44	975
62535 Rental/Lease - Equipment	344	487	4,471
62540 Rental/Lease - Auto	2,628	1,997	20,181
62555 Rental/Lease - Other	—	—	216

Total Rental and Leases	6,481	6,037	68,302

63010 Utilities - Electricity	7,864	8,433	132,337
63015 Utilities - Water	3,874	4,122	50,106
63020 Utilities - Gas	946	660	6,597
63025 Utilities - Telephone	946	1,036	15,402
63030 Utilities - Trash	873	955	10,348

Total Utilities	14,503	15,206	214,790

63505 Marketing and Advertising	661	954	14,341
63510 Printed Materials	17	57	505
63515 Special Events	935	(77)	8,354
63520 Yellow Pages	—	—	4,521
63525 Newspaper and Magazine	—	—	244
63530 Advertising	—	—	—
64005 Referral Fees - Residents	600	100	2,600

Total Marketing and Advertising	2,212	1,034	30,565

64505 Computers/Peripherals/ Software	—	—	—
65005 Gas	134	198	2,280
65010 Auto Service And Repair	—	—	2,193
65015 Other Automobile	87	40	1,074
65505 Travel & Lodging	99	619	6,314
66005 Mileage	—	—	—
66505 Meals & Entertainment	70	727	1,722
67005 License and Fingerprints	358	631	5,284
68005 Dues and Subscriptions	—	—	1,604
68505 Seminars and Training	251	50	2,671
69005 Employee Recruiting	3,969	4,591	36,291
69505 Other	—	140	1,099
69605 Discounts Lost	—	—	—
69610 Discounts Taken	—	(14)	(14)
69525 Sales & Use Tax Due	2,988	6,716	40,985

Total Misc. Expenses	7,954	13,699	101,503

Total Operating Expense	141,484	136,972	1,669,549

PIII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	CHANDLER VILLAS
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

Gross Margin	121,848	95,249	76,494	89,547	86,172	66,315	74,604	74,199	81,433	75,244	108,853	83,176	1,033,133

Gross Margin Percent	48%	43%	33%	41%	39%	32%	34%	33%	36%	35%	43%	38%	38%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(1,340)	3,809	3,422	90	1,235	(1,790)	(200)	1,475	5	134	(87)	73	6,826
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	5,525	5,262	5,262	5,262	5,262	5,262	5,262	5,262	5,262	5,262	5,262	5,262	63,402
72405 Insurance- Liability & Hazard	1,013	1,013	1,013	1,727	1,727	1,732	1,732	1,732	1,732	1,732	1,732	1,732	18,617

Total Other Fees	5,198	10,084	9,697	7,079	8,224	5,203	6,793	8,468	6,998	7,127	6,906	7,067	88,845

72505 Accounting	1,226	1,226	1,226	1,226	1,226	417	417	1,519	968	968	968	6,241	17,632
73005 Legal	702	568	164	1,775	584	784	1,590	1,377	4,006	737	348	1,041	13,674
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—	—	—	—	116	116
74015 Professional Fees - Other	—	—	—	—	—	—	—	—	—	—	—	—	—
75005 Property Management Fees	11,360	11,167	12,687	11,003	10,917	10,218	11,032	11,123	11,420	10,682	12,517	11,007	135,134
75105 Partnership Admin Fees	4,522	9,227	(2,646)	2,861	2,875	906	5,277	1,447	1,829	1,255	5,432	1,930	34,915
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	138	138	138	144	138	388	138	(138)	—	—	—	—	1,083
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	17,948	22,327	11,569	17,009	15,740	12,714	18,454	15,328	18,224	13,642	19,266	20,335	202,554

EBITDAR	98,702	62,838	55,228	65,460	62,209	48,397	49,356	50,403	56,211	54,474	82,681	55,774	741,734

EBITDAR Percent	39%	28%	24%	30%	28%	24%	22%	23%	25%	25%	33%	25%	27%
80005 Interest Income	(282)	(283)	(284)	(379)	(316)	(375)	(716)	(391)	(455)	(433)	(432)	(451)	(4,798)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(282)	(283)	(284)	(379)	(316)	(375)	(716)	(391)	(455)	(433)	(432)	(451)	(4,798)

83005 Interest Expense	39,265	39,229	39,193	39,157	39,120	39,084	2,580	39,009	38,972	38,934	38,896	38,857	432,295
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Interest Expense	39,265	39,229	39,193	39,157	39,120	39,084	2,580	39,009	38,972	38,934	38,896	38,857	432,295

EBTDA	59,719	23,892	16,319	26,682	23,405	9,689	47,493	11,785	17,694	15,973	44,217	17,368	314,237

EBTDA Percent	23%	11%	7%	12%	11%	5%	22%	5%	8%	7%	18%	8%	12%
77505 Depreciation	13,133	13,126	13,142	13,150	13,150	12,936	13,300	13,113	13,110	13,136	13,156	14,452	158,901
78005 Amortization	9,392	9,392	8,001	9,216	9,392	9,392	9,392	15,403	11,395	11,395	11,395	11,395	125,161
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	22,525	22,518	21,143	22,366	22,542	22,328	22,692	28,515	24,505	24,531	24,552	25,848	284,063

Net Income (Loss)	37,195	1,374	(4,824)	4,316	863	(12,639)	24,801	(16,730)	(6,812)	(8,558)	19,666	(8,479)	30,174

PIII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Chandler Villas
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	Aug YTD

40005 Revenue-Rental	249,499	250,063	244,887	187,556	319,963	258,258	248,636	250,619	2,009,480
40010 Revenue-Rent Refunds/Proration	—	—	(907)	—	—	(3,497)	(1,286)	—	(5,690)

Total Rental Revenue	249,499	250,063	243,980	187,556	319,963	254,760	247,350	250,619	2,003,790

40110 Revenue-AL Level 1	4,100	4,325	4,875	3,325	5,376	5,024	4,470	6,000	37,495
40115 Revenue-AL Level 2	3,700	3,207	3,700	3,795	3,655	1,875	1,875	1,875	23,682
40120 Revenue-AL Level 3	—	—	—	—	825	2,475	2,475	1,650	7,425

Total AL Services Revenue	7,800	7,532	8,575	7,120	9,856	9,374	8,820	9,525	68,602

40515 Revenue-Other	1,957	2,250	1,988	2,054	2,424	744	1,348	1,502	14,266
40525 Revenue-Processing/App Fees	4,000	6,500	9,000	—	—	—	1,000	3,500	24,000

Total Other Revenue	5,957	8,750	10,988	2,054	2,424	744	2,348	5,002	38,266

40015 Rev-Rent Concessions	—	—	—	(153)	(1,497)	(11,885)	(4,155)	(50)	(17,740)

Total Concessions	—	—	—	(153)	(1,497)	(11,885)	(4,155)	(50)	(17,740)

Total Revenue	263,256	266,345	263,543	196,577	330,745	252,993	254,363	265,096	2,092,918

50005 Payroll Expense-Regular	59,427	56,653	63,468	51,637	80,216	61,067	62,882	66,320	501,669
50405 Payroll Expense-Overtime	2,186	3,467	2,009	2,886	2,960	2,939	2,314	2,269	21,029
51005 Bonuses	(8,574)	15,333	4,907	4,771	5,855	3,307	3,357	4,948	33,904
51505 Vacation, Sick, Holiday	3,401	3,750	5,110	4,903	6,753	5,125	4,615	5,013	38,671
51805 Employee Recognition	—	—	—	—	50	25	—	175	250
52005 Payroll Taxes	6,461	6,044	5,924	5,043	6,992	5,695	5,652	5,530	47,341
52505 401K/401A	254	615	205	255	303	243	235	317	2,429
52805 Group Insurance	3,332	2,930	3,296	3,192	2,691	2,956	510	3,635	22,542
53005 Worker’s Comp Insurance	1,867	1,867	1,902	11,879	1,939	5,075	1,806	3,527	29,861

Total Payroll Expenses	68,354	90,660	86,821	84,565	107,759	86,432	81,373	91,734	697,697

54005 Payroll Service	276	656	278	(8)	391	362	237	305	2,497

Total Purchase Services	276	656	278	(8)	391	362	237	305	2,497

Total Payroll Related	68,631	91,316	87,099	84,558	108,150	86,793	81,609	92,039	700,194

Total Payroll Related % Total Revenue	26%	34%	33%	43%	33%	34%	32%	35%	33%
56505 Food	24,270	26,747	23,606	16,348	23,535	18,464	20,234	23,296	176,499
57005 Housekeeping	721	496	1,125	949	567	1,030	30	651	5,569
57505 Kitchen Supplies	1,790	1,471	1,163	1,359	1,392	1,122	1,085	1,581	10,962
58005 Assisted Living Supplies	42	26	20	—	10	27	5	20	151
59005 Laundry & Linen/Uniforms	—	—	53	(393)	(508)	883	467	(9)	493
59010 Laun/Lin/Unif Kitchen	630	322	149	180	316	451	153	479	2,680
59015 Laund/Lin/Unif Housekeeping	468	297	602	545	501	306	297	414	3,430
59505 Activities-Asst Lving	1,244	1,215	1,537	673	819	2,098	772	1,478	9,836
59510 Banquet Expense	500	500	500	383	617	500	500	500	4,000

Total Variable Expense	29,664	31,074	28,755	20,044	27,249	24,881	23,543	28,410	213,620

60005 Office Supplies	809	1,197	1,239	575	652	908	612	1,036	7,029

61015 Repairs - Electrical	—	541	222	1,058	1,586	2,831	1,112	130	7,479
61020 Repairs - Plumbing	359	551	309	2,813	677	634	1,022	1,252	7,615
61030 Repairs - HVAC	751	—	60	1,404	148	786	1,833	2,042	7,025
61035 Repairs - Gen. Supplies	841	567	2,618	1,413	740	922	587	1,148	8,836
61040 Repairs - Equipment	313	574	119	951	433	288	982	584	4,245
61045 Repairs - Other Interior	1	3,639	(3,264)	1,702	155	300	—	136	2,670
61055 Repairs - Other Exterior	—	—	—	38	—	—	—	—	38
61100 Loss on Early Retirement Asset	—	238	—	1,247	—	—	168	399	2,053

Total Repair & Maintenance	2,266	6,110	64	10,626	3,738	5,760	5,704	5,691	39,959

61505 Contracts - Elevator	557	582	582	446	718	582	582	582	4,633
61510 Contracts - Floor Maint	220	100	135	210	150	590	164	306	1,875
61515 Contracts - Alarm/Fire	—	103	—	—	—	—	—	—	103
61525 Contracts - Pest Control	240	240	240	153	197	160	540	315	2,085
61535 Contracts - Other	440	348	44	36	42	134	46	296	1,386

Total Service Contracts	1,457	1,373	1,001	845	1,107	1,466	1,333	1,500	10,082

62005 Land Maintenance	3,966	3,670	3,734	2,845	4,007	3,976	4,101	4,490	30,789
Total Land Maintenance	3,966	3,670	3,734	2,845	4,007	3,976	4,101	4,490	30,789
62505 Rental/Lease - Cable	3,758	3,669	3,669	2,813	4,525	3,669	3,669	3,669	29,441
62510 Rental/Lease - Security	57	57	57	44	71	57	57	57	459
62525 Rental/Lease - Furniture	—	—	—	—	—	—	147	—	147
62535 Rental/Lease - Equipment	263	339	381	411	639	489	572	537	3,631
62540 Rental/Lease - Auto	1,958	1,958	632	484	779	632	632	632	7,704
62555 Rental/Lease - Other	—	147	294	113	34	—	—	147	736

Total Rental and Leases	6,035	6,170	5,033	3,865	6,048	4,847	5,077	5,042	42,118

63010 Utilities - Electricity	9,888	6,433	8,624	4,373	13,634	7,042	22,782	21,176	93,952
63015 Utilities - Water	3,098	3,171	3,372	2,712	5,311	4,306	5,386	5,089	32,446
63020 Utilities - Gas	1,144	1,099	1,473	705	1,017	341	259	388	6,424
63025 Utilities - Telephone	1,747	1,637	1,696	1,091	1,270	1,418	1,107	1,246	11,210
63030 Utilities - Trash	22	634	596	324	521	422	411	426	3,357

Total Utilities	15,898	12,974	15,759	9,204	21,753	13,530	29,945	28,325	147,388

63505 Marketing and Advertising	291	1,310	2,036	395	319	288	237	91	4,967
63510 Printed Materials	59	61	16	66	3	51	—	65	320
63515 Special Events	21	1,343	25	150	25	62	—	—	1,626
63520 Yellow Pages	134	134	673	(311)	39	134	134	134	1,070
63525 Newspaper and Magazine	1,521	—	—	—	—	—	—	600	2,121
63530 Advertising	3,609	27	—	—	204	—	—	—	3,839
64005 Referral Fees - Residents	1,000	500	500	500	3,500	1,400	—	500	7,900

Total Marketing and Advertising	6,635	3,374	3,249	801	4,089	1,934	371	1,390	21,843

64505 Computers/ Peripherals/ Software	—	—	—	—	—	85	—	—	85
65005 Gas	326	289	297	428	389	762	537	409	3,437
65010 Auto Service And Repair	497	123	52	409	135	1,323	—	638	3,177
65015 Other Automobile	—	264	245	—	396	220	179	333	1,638
65505 Travel & Lodging	564	642	113	—	—	—	16	500	1,835
66505 Meals & Entertainment	120	118	71	18	87	—	26	42	482
67005 License and Fingerprints	590	1,064	949	957	1,550	833	693	530	7,164
68005 Dues and Subscriptions	93	93	93	33	53	108	43	43	560

2

PIII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Chandler Villas
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	Aug YTD

68505 Seminars and Training	—	—	—	—	45	—	—	—	45
69005 Employee Recruiting	—	—	931	—	478	—	443	412	2,264
69505 Other	607	696	124	28	252	124	56	114	1,999
69525 Sales & Use Tax Due	3,719	3,772	3,766	3,678	2,824	3,935	3,655	3,650	28,998

Total Misc. Expenses	6,517	7,060	6,641	5,550	6,208	7,389	5,648	6,672	51,685

Total Operating Expense	141,878	164,319	152,574	138,913	183,002	151,485	157,942	174,595	1,264,707

Gross Margin	121,377	102,026	110,969	57,664	147,743	101,509	96,421	90,501	828,211

Gross Margin Percent	46%	38%	42%	29%	45%	40%	38%	34%	40%
69805 Bad Debt Expense	(500)	—	—	(1,107)	—	446	—	—	(1,162)
72305 Property Taxes	5,932	5,884	7,884	6,406	10,305	6,355	6,120	6,120	55,005
72405 Insurance - Liability & Hazard	8,997	8,885	7,885	6,243	7,973	(1,741)	7,245	7,105	52,590

Total Other Fees	14,429	14,769	15,769	11,542	18,277	5,059	13,365	13,224	106,434

72505 Accounting	2,438	2,438	2,438	3,606	1,676	6,618	3,749	3,997	26,959
73005 Legal	511	380	459	343	1,133	1,907	664	403	5,799
73510 Donations & Contributions	—	—	—	—	857	—	—	—	857
74005 Consulting Fees	—	—	—	1,000	251	130	—	—	1,381
74015 Professional Fees - Other	—	—	—	—	—	—	128	151	278
75005 Property Management Fees	13,163	13,317	13,177	9,829	16,537	12,650	12,718	13,255	104,646
75105 Partnership Admin Fees	3,704	1,701	2,677	(1,414)	4,583	1,738	1,471	658	15,119
75510 Other Penalties/Fin. Fee	—	2	5	25	5	3	9	—	48
75515 Licenses & Fees Legal	—	—	—	—	45	—	—	—	45
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—	800
75525 Collection Fees	—	—	—	221	—	89	—	—	310

Total Professional Fees	19,815	17,838	18,755	14,410	25,087	23,136	18,739	18,463	156,243

EBITDAR	87,133	69,419	76,445	31,712	104,379	73,314	64,317	58,814	565,534

EBITDAR Percent	33%	26%	29%	16%	32%	29%	25%	22%	27%
80005 Interest Income	(84)	(43)	(40)	(45)	(64)	—	(116)	(33)	(425)
80505 Other Non-Operating Income	(17)	—	—	(0)	—	—	—	—	(17)

Total Non-Operating Income/Expense	(101)	(43)	(40)	(45)	(64)	—	(116)	(33)	(442)

83005 Interest Expense	38,542	37,370	38,542	30,226	47,363	40,427	38,310	38,289	309,070
83025 Int Exp MIP	2,752	2,752	2,375	1,821	2,929	2,375	2,375	2,375	19,751

Total Interest Expense	41,294	40,122	40,917	32,046	50,291	42,802	40,684	40,664	328,821

EBTDA	45,940	29,341	35,567	(289)	54,152	30,512	23,749	18,183	237,155

EBTDA Percent	17%	11%	13%	0%	16%	12%	9%	7%	11%
77505 Depreciation	18,794	18,850	19,118	17,025	27,421	22,239	22,374	23,126	168,947
78005 Amortization	677	677	677	519	835	677	677	677	5,418

Total Depreciation & Amortization	19,471	19,527	19,795	17,544	28,256	22,916	23,051	23,804	174,365

Net Income (Loss)	26,469	9,814	15,772	(17,833)	25,896	7,596	698	(5,621)	62,790

Ventura CA     , 2003-2004 - 164-0-111-065, Sheet 1 of 1

PORTION SECTION 27, T.2N., R.21W.

Tax Rate Area
~~07005~~ 07053
07017 07002
07047

164-11

1" = 100'
01
2
02
Bk 158
Bk 157
ROAD
POSAS
LAS
LINE
LAS POSAS
CRESTVIEW AV.
RANCHO
W. LAS POSAS RD.
Tract 1563, M.R. Bk.37, Pg.79
CENTER SEC. 27
111
LAS POSAS SCHOOL
4
9.06Ac.
6
3.05Ac.
112
113
CALLE LA CUMBRE
CALLE LA PALMERA
ROAD
NOTE: ASSESSOR PARCELS SHOWN ON THIS PAGE DO NOT NECESSARILY CONSTITUTE LEGAL LOTS. CHECK WITH COUNTY SURVEYOR'S OFFICE OR PLANNING DIVISION TO VERIFY
CITY OF CAMARILLO
Ventura County Assessor's Map.
Assessor's Block Numbers Shown in Ellipses.
Assessor's Parcel Numbers Shown in Circles.
Assessor's Mineral Numbers Shown in Squares.
DRAWN M.L.T.
REVISED 10-1-2001
REDRAWN
CREATED
INKED P.J.S.
PLOTTED
EFFECTIVE 64-65 ROLL
PREVIOUS Bk.164, Portion Pg.01
Compiled By Ventura County Assessor's Office

Arts & Crafts
Beauty / Barber Shop
Resident Laundry
Library
Elevator
Stairs
Dining Room
Stairs
Elevator
238
236
234
232
230
228
239
237
235
233
231
229
227
226
225
224
222
220
218
217
223
221
219
215
213
211
216
214
212
210
209
201
203
205
207
202
204
206
208

VILLA LAS POSAS

UPPER FLOOR PLAN

stairs
mail room
Resident laundr
Lounge
Citrus Rose Activities
Elevator
Citrus Rose Dining
Stairs
main door
stairs
model

VILLA LAS POSAS

MAIN FLOOR PLAN

EXIT / STAIRS
Theater
Public Bathrooms
Lounge
Elevator
Exit / Stairs
Elevator
31
30
29
28
27
26
25
24
23
22
21
19
17
15
13
12
8
9
10
20
18
16
14
33
34
35
7
6
5
1
2
3
4

VILLA LAS POSAS

LOWER FLOOR PLAN

ADDENDUM E: Comparable Land Sale Data Sheets

Land Sale 1

Property Identification
Location	SWC Knox Rd. & McQueen Rd.

Address	Chandler, AZ 85225
Parcel No or Legal Description	302-38-005A
Document Number	453645

Sale Data
Buyer	Venture Resources Consulting
LLC
Seller	Century Life Church
Sale Date	4/11/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$1,094,445
Zoning	PAD

Physical Data
Land Size
Square Feet	379,408
Acre(s)	8.71
Shape	Irregular
Topography	Level

Indicators
Sale Price/SF	$2.88
Sale Price/Acre	$125,654

Intended Use:	To hold for development of a clusterhome community.

Land Sale 2

Property Identification
Location	SE of Ocotillo & Dobson Rd.
Address	Chandler, AZ 85248
Parcel No or Legal Description	303-90-
25,037,038,040,421,44,46,049
Document Number	841637

Sale Data
Buyer	T.W. Lewis Company
Seller	Taro Properties I LLC
Sate Date	6/27/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$1,040,000
Zoning	PAD

Physical Data
Land Size
Square Feet	147,668
Acre(s)	3.39
Shape	Irregular
Topography	Level

Indicators
Sale Price/SF	$7.04
Sale Price/Acre	$306,765

Intended Use:	Intended use to construct 8 single family homes.

Land Sale 3

Property Identification
Location	SW Germann Rd. & Comanche

Address	Chandler, AZ 85248
Parcel No or Legal Description	303-35-006C
Document Number	755327

Sale Data
Buyer	Magnum Chandler LLC
Seller	Charles Keith
Sale Date	1/1/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$364,800
Zoning	PAD

Physical Data
Land Size
Square Feet	167,445
Acre(s)	3.84
Shape	Regular
Topography	Level

Indicators
Sale Price/SF	$2.18
Sale Price/Acre	$94,901

Intended Use:	Hold for development.

Land Sale 4

Property Identification
Location	NE Germann Rd. & Alma School

Address	Chandler, AZ 85248
Parcel No or Legal Description	303-27-031F
Document Number	847302

Sale Data
Buyer	Mr. Tanner Development and
Construction
Seller	James W. Hill
Sale Date	8/20/02
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$290,000
Zoning	AG-1

Physical Data
Land Size
Square Feet	218,889
Acre(s)	5.03
Shape	Regular
Topography	Level

Indicators
Sale Price/SF	$1.32
Sale Price/Acre	$57,711

Intended Use:	Intended use unknown. Zoning
permits 1 acre minimum lot size.

ADDENDUM F: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666
Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status: Interest:	Recorded Sale Fee Simple
Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000
Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354
Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale: Seniors	97.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000
Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200
Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
  Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status: Interest: Financing: Sale Date:	Recorded Sale Fee Simple Cash To Seller 09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000
Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale: Seniors	100.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000
Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93
Subsidized:	No
Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
  Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 – 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno, NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status: Interest: Financing: Sale Date:	Recorded Sale Fee Simple Cash To Seller 02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261
Cap Rate:	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale: Seniors	60.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000
Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842
Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
  Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 4

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status: Interest: Financing: Sale Date:	Recorded Sale Fee Simple Cash To Seller 01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600
Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900
Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale: Seniors	76.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000
Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601
Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
  Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 5

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328
Year Built:	1997
Quality:	Poor
Condition:	Good
Stories:	2

TRANSACTION INFO

Sale Status: Interest: Financing: Sale Date:	Recorded Sale Fee Simple Cash To Seller 07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000
Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333
Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000
Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06
Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60
Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

Improved Comparable 6

Property Name: Aegis of Napa Property Type: Senior Housing Property Subtype: Assisted Living	2100 Redwood Road Napa, CA 94558 County: Napa Parcels and/or Legal: 007-321-009

IMPROVEMENTS

Class:	A
Est. Gross Building Area:	34,030
Est. Net Building Area:	34,030
Exterior Walls:	Composite siding
Year Built:	1999
Quality:	Good
Condition:	Good
Parking Spaces:	15
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status: Interest: Sale Date:	Recorded Sale Fee Simple 06/01/2001

Sale Price

Reported Price:	$7,200,000
Cash Equivalent:	$7,200,000
Adj. Sale Price:	$7,200,000
$ Per SqFt:	$211.58
$ Per Unit:	$167,442
$ Per Eff Bed:	$150,000
Cap Rate:	10.76%
EGIM:	3.43

OCCUPANCY

Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,100,000
Effective Gross	$2,100,000
Operating Expenses:	$1,325,000	63.10%
Net Operating Income:	$775,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	48,590	1.12
Net Usable Area:	48,590	1.12
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	34
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	9
Total Number of Units:	43
Average Unit Size:	791
No. of Licensed Beds:	48
No. of Effective Beds:	48
Subsidized:	No

VERIFICATION

Grantor: Aegis Assisted Living Properties LLC
Grantee: Francis & Shannon Connelly
Verification Contact:
  Jeff Owen, Aegis Assisted Living

REMARKS

This is a smaller assisted living facility located in Napa. Contains 34 assisted living units and nine dementia units. Unit mix includes 20 studio units with 386 SF, 5 companion suites with 640 SF and 18 one-bedroom units with 640 SF. Facility opened in 9/1999 and achieved stabilized occupancy in 13 months. Aegis will continue to manage the property. Income and expense data based on actuals at time of sale.

ADDENDUM G: Qualifications of the Appraiser

QUALIFICATIONS OF SALLY U. HAFT, MAI

EMPLOYMENT
Cushman & Wakefield – 2002 To Present
Los Angeles, California (Healthcare Valuation Advisory Services – Senior Housing/Healthcare
Industry Group)
Director

PricewaterhouseCoopers LLP – 1999 to 2002
Los Angeles, California (Healthcare & Retirement Valuation, Market Studies, and Feasibility
Reports)
Senior Valuation Consultant

Valuation Counselors – 1991 To 1999
Century City, California (National multi-disciplined appraisal company specializing in the valuation of health care facilities)
Vice President and Manager of the Real Estate Appraisal Department

First Nationwide Bank – 1987 To 1991
Los Angeles, California (National lending institution)
District Appraisal Manager of the Major Commercial Loan Division

Marshall & Stevens, Inc. – 1981 to 1986
Los Angeles, California (National multi-disciplined appraisal company)
Income Property Staff Appraiser

EDUCATION
McMaster University, Ontario, Canada, Bachelor of Social Work/Sociology
Appraisal courses:

Standards of Professional Practice
Ad Valorem Tax Assessment Appeal
Appraising Single Family Residences
Applied Residential Property Valuation
Income Property Appraisals
Appraising Income Property Valuations
Techniques in Capitalization
Market Extractions
Developments in Income Property Valuation
Analyzing Cash Flows
Report Writing

QUALIFICATIONS OF SALLY U. HAFT, MAI

SPECIAL QUALIFICATIONS & AFFILIATIONS
Member Appraisal Institute: MAI Certificate #10267

Certified General Real Estate Appraiser, License 30995 (AZ)
Certified General Real Estate Appraiser, License AG003509 (CA)
Certified General Real Estate Appraiser, License CG01327505 (CO)
Certified General Real Estate Appraiser, License 03532 (NV)
Certified General Real Estate Appraiser, License 523 (WY)

SPECIALIZED EXPERTISE & EXPERIENCE

Ms. Haft is a real estate valuation appraiser with 18 years of experience, specializing in the appraisal of health care facilities for the last ten years. A diversified background has enabled Ms. Haft to serve both public and private sector clients. She has appraised most property interests and property types and has performed appraisal assignments in over 30 states. Ms. Haft’s appraisals have been performed for audit, development, financing, insurance, liquidation, sale/purchase, ad valorem tax, and leasing purposes. Complex property types she has valued include numerous assisted living and congregate care facilities, acute-care and psychiatric hospitals, hotels/motels, medical and commercial office buildings, retail centers, industrial development and unique properties such as the Great Western Forum sports complex and the Santa Anita Race Track.

QUALIFICATIONS OF SALLY U. HAFT, MAI

SENIOR HOUSING/HEALTHCARE VALUATION ASSIGNMENTS

     Senior Housing/Assisted Living Facilities/Alzheimer Facilities

The Regency on Morganton, Southern Pines, NC
Port City Plantation, Wilmington, NC
Sunrise of La Jolla, La Jolla, CA
Alterra Wynwood of Pueblo, Pueblo, CO
Clare Bridge of Oro Valley, AZ
Sunrise of Hermosa Beach, Hermosa Beach, CA
Sunrise of Pacific Palisades, Pacific Palisades, CA
Sunrise of La Palma, La Palma, CA
Sunrise of Huntington Beach, Huntington Beach, CA
Sunrise of Seal Beach, Seal Beach, CA
Sunrise of Studio City, Studio City, CA
Sunrise of Newtown Square, Newtown, PA
Sunrise of Wilmington, Wilmington, DE
Sunrise of Dix Hills, Huntington, NY
Sterling House & Clare Bridge Cottage, Bakersfield, CA
Brighton Gardens of Carlsbad, Carlsbad, CA
Brighton Gardens, San Juan Capistrano, CA
Brighton Gardens of San Dimas, San Dimas, CA
Brighton Gardens of Carmel Valley, Carmel Valley, CA
Orchard Park ALF, Clovis, CA
Alterra Wynwood and Clare Bridge Cottage, Fresno, CA
Plaza at Mill Pond, Park Ridge, NJ
Plaza at the Windrows, Princeton, NJ
The Heritage, Las Cruces, NM
Alterra Clare Bridge at Lake Park, Oceanside, CA
11 Alterra facilities in Michigan/1 Alterra facility in Ohio
Silverado Senior Living, Costa Mesa, CA
Alterra Wynwood and Clare Bridge, Greensboro, NC
Alterra Wynwood and Clare Bridge, Charlotte, NC
Clare Bridge, Mt. Pleasant, SC
Golden Creek Inn, Irvine, CA
Hillcrest Inn, Thousand Oaks, CA
Pomona Vista ALZ, Pomona, CA
Redwood Town Court, Escondido, CA
Windsor Assisted Living, Santa Rosa, CA
Sherwood Place, Odessa, TX
Alhambra Lodge, El Paso, TX
Sheltering Pines, Millbrae, CA
Rosewood Retirement, Bakersfield, CA
Margaret Rose Residential Care, Las Vegas, NV
La Casa Grande, New Porte Richey, FL
River Oaks, Englewood, FL
Golden Creek Inn, Irvine, CA
West Hills Retirement Center, West Hills, CA
Hoyt House, Sweetwater, TX
Potter House, Amarillo, TX
The Hearthstone, Moses Lake, WA
Mathis Ferry Plantation, Mt. Pleasant, SC
Cypress Pointe, Virginia Beach, VA
Alterra Wynwood of Colorado Springs, CO
Clare Bridge of Tempe, Tempe, AZ
Sunrise of Claremont, Claremont, CA
Sterling House & Clare Bridge Cottage, Bakersfield, CA
Alterra Wynwood and Clare Bridge Cottage, Fresno, CA
Chatfield Place, Denver, CO
Sunrise of Sunnyvale, Sunnyvale, CA
Atria San Marcos, San Marcos, CA
Sunrise of Boulder, Boulder, CO
Grandview Terrace, Sun City West, AZ
Brighton Gardens, Colorado Springs, CO
Sunrise of Bonita, San Diego, CA
Garden Villas of Escondido, Escondido, CA
Sabine House, Orange, TX
Lucas House, Beaumont, TX
Wheeler House, Gainesville, TX
Hickory House, Levelland, TX
Conner House, Canyon, TX
Millican House, Bryan, TX
Austin House, Nacogdoches, TX
Country Villa, Los Angeles, CA
Atria San Marcos, San Marcos, CA
Grandview Terrace, Sun City West, AZ
Aegis of Fremont, Fremont, CA
Aegis of Napa, Napa Valley, CA
Evergreen Valley Retirement Center, Spokane, CA
Seashell Communities, Morro Bay, CA
Huntington Terrace, Huntington Beach, CA
Montego Heights Lodge, Walnut Creek, CA
Retirement Inn of Fullerton, Fullerton, CA
Valley View Lodge, Walnut Creek, Ca
Retirement Inn of Daly City, Daly City, CA
Rosewood Court, Fullerton, CA
North Bay Retirement, Fairfield, CA
Oak Knoll, Paradise, CA
Country Villa, Los Angeles, CA
San Joaquin Gardens, Fresno, CA
Country Villa West, Culver City, CA
Stanford Center, Altamonte Springs, Fl
Juniper Meadows, Lewiston, ID
Woodbridge Health Care, Evansville, IN
Mesa Senior Village, Mesa, AZ
Sunrise of Alta Loma, Alta Loma, CA
Brighton Gardens of Lakewood, Lakewood, CO
Polo Ridge, Winston-Salem, NC

QUALIFICATIONS OF SALLY U. HAFT, MAI

Gardens of Kentlands, Kentlands, MD

Skilled Nursing Facilities

Plaza Regency at Mill Pond, Park Ridge, NJ
Plaza Regency at the Windrows, Princeton, NJ
Mercy Retirement & Care Center, Oakland, CA
Our Lady of Fatima Villa, Saratoga, CA
Siena Care Center, Auburn, CA
Westlake Village Healthcare Center, Thousand Oaks, CA
Canoga Care Center, Canoga Park, CA
Harbor Care Center, Torrance, CA
Mountain Shadows, Las Cruces, NM
Rose Convalescent Hospital, Baldwin Park, CA
Glendale Care Center, Glendale, AZ
Grancare, 28 SNF’s, USA
Mission de la Casa, Santa Cruz, CA
Coast Care Convalescent Center, Baldwin Park, CA
7 SNF’s, MA & FL
South Coast Senior Villa, Houston, TX
Port Bay Convalescent. Hospital, Costa Mesa, CA
Country Villa Wilshire, Los Angeles, CA
HCPI - 8 SNF’s, MO
Highland HCC, Highland, IL
Pine Lane HCC, Mountain Home, AK
Huntington Beach Convalescent., Huntington Beach, CA
Paramount Chateau, Paramount, CA
Emmanuel Convalescent Hospital, Bakersfield, CA
Riverside Nursing Home, Oconto, WI
Chilton Health & Rehab, Chilton, WI
Arbor East, Columbus, OH
West Valley Convalescent Hospital, West Hills, CA
Oceanview Convalescent Center, Santa Monica, CA
Lakewood Manor, Hendersonville, NC
Willowbrook Manor, Flint, MI
Frontier Extended Healthcare, Longview, WA
American Health & Rehab. Longview, WA
Silverbrook Manor, Niles, MI
Life Care Center of San Gabriel, San Gabriel, CA
Willow Wood, Salt Lake City, UT
Glenwood Care Center, Oxnard, CA
Citrus Nursing & Rehab. Ctr., Fontana, CA
Nationwide Properties - 23 SNF’s, USA
Franklin Care Center, Detroit, MI
Lincoln Care Center, Detroit, MI
Life Care Center, San Gabriel, CA
Rio Rancho Nursing Ctr., Rio Rancho, NM
Las Palomas Healthcare Center, Albuquerque, NM
Ladera Nursing & Rehab, Albuquerque, NM
Omega HC -32 Nursing Homes, USA
Ogden Care Center, Ogden, UT
Rosewood Terrace, Salt Lake City, UT
Foothill HCC & Rehab., Sylmar, CA
Westlake Convalescent Center., Los Angeles, CA
Glenoaks Convalescent Center., Glendale, CA
San Joaquin CC, Bakersfield, CA
Crestwood Manor, Stockton, CA
Crestwood Manor, Sacramento, CA
Crestwood Rehab Center, Sacramento, CA
West Mesa HCC, Albuquerque, NM
Belen Healthcare Ctr., Belen, NM
Community Care of America, Saratoga, WY
Western Village, Green Bay, WI
Highland Health Care, Green Bay, WI
Glendale Health & Rehab., Sheboygan, WI
Auburn Manor, Washington Ct., OH
Driftwood Healthcare, Hayward, CA
Almaden Health & Rehab, San Jose, CA
Driftwood Healthcare, Santa Cruz, CA
Centralia Convalescent Center, Centralia, WA
Evergreen Manor, Longview, WA
Fay Case, Salt Lake City, UT

Hospitals

Parkview Community Hospital, Riverside, CA
Queen Of Angels Hospital, Los Angeles, CA
Long Beach Doctors Hospital, Long Beach, CA
Malvern Institute, Malvern, PA
NW Institute Psychiatric Hospital, Ft. Washington, PA
Community Psychiatric Hospitals, 24 facilities
Washington Medical Center, Culver City, CA
Good Samaritan Medical Center, Phoenix, AZ
Warrack Medical Center, Santa Rosa, CA
Davis Hospital & MC, Layton, UT
Pioneer Valley Hosp., West Valley, UT
Pacifica Hospital, Huntington Beach, CA
Woodland Memorial Hospital, Woodland, CA
Parkview Regional Hospital, Mexia, TX
North Star Hospital, Anchorage, AK
Fountain Valley Hospital, Fountain Valley, CA
Central Calif. Rehab. Hosp., Modesto, Ca
Oak Crest Hospital, Shawnee, OK

QUALIFICATIONS OF SALLY U. HAFT, MAI

General Hospital, Eureka, CA
St. Luke’s Medical Center, Phoenix, AZ
Temple Hospital, Los Angeles, CA
Central Valley Gen. Hospital, Hanford, CA
Tenet Healthcare - 37 Hospitals, USA
Straub Hospital, Honolulu, HI
Sunrise Hospital & Medical Center, Bullhead City, AZ
Covina Valley Hospital, West Covina, CA
Newhall Community Hospital, Newhall, CA
French Hospital, San Luis Obispo, CA
Bay View Medical Center, San Diego, CA
Queen of Angeles, Los Angles, CA
Pacifica Hospital of Valley, Sun Valley, CA
Willow Crest Hospital, Miami, OK
Southwind Hospital, Oklahoma City, OK
Charter Hospital, Mission Viejo, CA
Lakeside Hospital, Perris, CA
Jo Ellen Smith Medical Center, New Orleans, LA
Hawthorne Hospital, Hawthorne, CA
Halstead Hospital, Halstead, KS
Baldwin Park Hospital, Baldwin Park, CA
Washington Medical Center, Culver City, CA
Pacifica Hospital of Long Beach, Long Beach, CA

Medical Office Buildings

Vista Community Clinic, Vista, CA
Mesquite Medical Office Building, Lake Havasu, AZ
Friendly Hills Medical Building, Los Angeles, CA
Westchester Medical Plaza, Los Angeles, CA

Sharp Mission Park, Vista, CA
St. John’s Medical Plaza, Santa Monica, CA
Wilshire Metro Medical Building, Los Angeles, CA